UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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EQT Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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“During 2014, we were steadfast in reducing unit costs, maintaining our strong balance sheet, and ensuring ample liquidity . . .”

February 20, 2015

Dear Shareholder,

On behalf of the Board of Directors and senior management team of EQT Corporation, I am pleased to invite you to participate in our Annual Shareholders Meeting, which will be held at EQT Plaza, 625 Liberty Avenue, Pittsburgh, PA 15222 on Wednesday, April 15, 2015 at 8:00 a.m. Eastern Time.

This shareholder package describes the key business items to be discussed during the meeting and contains the Notice of Annual Meeting of Shareholders and the Proxy Statement.  Among other matters, the Proxy Statement includes:

•                 A proxy summary that highlights the voting matters we are asking you to consider, along with the supporting details found elsewhere in the Proxy Statement, and the Board’s voting recommendation for each item

•                 A detailed discussion and analysis of EQT’s compensation programs for senior executives, including our philosophy for aligning pay and performance, and the individual components that drive executive compensation decisions

•                 Information regarding the qualifications of our current directors, including for those being nominated

•                 A review of EQT’s corporate governance, and the structure and responsibilities of the Board

Your participation, regardless of how many shares you hold, is very important to EQT.  To ensure each of your shares are represented and voted as you intend, we urge you to carefully read the Proxy Statement and respond as soon as possible with your instructions.  If you are planning to personally attend the annual meeting, we request that you cast your votes now – by telephone, via the Internet, or by completing and signing your paper proxy card, voting direction card, or vote instruction form. Casting your votes now will ensure your votes are properly recorded.

During 2014, we were steadfast in reducing unit costs, maintaining our strong balance sheet, and ensuring ample liquidity – all while continuing to execute our drilling program and infrastructure projects at an optimal pace of development in a safe and environmentally responsible fashion. We continue to be focused on earning the highest possible returns from our investments, which we believe will increase the value of your shares. We look forward to seeing you in Pittsburgh at our annual meeting and thank you for your support as a valued shareholder of EQT.

David L. Porges

Chairman, President and Chief Executive Officer

EQT Corporation   |   625 Liberty Avenue Suite 1700   |   Pittsburgh, PA 15222-3111

625 Liberty Avenue, Suite 1700 Pittsburgh, PA 15222

Notice of Annual Meeting of Shareholders

To Be Held April 15, 2015

The annual meeting of shareholders of EQT Corporation will be held on Wednesday, April 15, 2015, at 8:00 a.m. (Eastern Time) at EQT Plaza, located at 625 Liberty Avenue in Pittsburgh, Pennsylvania.  If you owned common stock of EQT Corporation at the close of business on February 6, 2015, you may vote at this meeting.

At the meeting, we plan to ask you to:

1)                                               Elect the seven directors nominated by the Board of Directors to serve for new one-year terms;

2)                                               Approve a non-binding resolution regarding the compensation of the Company’s named executive officers for 2014 (say-on-pay);

3)                                               Ratify the appointment of Ernst & Young LLP as EQT Corporation’s independent registered public accounting firm for 2015;

4)                                               Vote on a shareholder proposal, if properly presented at the meeting; and

5)                                               Transact such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

Please consider the issues presented in the attached proxy statement, and vote your shares as promptly as possible by following the voting instructions included in the proxy statement.

If you plan to attend the meeting, please follow the advance registration instructions under “Questions and Answers About the Annual Meeting – Who can attend the annual meeting, and how do I obtain an admission ticket?” on page 11 of the proxy statement and watch for an admission ticket in the mail.  You will need an admission ticket to enter the meeting.

On behalf of the Board of Directors

Nicole King Yohe
Corporate Secretary

February 20, 2015

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on April 15, 2015:

This notice and proxy statement and our annual report on Form 10-K for the year ended December 31, 2014 are also available online at http://www.proxyvote.com.

2015 PROXY STATEMENT TABLE OF CONTENTS

EQT CORPORATION

2015 PROXY STATEMENT SUMMARY

This summary highlights information about EQT Corporation (the Company or EQT) and the upcoming 2015 Annual Meeting of Shareholders.  This summary does not contain all the information you should consider in advance of the meeting, and you should read the entire proxy statement carefully before voting.  The proxy statement and annual report on Form 10-K for the year ended December 31, 2014 (or a notice of Internet availability of proxy materials containing instructions on how to access such materials) will be mailed on or about March 2, 2015.

Annual Meeting of Shareholders

• Time and Date:	8:00 a.m. (Eastern Time) on Wednesday, April 15, 2015

• Place:	EQT Plaza
625 Liberty Avenue
Pittsburgh, PA 15222

• Record Date:	February 6, 2015

• Admission:

You are entitled to attend the annual meeting if you were an EQT shareholder as of the close of business on the record date.  If you plan to attend the meeting, you must obtain an admission ticket and abide by the agenda and procedures for the annual meeting (which will be distributed at the meeting).  If your shares are held by a broker, bank or other holder of record in “street name” (including shares held in certain EQT employee benefit plans), you must provide proof of your ownership of the shares as of the record date in order to attend the meeting.  See “Questions and Answers About the Annual Meeting – Who can attend the annual meeting, and how do I obtain an admission ticket?” on page 11 of this proxy statement for additional information and instructions.

Voting Matters and Board Recommendations

	Board Voting Recommendation	Page Reference (for more detail)

Election of seven directors, each for a one-year term expiring at the 2016 annual meeting of shareholders (Item No. 1)	FOR EACH DIRECTOR NOMINEE	13

Management Proposals:

Approval of a non-binding resolution regarding the compensation of EQT’s named executive officers for 2014 (Item No. 2)	FOR	83

Ratification of independent registered public accounting firm for 2015 (Item No. 3)	FOR	85

Shareholder Proposal:

Shareholder proposal regarding proxy access bylaw (Item No. 4)	AGAINST	86

EQT Corporation – 2015 Proxy Statement    1

Board and Board Committees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships	Other Public Company Boards
Vicky A. Bailey	62	2004	• President, Anderson Stratton International, LLC • Vice President, BHMM Energy Services, LLC	X	PPC (Chair), EC	• Cheniere Energy • Cleco
* Philip G. Behrman, Ph.D.	64	2008	• Retired Senior Vice President, Worldwide Exploration, Marathon Oil Corporation	X	AC, PPC	• None
Kenneth M. Burke	65	2012	• Retired Partner, Ernst & Young LLP	X	AC, PPC	• None
* A. Bray Cary, Jr.	66	2008	• President, CEO and Director, West Virginia Media Holdings, LLC	X	CGC, MDCC	• None
* Margaret K. Dorman	51	2012	• Retired Executive Vice President, CFO and Treasurer, Smith International, Inc.	X	AC	• None
George L. Miles, Jr.	73	2000	• Retired President and CEO, WQED Multimedia	X	CGC (Chair), EC	• Harley-Davidson • AIG • HFF
* David L. Porges (Chairman)	57	2002	• Chairman, President and CEO, EQT Corporation • Chairman, President and CEO, EQT Midstream Services, LLC[1]		PPC, EC	• EQT Midstream Partners
* James E. Rohr (Lead Independent Director)	66	1996	• Retired Chairman and CEO, The PNC Financial Services Group, Inc.	X	MDCC, EC (Chair)	• General Electric • Marathon Petroleum • Allegheny Technologies
* David S. Shapira	73	1987	• Executive Chairman, Giant Eagle, Inc. • Retired President and CEO, Giant Eagle, Inc.	X	CGC, PPC	• None
Stephen A. Thorington	59	2010	• Retired Executive Vice President and CFO, Plains Exploration and Production Company	X	AC (Chair), EC	• None
* Lee T. Todd, Jr., Ph.D.	68	2003	• President, Lee Todd Consulting, LLC • Retired President and Professor of Electrical Engineering, University of Kentucky	X	MDCC (Chair), EC	• None

*	Board Nominee		EC	Executive Committee

AC	Audit Committee		MDCC	Management Development and Compensation Committee

CGC	Corporate Governance Committee		PPC	Public Policy and Corporate Responsibility Committee

1         EQT Midstream Services, LLC is the general partner of EQT Midstream Partners, LP (EQM), a publicly-traded master limited partnership.  As of February 1, 2015, EQT held the 2% general partner interest, all incentive distribution rights and a 34.4% limited partner interest in EQM.

Elections:

In 2013, EQT’s Board of Directors and shareholders adopted Restated Articles of Incorporation to provide for the phased-in elimination of EQT’s classified board structure beginning with the election of directors held at EQT’s 2014 annual meeting of shareholders.  At the 2015 annual meeting, each director-nominee will be elected, by a majority of votes cast “for” election, for a one-year term expiring at the 2016 annual meeting.  The declassified board structure will be fully implemented at the 2016 annual meeting.

Attendance:	In 2014, each EQT director attended 75% or more of all meetings of the Board and the Board committees on which the director served. Overall attendance at such meetings was over 99%.

Other Governance Highlights

• 11 directors (10 independent)	• Lead Independent Director
• 7 full Board meetings in 2014	• Majority voting standard for director elections
• Frequent meetings of independent directors in executive session without any EQT officer present (6 in 2014)	• “Double trigger” payout rights under change of control agreements and 2015 long-term incentive awards
• All members of the Audit, Management Development and Compensation, and Corporate Governance Committees are independent	• Significant equity ownership guidelines for executive officers (8X base salary for Chief Executive Officer; 3X base salary for other executive officers)
• Annual review by the Board of EQT’s major risks with certain oversight delegated to Board committees • Frequent engagement by EQT management with major institutional investors	• Compensation recoupment (“claw back”) policy applicable to all current and former executive officers • Hedging and pledging of EQT securities by executive officers and directors is prohibited

EQT Corporation – 2015 Proxy Statement    2

EQT Business Highlights

In 2014, EQT continued to deliver strong operating and financial results, with record volumes in several areas.  The Company’s production sales volume, a key operating metric for the production business segment, increased by 26%, which represented the fifth consecutive year of annual production sales volume growth in excess of 25%.  The Company’s total proved reserves increased by 29%, to 10.7 Tcfe.  EQT’s midstream business continued to capitalize on the growing need for gathering and transmission infrastructure in the Appalachian Basin, reporting a 27% increase in gathered volume and a 57% increase in transmission throughput for 2014 compared to 2013.  With record annual production sales volume, gathered volume and transmission throughput in 2014, the Company realized operating income of $853.4 million, which was 30% higher than 2013.  All of this was accomplished in a safe and environmentally responsible fashion.

In May 2014, EQT sold its Jupiter gathering system to a subsidiary of EQT Midstream Partners, LP (EQM) in exchange for $1.2 billion.  In addition, in June 2014, EQT completed an asset exchange with Range Resources Corporation (Range); EQT received approximately 73,000 net acres and more than 900 wells in the Permian Basin of Texas, and Range received approximately 138,000 net acres, approximately 2,000 wells and EQT’s remaining interest in the supporting gathering system in the Nora Field of Virginia, plus $167.3 million in cash.

For more complete information regarding EQT’s 2014 performance, please review EQT’s annual report on Form 10-K for the year ended December 31, 2014.  The charts below illustrate elements of EQT’s strong operating and financial performance during the five-year period ended December 31, 2014, including total shareholder return, production sales volume and gathering and compression expense per unit:

(1)    Calculated with the reinvestment of quarterly dividends in additional shares of EQT common stock.

(2)              Volumes attributable to natural gas liquids and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.

Executive Compensation Highlights

EQT’s compensation program is designed to reward its named executive officers (determined in accordance with Securities and Exchange Commission (SEC) rules and identified in the table on the following page) when the Company achieves strong financial and operational results, and the Management Development and Compensation Committee of EQT’s Board of Directors (the Committee) believes the 2014 compensation of EQT’s named executive officers is consistent with the Company’s commitment to link pay with performance.  For a discussion of the alignment of the named executive officers’ compensation with EQT performance, see “Pay for Performance Results” and “Compensation Philosophy” under the caption “Compensation Discussion and Analysis” beginning on page 36  of this proxy statement.

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The primary components of EQT’s 2014 compensation program were base salary and annual and long-term performance-based incentive compensation.  As reflected in the table below, the total compensation packages for EQT’s named executive officers are generally weighted in favor of at-risk compensation through annual and long-term performance-based incentive compensation.  For additional information regarding EQT’s compensation philosophy and the elements of EQT’s compensation programs for 2014 and 2015, see the “Compensation Discussion and Analysis” portion of this proxy statement.

The table below sets forth the total direct compensation (which includes base salary and annual and long-term incentives) of Messrs. Porges, Conti, Crawford, Gardner and Schlotterbeck, EQT’s named executive officers for 2014, and the percentage of each named executive officer’s total direct compensation that is performance-based and, therefore, at-risk.  The Committee establishes the total direct compensation for named executive officers each year by establishing base salaries and setting annual and long-term incentive targets.  The amounts for each component of total direct compensation set forth in the table below were calculated in accordance with SEC rules.  Total direct compensation, which is not a substitute for the total compensation as reported in the Summary Compensation Table on page 59 of this proxy statement, omits certain other compensation (e.g., 401(k) contributions and perquisites) that is reflected in the Summary Compensation Table.  For additional information, including information regarding how total compensation is calculated under SEC rules, see the footnotes accompanying the Summary Compensation Table and the “Narrative Disclosure to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table” beginning on page 62 of this proxy statement.

2014 Total Direct Compensation

NAMED EXECUTIVE OFFICER	BASE SALARY ($)	ANNUAL INCENTIVE AWARD ($)	LONG-TERM INCENTIVE AWARDS ($) (1)	TOTAL DIRECT COMPENSATION ($)	% OF TOTAL DIRECT COMPENSATION PERFORMANCE- BASED
David L. Porges Chairman, President and Chief Executive Officer	850,000	2,275,000	5,228,744	8,353,744	90%
Philip P. Conti Senior Vice President and Chief Financial Officer	404,846	840,000	2,312,809	3,557,655	89%
Randall L. Crawford Senior Vice President	448,461	962,500	2,698,184	4,109,145	89%
Lewis B. Gardner General Counsel and Vice President, External Affairs	365,193	460,000	772,977	1,598,170	77%
Steven T. Schlotterbeck Executive Vice President	476,731	1,100,000	2,889,760	4,466,491	89%

(1)             Includes stock options and other long-term performance-based equity compensation.

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Important Dates for 2016 Annual Meeting of Shareholders

•           Shareholder proposals submitted for inclusion in EQT’s 2016 proxy statement under SEC rules must be submitted in writing and received by EQT’s Corporate Secretary on or before November 3, 2015.

•           Under EQT’s bylaws, shareholder proposals to be presented in person at the 2016 annual meeting of shareholders (but not included in the 2016 proxy statement) must be submitted in writing and received by EQT’s Corporate Secretary not earlier than the close of business on December 17, 2015, and not later than the close of business on January 16, 2016.

For additional information, see “Questions and Answers About the Annual Meeting – When are shareholder proposals due?” on page 13 of this proxy statement.

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EQT CORPORATION

625 Liberty Avenue, Suite 1700

Pittsburgh, PA  15222

PROXY STATEMENT

We have elected to furnish our proxy statement and annual report to certain of our shareholders over the Internet pursuant to United States Securities and Exchange Commission (SEC) rules, which allows us to reduce costs associated with the 2015 annual meeting of shareholders.  On or about March 2, 2015, we will mail to certain of our shareholders a notice of Internet availability of proxy materials containing instructions regarding how to access our proxy statement and annual report online (the eProxy Notice).  The eProxy Notice contains instructions regarding how you can elect to receive printed copies of the proxy statement and annual report.  All other shareholders will receive printed copies of the proxy statement and annual report, which will also be mailed to such shareholders on or about March 2, 2015.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

EQT Corporation is soliciting proxies for its 2015 annual meeting of shareholders.  This proxy statement and the accompanying materials contain information about the items you will vote on at the annual meeting and about the voting process.  We sometimes refer to EQT Corporation in this proxy statement as “EQT,” “EQT Corporation,” the “Company,” “we” or “us.”

What items will be voted on at the annual meeting?

Shareholders will vote on the following items if each is properly presented at the annual meeting:

•                                         the election to the Company’s Board of Directors of the seven directors nominated by the Board to serve for new one-year terms (Item No. 1);

•                                         the approval of a non-binding resolution regarding the compensation of the Company’s named executive officers for 2014 (Item No. 2);

•                                         the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015 (Item No. 3);

•                                         a shareholder proposal regarding a proxy access bylaw (Item No. 4); and

•                                         such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

What are the Board’s voting recommendations on each item?

Your Board of Directors recommends that you vote FOR Item Nos. 1 through 3.  Your Board of Directors recommends that you vote AGAINST Item No. 4.

How do I contact EQT’s Corporate Secretary?

You may contact the Company’s Corporate Secretary by sending correspondence to:  625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222, Attn: Corporate Secretary.

Who is entitled to vote, and how many votes do I have?

You may vote if you held common stock of EQT Corporation at the close of business on February 6, 2015.  For each item presented for vote, you have one vote for each share you own.

EQT Corporation – 2015 Proxy Statement    6

What if I received an eProxy Notice of Internet Availability of Proxy Materials?

The SEC permits us to electronically distribute proxy materials to shareholders.  We have elected to provide access to our proxy materials and annual report to certain of our shareholders on the Internet instead of mailing the full set of printed proxy materials.  On or about March 2, 2015, we will mail to certain of our shareholders an eProxy Notice containing instructions regarding how to access our proxy statement and annual report and how to vote online.  If you received an eProxy Notice by mail, you will not receive printed copies of the proxy materials and annual report in the mail unless you request them.  Instead, the eProxy Notice instructs you how to access and review all of the important information contained in the proxy statement and annual report.  The eProxy Notice also instructs you how you may submit your proxy over the Internet.  If you received an eProxy Notice by mail and would like to receive a printed copy of our proxy materials and annual report, you should follow the instructions for requesting such materials included in the eProxy Notice.

What is the difference between holding shares as a shareholder of record or as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “shareholder of record” of those shares.  The notice of annual meeting, proxy statement and accompanying materials have been sent directly to you by Computershare.

If your shares are held in a stock brokerage account or by a bank or other holder of record (including shares held through employee benefit and/or compensation plans), you are considered the “beneficial owner” of shares held in “street name.”  The eProxy Notice or notice of annual meeting, proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record that is considered the “shareholder of record” of those shares.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record in voting your shares by using the voting direction card or vote instruction form included in the mailing or by following the instructions from the holder of record for voting by telephone or on the Internet.  If your shares are held through the Employee Savings Plan, the 2009 Long-Term Incentive Plan (the 2009 LTIP) or the 2014 Long-Term Incentive Plan (the 2014 LTIP), see “How do I vote shares held through the Employee Savings Plan?” and “How do I vote restricted shares held through the 2009 LTIP or the 2014 LTIP?” below for instructions regarding how to vote your shares and the right of the holders of record to vote your shares on matters for which they have not received voting instructions.

How do I vote if I am a shareholder of record?

If you are a shareholder of record, you may vote your shares:

•                              in person by attending the annual meeting;

•                              by completing the proxy card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                              by following the instructions at the Internet site http://www.investorvote.com/EQT; or

•                              by following the instructions for telephone voting after calling 1-800-652-VOTE (8683).

If the name on the accounts is the same, the shares on your proxy card may represent:  (i) shares for which you have a certificate; (ii) shares that you hold in book-entry form; and (iii) shares that you have in a dividend reinvestment account of the 2009 Dividend Reinvestment and Stock Purchase Plan.

If you vote by proxy, your shares will be voted as indicated in your properly completed unrevoked proxy.  If you return your proxy card but do not indicate how your shares should be voted on an item, the shares represented by your properly completed unrevoked proxy card will be voted as recommended by the

EQT Corporation – 2015 Proxy Statement    7

Board of Directors.  If you do not return a proxy card or do not vote in person, by telephone or on the Internet, your shares will not be voted.

In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the proxy card.  Even if you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

See “What if I received an eProxy Notice of Internet Availability of Proxy Materials?” above if you received an eProxy Notice.

How do I vote if I am a beneficial holder of shares held in “street name”?

If your shares are held by a broker, bank or other holder of record in “street name” (including shares purchased through the 2008 Employee Stock Purchase Plan and its predecessor), you should receive (i) an eProxy Notice or (ii) a vote instruction form together with copies of the proxy statement and annual report.

If you receive a vote instruction form, your broker, bank or other holder of record (or designee thereof) will vote your shares in accordance with the instructions on your returned vote instruction form.  You may instruct the holder of record to vote your shares:

•                             by completing the vote instruction form as outlined in the instructions on the form and mailing the form in the prepaid envelope provided;

•                             by following the instructions at the Internet site http://www.proxyvote.com; or

•                             by following the instructions for telephone voting after calling 1-800-454-8683.

See “Is my vote important and how are the votes counted?” below for the right of brokers, banks and other holders of record to vote on routine matters for which they have not received voting instructions.

Please review your vote instruction form for the date by which your instructions must be received in order for your shares to be voted.  You may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot.  In the case of Internet or telephone voting, you should have your vote instruction form in hand and retain the form until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the vote instruction form.

See “What if I received an eProxy Notice of Internet Availability of Proxy Materials?” above if you received an eProxy Notice.

How do I vote shares held through the Employee Savings Plan?

If you hold shares through the Employee Savings Plan, you will receive a separate voting direction card, proxy statement and annual report.  The trustee of the Employee Savings Plan will vote your shares in accordance with the instructions on your returned direction card.  You may instruct the trustee to vote your shares:

•                              by completing the direction card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                             by following the instructions at the Internet site http://www.investorvote.com/EQT; or

•                             by following the instructions for telephone voting after calling 1-800-652-VOTE (8683).

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If you do not return a direction card or if you return a direction card with no instructions, the trustee will vote your shares in proportion to the way other plan participants voted their shares.  Please note that the direction cards have an earlier return date and different mailing instructions than the proxy cards.  Please review your direction card for the date by which your instructions must be received in order for your shares to be voted.

In the case of Internet or telephone voting, you should have your direction card in hand and retain the card until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the direction card.

How do I vote restricted shares held through the 2009 LTIP or the 2014 LTIP?

Employees holding restricted shares through the 2009 LTIP or the 2014 LTIP will receive a separate voting direction card, proxy statement and annual report.  The administrator of the 2009 LTIP and the 2014 LTIP (or its designee) will vote your restricted shares in accordance with the instructions on your returned direction card.  You may instruct the administrator to vote your shares:

•                              by completing the direction card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                             by following the instructions at the Internet site http://www.investorvote.com/EQT; or

•                             by following the instructions for telephone voting after calling 1-800-652-VOTE (8683).

If you return a direction card with no instructions, the administrator or its designee will vote your shares as recommended by the Board of Directors.  If you do not return a direction card, your shares will not be voted.  Please note that the direction cards have an earlier return date and different mailing instructions than the proxy cards.  Please review your direction card for the date by which your instructions must be received in order for your shares to be voted.

In the case of Internet or telephone voting, you should have your direction card in hand and retain the card until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the direction card.

May I change my vote?

If you are a shareholder of record, you may revoke your proxy before the time of voting at the meeting by:

•                             voting again by submitting a revised proxy card or voting by Internet or telephone, as applicable, on a date later than the prior proxy;

•                             voting in person at the meeting; or

•                             notifying the Company’s Corporate Secretary in writing that you are revoking your proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.  Except in the case of shares held through the Employee Savings Plan, the 2009 LTIP or the 2014 LTIP, you may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record.

What if I receive more than one proxy card and/or vote instruction form?

If you receive more than one proxy card as a shareholder of record, you have shares registered differently in more than one account.  We encourage you to have all accounts registered in the same name and

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address whenever possible.  You can do this by contacting our transfer agent, Computershare, at P.O. Box 30170, College Station, Texas 77842-3170, at its toll free number (1-800-589-9026) or on its website at http://www.computershare.com/investor.  If you receive more than one vote instruction form, please contact the broker, bank or other holder of record holding your shares to determine whether you can consolidate your accounts.

What is householding?

We have adopted a procedure approved by the SEC called “householding,” which reduces our printing costs and postage fees.  Under this procedure, shareholders of record who have the same address and last name may receive only one copy of our proxy statement and annual report (or one eProxy Notice, if applicable) unless one or more of these shareholders notify us that they wish to continue receiving individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.

If a shareholder of record residing at a household to which we sent only one copy of our proxy statement and annual report (or one eProxy notice, if applicable) wishes to receive separate documents in the future, he or she may discontinue householding by contacting our transfer agent, Computershare, at P.O. Box 30170, College Station, Texas 77842-3170, at its toll free number (1-800-589-9026) or on its website at http://www.computershare.com/investor.  If you are an eligible shareholder of record receiving multiple copies of our proxy statement and annual report, you can request householding by contacting the Company’s Corporate Secretary.  See “How do I contact EQT’s Corporate Secretary?” above.  If you own your shares through a broker, bank or other holder of record, you can request householding by contacting the applicable holder of record.

If a shareholder of record residing at a household to which we sent only one copy of our proxy statement and annual report wishes to receive an additional copy for this meeting, he or she may contact the Company’s Corporate Secretary.  The Company will promptly deliver, upon written or oral request, a separate proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank or other holder of record, you have the right to direct your broker, bank or other holder of record in voting your shares.   If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other holder of record does not have discretionary authority to vote.  This is called a “broker non-vote.”  In these cases, the broker, bank or other holder of record can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under New York Stock Exchange (NYSE) rules.

Is my vote important and how are the votes counted?

Your vote is very important.  Each share of EQT stock that you own as of February 6, 2015, the record date for the annual meeting, represents one vote.  If you do not vote your shares, you will not have a say in the important issues to be voted on at the meeting.  Many of our shareholders do not vote, so the shareholders who do vote influence the outcome of the proposals in greater proportion than their percentage ownership of the Company.

At the close of business on the record date for the meeting, EQT Corporation had 151,891,704 shares of common stock outstanding.  The following are the voting requirements to elect the seven nominees to the Board and approve the other proposals presented in this proxy statement and the discretionary authority of brokers, banks or other holders of record with respect to each proposal:

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PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
Election of Directors (Item No. 1)

Majority of votes cast.  If a nominee receives a greater number of votes “against” than votes “for” election, the Board will consider whether to accept the nominee’s previously submitted conditional resignation.

No
Approval of a non-binding resolution regarding the compensation of the Company’s named executive officers for 2014 (Item No. 2)	Majority of votes cast.	No
Ratification of Ernst & Young LLP (Item No. 3)	Majority of votes cast.	Yes
Shareholder proposal regarding proxy access bylaw (Item No. 4)	Majority of votes cast.	No

For purposes of the approval of Item Nos. 1 through 4, abstentions, broker non-votes and the failure to vote are not votes cast and, accordingly, have no effect on the outcome of such proposals.

What constitutes a “quorum” for the meeting?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum.  A quorum is necessary to conduct business at the annual meeting.  You are part of the quorum if you have returned a proxy.  Abstentions and broker non-votes also are counted in determining whether a quorum is present.

How will my shares be voted on other matters not included in this proxy statement that may be presented to the annual meeting?

Since no shareholder has indicated an intention to present any matter not included in this proxy statement to the annual meeting in accordance with the advance notice provision in the Company’s bylaws, the Board is not aware of any other proposals for the meeting.  If another proposal is properly presented, the persons named as proxies will vote your returned proxy in their discretion.

Who can attend the annual meeting, and how do I obtain an admission ticket?

You may attend the annual meeting if you were a shareholder on February 6, 2015.  Seating is limited and will be offered on a “first come, first served” basis.  If you plan to attend the meeting, you will need an admission ticket, which you can obtain by checking the appropriate box on your proxy card, direction card or vote instruction form or by writing to the Company’s Corporate Secretary.  See “How do I contact EQT’s Corporate Secretary?” above.  If a broker, bank or other holder of record holds your shares, you must include proof of your ownership of EQT stock as of February 6, 2015, such as a copy of your brokerage account statement or an omnibus proxy, which you can obtain from your broker, bank or other holder of record, and we will send you an admission ticket.

Shareholders must present a form of photo identification, such as a driver’s license, in order to be admitted to the annual meeting.  No cameras, computers, recording equipment, other similar electronic devices, signs, placards, briefcases, backpacks, large bags or packages will be permitted in the annual

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meeting.  All bags or packages permitted in the meeting room will be subject to inspection.  The use of mobile phones, tablets, laptops and similar electronic devices during the annual meeting is prohibited, and such devices must be turned off and put away before entering the meeting room.  By attending the annual meeting, shareholders agree to abide by the agenda and procedures for the annual meeting, copies of which will be distributed to attendees at the meeting.

What happens if the meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting.  You will still be able to change or revoke your proxy until it is voted.  See “May I change my vote?” above.

Who pays for the solicitation of proxies?

We do.  We are soliciting proxies primarily by use of the mails.  However, we may also solicit proxies in person, by telephone, by facsimile, by courier or by electronic means.  To the extent that our directors, officers or other employees participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation.  D.F. King & Co., Inc. assists us with the solicitation for a fee of $7,500 plus reasonable out-of-pocket expenses.  We also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.

May I nominate someone to be a director of EQT?

Shareholders may either nominate individuals to serve as directors at the annual meeting or recommend individuals as possible director-nominees to the Corporate Governance Committee of the Board of Directors to consider in its normal course.

If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of EQT Corporation.  To do this, you must send advance written notice to the Company’s Corporate Secretary.  See “How do I contact EQT’s Corporate Secretary?” above.  According to our bylaws, we must receive notice of nominations for the 2016 annual meeting not earlier than the close of business on December 17, 2015 (i.e., the 120th day prior to April 15, 2016, the one-year anniversary of this year’s annual meeting), and not later than the close of business on January 16, 2016 (i.e., the 90th day prior to April 15, 2016).

In addition, the Board’s Corporate Governance Committee will consider candidates recommended by the Company’s shareholders.  If the Corporate Governance Committee determines to nominate as a director an individual recommended by a shareholder, then the recommended individual will be included on the Company’s slate for the next annual proxy statement.  Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to the Company’s Corporate Secretary.  The Corporate Secretary must receive any recommendations as far in advance of the annual meeting of shareholders as possible in order to provide sufficient time for the Committee to consider the recommendation.

Any notice or recommendation provided by the nominating shareholder must include an original irrevocable conditional resignation signed by each proposed nominee, as well as certain information about the person or persons nominated and the nominating shareholder (see “Director Nominations” under the caption “Corporate Governance and Board Matters” below for details).  For additional information, contact the Corporate Secretary.

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When are shareholder proposals due?

Under SEC rules, eligible shareholders may submit proposals for inclusion in the proxy statement for our 2016 annual meeting.  Shareholder proposals must be submitted in writing and must be received by the Company’s Corporate Secretary on or before November 3, 2015 for them to be considered for inclusion in the 2016 proxy statement.   See “How do I contact EQT’s Corporate Secretary?” above.

Under our bylaws, you may present proposals in person at the 2016 annual meeting, in addition to proposals that will be included in our proxy statement, if you are a shareholder entitled to vote and comply with the following procedures.  The Corporate Secretary must receive such proposals to be presented not earlier than the close of business on December 17, 2015 (i.e., the 120th day prior to April 15, 2016, the one-year anniversary of this year’s annual meeting), and not later than the close of business on January 16, 2016 (i.e., the 90th day prior to April 15, 2016).  Proposals received outside that time period, including any proposal nominating a person as a director, may not be presented at the 2016 annual meeting.  All proposals must be accompanied by the information required by Section 1.09 of our bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary).

ITEM NO. 1 – ELECTION OF DIRECTORS

(Item No. 1 on the proxy card)

The Board of Directors, consisting of eleven members as of the filing date of this proxy statement, is currently divided into three classes.  Prior to the Company’s 2014 annual meeting, each of the classes was elected to serve three-year terms which were staggered such that the classes were as equal in number as possible depending on the total number of directors at any time.  At the 2013 annual meeting, upon the recommendation of and approval by the Board of Directors, our shareholders approved a restatement of our Restated Articles of Incorporation to phase out the classification of the Board.  Each director elected after the 2013 annual meeting, whether to succeed a director whose term of office has expired or to fill any vacancy, has been, and will be, elected for a one-year term expiring at the next annual meeting.  Directors elected at the 2013 annual meeting will serve the remainder of their respective terms before standing for re-election at the 2016 annual meeting.  Accordingly, our declassified board structure will be fully implemented at the 2016 annual meeting.  Each director’s term expires upon the earlier of the end of his or her term or the annual meeting following such director’s seventy-fourth birthday.   Notwithstanding the expiration date of his or her term, each director holds office until his or her successor is elected and qualified.

The terms of seven directors expire at the 2015 annual meeting.  Each of the seven directors, Ms. Margaret K. Dorman, Messrs. A. Bray Cary, Jr., David L. Porges, James E. Rohr and David S. Shapira, and Drs. Philip G. Behrman and Lee T. Todd, Jr., have been nominated to serve for a term of one year to expire at the 2016 annual meeting.  The persons named as proxies will vote for the nominees named, unless you vote against, or abstain from voting for or against, one or more of them.  The seven nominees for election have agreed to serve if elected, and the Board has no reason to believe that such nominees will be unavailable to serve.  In the event that any of the nominees is unable or declines to serve as a director at the time of the annual meeting, then the persons named as proxies intend to vote for substitute nominees proposed by the Board, unless the Board decides to reduce the number of directors.  Each nominee must be elected by a majority of the votes cast “for” election, and votes may not be cumulated.

In addition, under our bylaws, each nominee has submitted an irrevocable conditional resignation to be effective if the nominee receives a greater number of votes “against” than votes “for” his or her election in an uncontested election.  If this occurs, the Board will decide whether to accept the tendered resignation not later than 90 days after certification of the election.  The Board’s determination shall be made without the participation of any nominee whose resignation is under consideration with respect to

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the election.  The Board’s explanation of its decision will be promptly disclosed on a Form 8-K furnished to the SEC.

The Board of Directors recommends a vote FOR each nominee for the Board of Directors.

Nominees to Serve for a One-Year Term Expiring in 2016

Philip G. Behrman, Ph.D.	Age 64	Director since July 2008

Retired Senior Vice President, Worldwide Exploration, Marathon Oil Corporation (integrated energy company), October 2000 through July 2008.

Member of the Audit Committee and the Public Policy and Corporate Responsibility Committee.

Qualifications.  Dr. Behrman brings extensive business, senior management and technical industry experience to the Board, having served in various senior management and technical positions with numerous major energy companies throughout his career.  In particular, Dr. Behrman has substantial expertise in energy exploration and production business operations, making him uniquely positioned to provide valuable perspectives with respect to the operations of the Company’s production business.

A. Bray Cary, Jr.	Age 66	Director since July 2008

President, Chief Executive Officer and Director, West Virginia Media Holdings, LLC (television and print media company), since October 2001.

Member of the Corporate Governance Committee and the Management Development and Compensation Committee.

Qualifications.  Mr. Cary has extensive public affairs, media relations and senior management experience, having founded and led various media and marketing businesses throughout his career.  Mr. Cary utilizes his broad business experience to provide valuable insights with respect to general business and management issues facing the Company.  Most importantly, Mr. Cary is uniquely positioned to provide leadership to the Board in public affairs and media relations.

Margaret K. Dorman	Age 51	Director since January 2012

Retired Executive Vice President, Chief Financial Officer and Treasurer, Smith International, Inc. (supplier of oil and gas products and services), August 2008 through October 2009.

Member of the Audit Committee.

Qualifications.  Ms. Dorman brings to the Company a wealth of financial expertise and experience in the natural gas industry, having served in

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numerous financial positions with Smith International, Inc. (now part of Schlumberger Limited), including as the chief financial officer for more than a decade, during a period of expansive growth.  Prior to her time at Smith International, Inc., Ms. Dorman worked as an auditor, ultimately progressing to the role of senior audit manager.  In addition to her financial controls experience, she has extensive experience building banking relationships, structuring debt financings, integrating acquisitions and as the lead investor relations executive, dealing with significant shareholder matters.  Ms. Dorman also has prior board and audit committee experience, having served as a director of Hanover Compressor Company (full service natural gas compression business) (now part of Exterran Holdings, Inc.) from 2004 to 2007, including as a member (and ultimately chair) of its audit committee.

David L. Porges	Age 57	Director since May 2002

Chairman, President and Chief Executive Officer, EQT Corporation, since May 2011; President, Chief Executive Officer and Director, EQT Corporation, April 2010 through May 2011; President, Chief Operating Officer and Director, EQT Corporation, February 2007 through April 2010.  Mr. Porges is also Chairman, President and Chief Executive Officer of EQT Midstream Services, LLC, the general partner of EQT Midstream Partners, LP (EQM), a publicly-traded master limited partnership, since January 2012. As of February 1, 2015, EQT held the 2% general partner interest, all incentive distribution rights and a 34.4% limited partner interest in EQM.

Member of the Public Policy and Corporate Responsibility Committee and the Executive Committee.

Qualifications.  Mr. Porges brings extensive business, leadership, management and financial experience, and tremendous knowledge of the Company’s operations, culture and industry, to the Board.  Mr. Porges has served in a number of senior management positions with the Company since joining the Company as Senior Vice President and Chief Financial Officer in 1998. He has also served as a member of the Company’s Board since May 2002.  Prior to joining the Company, Mr. Porges held various senior positions within the investment banking industry and also held several managerial positions with Exxon Corporation (now Exxon Mobil Corporation, an international oil and gas company).  Mr. Porges served on the board of directors of Westport Resources Corp. (oil and natural gas production company) (now part of Anadarko Petroleum Corporation) from April 2000 through 2004.  Mr. Porges’ strong financial and industry experience, along with his understanding of the Company’s business operations and culture, enable Mr. Porges to provide unique and valuable perspectives on most issues facing the Company.  Moreover, Mr. Porges’ service on the Board creates a vital link between management and the Board and provides the Company with decisive and effective leadership.

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James E. Rohr	Age 66	Director since May 1996

Retired Executive Chairman, The PNC Financial Services Group, Inc. (PNC) (financial services), April 2013 through April 2014; and Chairman and Chief Executive Officer, PNC, May 2001 through April 2013.  Mr. Rohr is a director of General Electric Company (a multinational industrial, energy and technology conglomerate), since September 2013; Marathon Petroleum Corporation (a petroleum product refiner, marketer and transporter), since July 2013; and Allegheny Technologies, Inc. (specialty metal producer), since 1996.  Mr. Rohr  was a director of PNC, from 1990 through April 2014; and BlackRock, Inc. (provider of investment, advisory and risk management solutions), from 1999 through May 2014.

Lead Independent Director, Chair of the Executive Committee and member of the Management Development and Compensation Committee.

Qualifications.  Mr. Rohr’s past experience as Chairman and Chief Executive Officer of one of the country’s largest financial services companies provides him with valuable business, leadership and management experience, with particular emphasis on capital markets and corporate finance transactions. Mr. Rohr’s experience enables him to provide cutting edge insights into the capital markets and corporate finance issues facing the Company.  Mr. Rohr is also able to draw on his past experience as the chief executive officer of a major public company, along with his service as a director of a number of other public companies.

David S. Shapira	Age 73	Director since May 1987

Executive Chairman, Giant Eagle, Inc. (retail grocery store chain), since January 2012.  Mr. Shapira was Chairman, Chief Executive Officer and President of Giant Eagle, Inc. from July 2005 through January 2012.

Member of the Corporate Governance Committee and the Public Policy and Corporate Responsibility Committee.

Qualifications.  Mr. Shapira’s past service as Chief Executive Officer of a major private company provides extensive senior management, leadership and financial experience, including expertise leading a large organization with multistate operations.  Mr. Shapira also has an in-depth knowledge of the Company’s business operations, culture and industry, having served as a director since 1987.  Finally, Mr. Shapira’s current and prior service on the boards of public companies, such as Mellon Financial Corporation (financial services) (now part of The Bank of New York Mellon), and large not-for-profit organizations, such as Carnegie Mellon University, enables him to bring to the Board extensive board experience and knowledge from alternative perspectives.

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Lee T. Todd, Jr., Ph.D.	Age 68	Director since November 2003

President, Lee Todd Consulting, LLC (technology consulting services), since October 2014.  Dr. Todd was Professor of Electrical Engineering at the University of Kentucky (major public research university), from July 2011 through September 2014, and President of the University of Kentucky, from July 2001 through June 2011.

Chair of the Management Development and Compensation Committee and member of the Executive Committee.

Qualifications.  Dr. Todd’s past service as President of the University of Kentucky provides valuable leadership and management experience, including experience leading a large organization.  Prior to joining the University of Kentucky, Dr. Todd developed a strong reputation as an innovator of cutting edge technology, having founded and led numerous successful technology companies.  Dr. Todd also has experience serving on boards of a variety of public companies, private companies and foundations.  These strong leadership and business experiences, along with Dr. Todd’s appreciation for the importance of innovation, enable him to offer a unique perspective with respect to business and technology issues facing the Company.

Additional Directors Whose Terms Expire in 2016

Vicky A. Bailey	Age 62	Director since June 2004

President, Anderson Stratton International, LLC (strategic consulting and government relations), since November 2005, and Vice President, BHMM Energy Services, LLC (utility and facilities management services), since January 2006.  Ms. Bailey is a director of Cheniere Energy, Inc. (energy company primarily engaged in liquefied natural gas related businesses), since March 2006; and Cleco Corporation (energy services company with regulated utility and wholesale energy businesses), since June 2013.

Chair of the Public Policy and Corporate Responsibility Committee and member of the Executive Committee.

Qualifications.  Ms. Bailey has substantial regulatory and senior management experience in the Company’s industry, having previously served as a commissioner of the Federal Energy Regulatory Commission, President of PSI Energy, Inc. (a regulated utility) and commissioner of the Indiana Utility Regulatory Commission.  These experiences enable her to provide valuable insights into issues facing the Company’s regulated transmission business, particularly with respect to interacting with regulatory agencies.  In addition, Ms. Bailey provides leadership to the Board with respect to energy policy issues, owing to her previous experience as Assistant Secretary for the Office of Policy and International Affairs at the Department of Energy.  Ms. Bailey also draws upon public company board experience in supporting the Company’s strategic efforts.

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Kenneth M. Burke	Age 65	Director since January 2012

Retired Partner, Ernst & Young LLP (EY) (Big Four accounting firm), October 1982 through June 2004.  Mr. Burke was a director of Trico Marine Services, Inc. (provider of subsea trenching and marine support vessels and services), from March 2005 through August 2011; and Pride International, Inc. (offshore drilling contractor) (now part of Ensco Plc), from December 2006 through May 2011.

Member of the Audit Committee and the Public Policy and Corporate Responsibility Committee.

Qualifications.  Mr. Burke brings over three decades of experience focused on the energy industry, primarily oil and gas.  Mr. Burke retired from EY in 2004, where he held a number of leadership positions, including National Energy Industry Director and Partner-in-Charge of the Houston Energy Services Group.  He also co-authored the book “Oil and Gas Limited Partnerships:  Accounting, Reporting and Taxation.”  During his years at EY, Mr. Burke served as audit partner for numerous companies in the oil and gas industry.  Mr. Burke also has substantial experience as a director of both public and private companies (including energy companies), where he has served on and chaired a number of committees.

George L. Miles, Jr.	Age 73	Director since July 2000

Retired President and Chief Executive Officer, WQED Multimedia (multimedia company), September 1994 through October 2010.  Mr. Miles is a director of Harley-Davidson, Inc. (manufacturer of motorcycles), since August 2002; American International Group, Inc. (international insurance organization), since April 2005; and HFF, Inc. (provider of commercial real estate and capital markets services to the U.S. commercial real estate industry), since January 2007.  Mr. Miles was a director of WESCO International, Inc. (distributor of electrical construction products supplies), from April 2000 through May 2014.

Chair of the Corporate Governance Committee and member of the Executive Committee.

Qualifications.  Mr. Miles has significant senior management, leadership and financial experience, having served as President and Chief Executive Officer of a multimedia company for more than fifteen years.  Prior to that, Mr. Miles gained valuable financial experience through his work as an auditor.  Mr. Miles also has substantial public company board experience, having served as a member of the board of directors of a number of public companies throughout his career.  These diverse experiences enable Mr. Miles to bring unique perspectives to the Board, particularly with respect to business management and corporate governance issues.

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Stephen A. Thorington	Age 59	Director since September 2010

Retired Executive Vice President and Chief Financial Officer, Plains Exploration & Production Company (energy company engaged in the upstream oil and gas business) (now part of Freeport-McMoRan Inc.), September 2002 through April 2006.  Mr. Thorington was a director of KMG Chemicals, Inc. (diversified chemical company), from May 2007 through December 2014, at which time he retired from the board at the conclusion of his then-current term.  Mr. Thorington also was a director of QRE GP, LLC, the general partner of QR Energy, LP (oil and natural gas production master limited partnership), from January 2011 through the acquisition of QR Energy, LP by Breitburn Energy Partners LP during November 2014.

Chair of the Audit Committee and member of the Executive Committee.

Qualifications.  Mr. Thorington has significant experience in energy company management, finance and corporate development, as well as natural gas exploration and production.  Mr. Thorington has served in a number of senior management positions with energy industry companies and, earlier in his career, held various senior positions within the investment banking industry.  Finally, Mr. Thorington has extensive experience on other public company boards, including recent service as a member of audit, compensation, conflicts and nominating and corporate governance committees.  Mr. Thorington is able to draw upon these diverse experiences to provide guidance with respect to accounting matters, financial markets and financing transactions, exploration and production operations and investor relations.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Meetings and Committees

In 2014, the Board of Directors held six regular meetings and one special meeting.  The independent directors met six times in executive session without any officer of the Company present.  In 2014, each director attended 75% or more of the total number of meetings of the Board and the Committees on which the director served, and overall attendance at such meetings was over 99%.  The Company encourages its directors to attend the annual meeting of the shareholders, and it has been their practice to do so.  Except for James E. Rohr, all directors attended the 2014 annual meeting.

The Board has five standing Committees:  Audit, Management Development and Compensation, Corporate Governance, Public Policy and Corporate Responsibility and Executive.  The Board may from time to time form new Committees, disband an existing Committee and delegate additional responsibilities to a Committee.  The responsibilities of the Committees are set forth in written charters, which are reviewed periodically by the Committees and, where appropriate, the Corporate Governance Committee and the Board.  All of the charters are available on the Company’s website at www.eqt.com by clicking on the “Investors” link on the main page and then on the “Corporate Governance” link followed by the “Charters and Documents” link.  Additional information about each of the Board’s Committees is provided below.

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Audit Committee

Stephen A. Thorington	Meetings Held in 2014: 10
Committee Chair

Additional Committee Members: Philip G. Behrman, Ph.D.; Kenneth M. Burke; and Margaret K. Dorman

Primary Responsibilities:  The Audit Committee assists the Board by overseeing the accounting and financial reporting processes of the Company and related disclosure matters; the audits and integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s registered public accountants; and the qualifications and performance of the Company’s internal audit function.  The Committee also oversees the Company’s compliance with legal and regulatory requirements, including the Company’s code of business conduct and ethics.  For additional information regarding the Committee’s responsibilities, see “Report of the Audit Committee” and “Board’s Role in Risk Oversight” below.

Independence:  Each member of the Committee is independent under the Company’s corporate governance guidelines, applicable NYSE listing standards and SEC rules.  Each member of the Committee is financially literate.  The Board has determined that each of Ms. Dorman and Messrs. Burke and Thorington qualifies as an “audit committee financial expert” (as defined under SEC rules).  The designation as an audit committee financial expert does not impose upon the members any duties, obligations or liabilities that are greater than are generally imposed upon them as members of the Committee and the Board.  As audit committee financial experts, Ms. Dorman and Messrs. Burke and Thorington also have accounting or related financial management experience under applicable NYSE listing standards.

Management Development and Compensation Committee

Lee T. Todd, Jr., Ph.D.	Meetings Held in 2014: 7
Committee Chair

Additional Committee Members: A. Bray Cary, Jr. and James E. Rohr

Primary Responsibilities:  The Management Development and Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executive officers, including determining and approving, based on input from the Corporate Governance Committee and the other independent directors regarding the Chief Executive Officer’s performance for the prior year and in light of the goals and objectives established by the Corporate Governance Committee for the upcoming year, the Chief Executive Officer’s compensation level; reviewing and approving the performance of, and compensation structure for, the Company’s executive officers (other than the Chief Executive Officer); and reviewing and approving all compensation plans and employment and severance agreements for executive officers.  The Management Development and Compensation Committee has the sole authority to retain and terminate one or more compensation consultants, independent legal counsel or other advisors.  It may also obtain advice and assistance from internal legal, accounting, human resources and other advisors.  The Committee oversees and, where required by law, administers the Company’s benefit plans, incentive-based compensation plans and other equity-based plans.  The Committee also reviews the Company’s succession plan for all executive officers other than the Chief Executive Officer (whose succession plan is reviewed by the full Board).  Pursuant to its Charter, the Committee has the power to form and delegate authority to subcommittees and to delegate authority to one or more members of the Committee or to individuals and committees consisting of employees of the Company.

Independence:  Each member of the Committee is (i) independent under the Company’s corporate governance guidelines and applicable NYSE listing standards (including the enhanced independence standards for compensation committee members under the NYSE listing standards); (ii) a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act); and (iii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code).

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Corporate Governance Committee

George L. Miles, Jr.	Meetings Held in 2014: 5
Committee Chair

Additional Committee Members: A. Bray Cary, Jr. and David S. Shapira

Primary Responsibilities:  The Corporate Governance Committee is responsible for recommending director-nominees for each annual meeting of shareholders, Board Committee membership (including Committee Chairs) and nominees for the Board’s Lead Independent Director.  The Committee oversees the self-assessment process for the Board  and its Committees and makes recommendations regarding the Board’s compensation structure.  It also identifies and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation and annually reviews the Chief Executive Officer’s performance against such goals and objectives, after receiving input from the Lead Independent Director.  The Committee also recommends director independence determinations to the Board and reviews related person transactions under the Company’s related person transaction approval policy.

Independence:  Each member of the Committee is (i) independent under the Company’s corporate governance guidelines and applicable NYSE listing standards (including the enhanced independence standards for compensation committee members under the NYSE listing standards) and (ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Public Policy and Corporate Responsibility Committee

Vicky A. Bailey	Meetings Held in 2014: 4
Committee Chair

Additional Committee Members: Philip G. Behrman, Ph.D.; Kenneth M. Burke; David L. Porges; and David S. Shapira

Primary Responsibilities:  The Public Policy and Corporate Responsibility Committee reviews and provides input and direction to the Company’s management and the Board regarding industry, legislative and regulatory activities of significance to the Company relating to environmental, health and safety matters; government affairs (including industry and other organizations that express views about legislative and regulatory affairs); and other matters likely to influence the Company’s reputation.

Executive Committee

James E. Rohr	Meetings Held in 2014: None
Committee Chair

Additional Committee Members: Vicky A. Bailey; George L. Miles, Jr.; David L. Porges; Stephen A. Thorington; and Lee T. Todd, Jr., Ph.D.

Primary Responsibilities:  The Executive Committee has the authority to act in all matters that the full Board may act upon when the Board is not in session, unless limited by a resolution of the Board and except to the extent limited by law.

Compensation Process

Establishing Target Total Direct Compensation

In discharging the Board’s responsibilities relating to compensation of the Company’s executive officers, the Management Development and Compensation Committee establishes the target total direct compensation (base salary plus annual and long-term incentives) for executive officers by establishing

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base salaries and setting long-term and annual incentive targets.  When appropriate, the Committee also reviews and modifies perquisites.

Establishing Annual and Long-Term Incentive Programs

The Management Development and Compensation Committee annually approves plan design, including performance measures and target payout, for annual and long-term incentive programs.  These deliberations, which usually start with recommendations from management and involve discussions among management, the Committee’s independent compensation consultant and the Committee, usually span several meetings before a design is approved.  After the end of the performance period for any performance award, the Committee certifies the levels at which the performance measures were satisfied and approves the amount of incentive award payable to each executive officer.

Equity Grants

The Management Development and Compensation Committee may make equity grants to executive officers at any time during the year.  The Committee generally does not grant equity awards when in possession of material non-public information.  If in possession of such information, the Committee does not take such information into account when determining whether or in what amounts to make such grants.

The Committee and, solely in the case of restricted EQM phantom units, the Board of Directors of EQT Midstream Services, LLC (the EQM Board), the general partner of EQM, have delegated to Mr. Porges, in his capacity as a director of the applicable entity, the authority to grant the following:

•                              provided that in each case no recipient is an executive officer of the Company, a limited number of restricted EQT shares to (i) newly hired or recently promoted employees on the condition that no award exceeds the 50th percentile of the market long-term incentive compensation target in value, except as may result from an award being rounded-up to the next highest number of shares evenly divisible by 10, (ii) other employees in recognition of exceptional performance on the condition that no award exceeds 1,000 shares, and (iii) employees who participate in the Company’s educational assistance program, on the condition that no individual award exceeds 500 shares and the recipient is not a participant in the Company’s most recent long-term incentive award program; and

•                              provided that no recipient is an executive officer of the Company or EQT Midstream Services, LLC, a limited number of restricted EQM phantom units to newly hired or recently promoted employees on the condition that no award exceeds the 50th percentile of the market long-term incentive compensation target in value, except as may result from an award being rounded-up to the next highest number of units evenly divisible by 10.

All such awards must be made on standard terms approved by the Committee (and, in the case of EQM awards, the EQM Board) and are reported to the Committee (and, in the case of EQM awards, the EQM Board) for informational purposes at the next meetings of the Committee and the EQM Board, as applicable.  Mr. Porges authorizes restricted EQT shares and restricted EQM phantom units periodically throughout the year on pre-established dates and does not coordinate the timing of such grants with the release of material non-public information.  If in possession of such information, Mr. Porges does not take such information into account when determining whether or in what amounts to make such grants.

The Committee has not delegated its authority to award equity to any other executive officer.

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Compensation Consultant

The Management Development and Compensation Committee has the sole authority to hire, terminate and approve fees for compensation consultants, independent legal counsel and other advisors as it deems to be necessary to assist in the fulfillment of its responsibilities.  During 2014, the Committee utilized Pay Governance LLC (Pay Governance) as its independent compensation consultant, and Pay Governance reported directly to the Committee.

Representatives of Pay Governance do not make recommendations on, or approve, the amount of compensation for any executive officer.  The Committee may request information or advice directly from representatives of Pay Governance and may direct the Company to provide information to representatives of Pay Governance.  Representatives of Pay Governance regularly interact with representatives of the Company’s human resources department and periodically with the Chief Executive Officer and representatives of the Company’s legal department.

During 2014, Pay Governance provided market data and counsel regarding executive officer compensation programs and practices, including specifically:

•                               competitive benchmarking;

•                               peer group identification and assessment;

•                               advice and market insight as to the form of, and performance measures for, annual and long-term incentives;

•                               marketplace compensation trends in the Company’s industry and generally; and

•                               advice regarding the performance of the Company’s annual review of compensation risk.

During 2014, Pay Governance also performed benchmarking services for the Corporate Governance Committee related to director compensation for the Company’s Board.

Other than the executive and director compensation services provided for the Management Development and Compensation Committee and the Corporate Governance Committee, respectively, representatives of Pay Governance also performed the following services during 2014:

•                               The Corporate Governance Committee engaged Pay Governance to perform benchmarking services for director compensation related to the anticipated initial public offering of EQT GP Holdings, LP (2014 fees totaled $22,500).

•                              Consistent with prior years, Pay Governance performed benchmarking services for director compensation related to the EQM Board (2014 fees totaled $15,000).

•                              The Company’s management engaged Pay Governance to perform a competitive benchmarking analysis for non-executive officers of the Company (2014 fees totaled $25,500).

The Management Development and Compensation Committee has considered the services provided by Pay Governance during 2014 as well as Pay Governance’s responses to a questionnaire regarding Pay Governance’s relationship with the Company and its management, and determined that such services do not compromise Pay Governance’s independence as the Management Development and Compensation Committee’s independent compensation consultant.

Role of Senior Management

The Company’s senior management has an ongoing dialogue with the Management Development and Compensation Committee and the Committee’s independent compensation consultant regarding compensation and plan design.  Most ideas originate with management due to its direct involvement in, and knowledge of, the business goals, strategies, experiences and performance of the Company.

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Management’s ideas are reviewed with the independent compensation consultant and frequently modified by the Committee prior to ultimate adoption.  The Committee engages in active discussions with the Chief Executive Officer concerning:  (i) who should participate in programs and at what levels, (ii) which performance measures should be used, (iii) the determination of performance targets and (iv) whether and to what extent performance measures for the previous year have been achieved.  The Chief Executive Officer is advised by the other executive officers of the Company.

We provide additional information regarding the Committee and our policies and procedures regarding executive compensation, including the role of executive officers in recommending executive compensation, below under the caption “Compensation Discussion and Analysis.”

Board Leadership Structure

As described in the Company’s corporate governance guidelines, the Board of Directors believes that the functions of the Chairman of the Board are distinct from those of the Chief Executive Officer but that both functions may be effectively performed by the same individual.  From time to time, generally in connection with succession planning, the Board considers whether the Chairman of the Board and the Chief Executive Officer should be separate, and if separate, whether the Chairman of the Board should be an outside director or an inside director.  The Board is currently satisfied with the Chief Executive Officer performing the functions of the Chairman of the Board because Mr. Porges is able to utilize his in-depth knowledge and perspective gained in running the Company to effectively and efficiently guide the full Board by recommending Board and Committee meeting agendas, leading Board discussions on critical issues and creating a vital link among the Board, management and shareholders.

Pursuant to the Company’s corporate governance guidelines, when the Board does not have an independent Chairman, the Board must designate an independent director as the Lead Independent Director.  When a Lead Independent Director has been designated, the Lead Independent Director’s exclusive duties are:

•                              convening, presiding over and setting agendas for regularly scheduled and special executive sessions of independent/non-management directors (which typically occur at each regularly scheduled meeting of the Board), including calling a meeting of the independent/non-management directors, if requested by any other director;

•                              presiding over any meeting at which the Chairman is not present;

•                              consulting with the Chairman to set the annual calendar of topics to be covered at Board meetings and reviewing meeting agendas;

•                              providing input to the Corporate Governance Committee in connection with the evaluation of the Chief Executive Officer’s performance;

•                              facilitating an assessment process with respect to the Board as a whole as well as for individual directors;

•                              serving as the designated director to speak with shareholders (when requested) and to receive communications from interested parties; and

•                              serving as the Chair of the Executive Committee.

In April 2014, the Board, based on a recommendation from the Corporate Governance Committee, re-elected Mr. Rohr as its Lead Independent Director to serve until the first regular Board meeting following the Company’s 2015 annual meeting of shareholders.  Mr. Rohr has held this position since May 2011.  The service of the Lead Independent Director complements Mr. Porges’ role as Chairman by, among other things, providing directors, shareholders and other constituents a direct contact to an independent member of the Board.  When in office, the Lead Independent Director’s term is one year, but an individual may serve multiple consecutive terms upon recommendation of the Corporate Governance Committee and approval of the Board.

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Board’s Role in Risk Oversight

The Company’s corporate governance guidelines provide that the Board of Directors is responsible for reviewing the process for assessing the major risks facing the Company and the options for their mitigation.  The Board executes on this oversight responsibility in a variety of ways, including:

•                              The Board performs an annual review of the Company’s major risks.

•                              Management addresses the major risks in presentations (initiated by management or requested by the Board) throughout the year.

•                              The Board delegates oversight for certain risks to the Board Committees.  For example, the Audit Committee is responsible for reviewing and discussing with management the Company’s major financial risk exposures and the actions management has taken to monitor and control such exposures.  The Management Development and Compensation, Corporate Governance and Public Policy and Corporate Responsibility Committees also review and discuss with management major risk exposures associated with their respective areas of oversight.

The Company primarily manages enterprise risk through an Enterprise Risk Committee consisting of certain executive officers and business unit and functional leaders.   The Enterprise Risk Committee meets periodically throughout the year to review, prioritize and address the Company’s major risk exposures and to consider new or emerging risks.  The Corporate Director, Enterprise Risk and Compliance reports the results of the risk assessment annually to the Board of Directors.  The Board reviews and assesses the report of the Corporate Director, Enterprise Risk and Compliance and determines whether any further action is required.

Director Nominations

The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board and recommending to the Board the director nominees for each annual meeting of shareholders.  The Committee typically considers new nominees for the Board in the context of a vacancy on the Board resulting from resignation or retirement of a director or to fill a skill need identified by the Board.  The Committee has used third-party search firms to assist it to identify potential director candidates.  Director candidates have also been identified by senior management and members of the Board considering individuals both within and external to their respective networks.

As set forth in the Committee’s charter, the Committee will consider submissions from shareholders in making its recommendation.  Any shareholder desiring to recommend an individual to serve as a director of the Company should submit the following information to the Corporate Governance Committee Chair, care of the Corporate Secretary, no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting:

•                              The information required by Sections 1.09 and 1.10 of the Company’s bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to, (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made, (iii) a written representation and agreement of the nominee in the form provided by the Corporate Secretary, and (iv) the nominee’s executed irrevocable conditional resignation letter.

•                              In addition, the Company may require the shareholder to provide such further information as it may reasonably request.

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See “How do I contact EQT’s Corporate Secretary?” under the caption “Questions and Answers About the Annual Meeting” above.

In evaluating individuals identified as possible director-nominees, whether the source of the possible nominee is another director, a member of management, a shareholder or otherwise, the Committee assesses the experience and personal characteristics of the possible nominee against the guidelines identified below.  Possible nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Committee, the best match for the Board.  The Committee retains the right to modify the guidelines, including the criteria for evaluating the qualifications of potential nominees for election to the Board as set forth therein, from time to time.

Individual Qualifications

•            Possesses integrity, competence, insight, creativity and dedication together with the ability to work with colleagues while challenging one another to achieve superior performance

•            Has attained prominent position in his or her field of endeavor

•            Possesses broad business experience

•            Has ability to exercise sound business judgment

•            Is able to draw on his or her past experience relative to significant issues facing the Company

•            Has experience in the Company’s industry or in another industry or endeavor with practical application to the Company’s needs

•            Has sufficient time and dedication for preparation as well as participation in Board and Committee deliberations

•            Has no conflict of interest

•            Meets such standards of independence and financial knowledge as may be required or desirable

•            Possesses attributes deemed to be appropriate given the then current needs of the Board

Composition of the Board as a Whole	• A diversity of background, perspective and skills related to the Company’s business • A diversity of race, gender and age

The Board believes that its members possess individual qualifications consistent with the guidelines set forth above.  In addition to the specific individual director qualifications identified under the caption “Item No. 1 – Election of Directors” above, the Board believes that its members offer insightful and creative views and solutions with respect to issues facing the Company.  The Board also believes that its members function well together as a group.  Finally, the Board believes that it has appropriate diversity consistent with the guidelines set forth above.

Contacting the Board

You may communicate directly with the Lead Independent Director (and with independent directors, individually or as a group, through the Lead Independent Director) by sending an email to presidingdirector@eqt.com.  You may also write to the Lead Independent Director, the entire Board, any Board Committee or any individual director by addressing such communication to the applicable director or directors, care of the Corporate Secretary, at EQT Corporation, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222.  The Corporate Secretary will open such communications and will promptly deliver such communications to the director or directors (as appropriate) designated therein, unless such communications are junk mail or mass mailings.

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Governance Principles

The Company maintains a corporate governance page on its website that includes key information about its corporate governance practices, including its corporate governance guidelines, code of business conduct and ethics and charters for the Audit Committee, the Management Development and Compensation Committee, the Corporate Governance Committee and the Public Policy and Corporate Responsibility Committee.  The corporate governance page can be found at www.eqt.com, by clicking on the “Investors” link on the main page and then on the “Corporate Governance” link.  The Company will provide copies of its corporate governance guidelines, code of business conduct and ethics and any of the Board Committee charters upon request by a shareholder to the Corporate Secretary.   See “How do I contact EQT’s Corporate Secretary?” under the caption “Questions and Answers About the Annual Meeting” above.

EQT’s corporate governance policies and practices are compliant with applicable corporate governance requirements:

•                             The Board of Directors has adopted corporate governance guidelines.

•                             Ten of the eleven members of the Board are independent of the Company and its management.

•                             The Board’s non-management directors meet periodically in executive session, and the Lead Independent Director has been identified as the presiding director at all such executive sessions.

•                             All members of each of the key Board Committees – Audit, Management Development and Compensation and Corporate Governance – are independent of the Company and its management.

•                             Each of the key Committees has a charter that meets applicable legal requirements and reflects good corporate governance.

•                             The Board and each of the key Committees engage in annual self-assessments, which involve, among other things, reviews of individual director performance.

•                             The Company’s directors are encouraged to participate in educational programs relating to corporate governance and business-related issues, and the Company provides funding for such activities.

•                             The Company has a code of business conduct and ethics applicable to all employees and directors of the Company.

•                             The Corporate Governance Committee reviews the Company’s governance policies and practices periodically and makes recommendations to the Board.

Independence and Related Person Transactions

Director Independence

In accordance with the Company’s corporate governance guidelines, a majority of directors at any time will be independent.  For a director to be considered an “independent director,” the Board must annually determine that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has such a relationship with the Company), except as a director.  To assist it in determining director independence, the Board established guidelines, which are included in the Company’s corporate governance guidelines, that conform to the independence requirements under the NYSE listing standards.

The Board considers all relevant facts and circumstances in making an independence determination.  Any relationship involving a Company director that complies with the independence standards set forth in the Company’s corporate governance guidelines and is not otherwise a related person transaction (as defined

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under the caption “Review, Approval or Ratification of Transactions with Related Persons” below) under the Company’s related person transaction approval policy (the related person transaction policy) is deemed to be an immaterial relationship not requiring consideration by the Board in assessing independence.

Based on the independence standards set forth in the Company’s corporate governance guidelines, the Board has determined that all of the Company’s directors other than Mr. Porges (who is an executive officer of the Company) have met the above standards and are independent of the Company and its management.

Director ownership of Company stock is encouraged and is not in itself a basis for determining that a director is not independent, provided that such ownership may preclude participation on the Audit Committee if its magnitude is sufficient to make the director an “affiliated person” of the Company as described in the Audit Committee charter.  See “Equity-Based Compensation” under the caption “Directors’ Compensation” below for a description of the equity ownership guidelines for directors.

During the preceding three fiscal years, the Company made no contributions to any tax-exempt organization in which any independent director of the Company is an executive officer.

Review, Approval or Ratification of Transactions with Related Persons

Under the Company’s written related person transaction policy, Company management, with the assistance of the Company’s legal department, is responsible for determining whether a transaction between the Company and a Related Person (as defined below) constitutes a Related Person Transaction (as defined below).  Such determination is based on a review of all facts and circumstances regarding the transaction, including information provided in annual director and executive officer questionnaires.  Upon determination that a transaction is a Related Person Transaction that has not been approved by the full Board of Directors, the material facts regarding the transaction are reported to the Corporate Governance Committee for its review.  The Corporate Governance Committee then determines whether to approve, ratify, revise, reject or take other action with respect to the Related Person Transaction.

Under the related person transaction policy, a “Related Person Transaction” is generally a transaction in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest.  A “Related Person” is generally any person who is a director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities and any immediate family member of any of the foregoing persons.

Under the policy, certain transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance Committee for individual approval.  The transactions which are automatically pre-approved include:  (i) transactions involving employment of an executive officer by the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation paid to the executive officer was approved by the Management Development and Compensation Committee; (ii) transactions involving compensation and benefits paid to a director for service as a director of the Company; (iii) transactions on competitive business terms with another company in which the only relationship of a director or immediate family member of a director is as an employee or executive officer, a director or a beneficial owner of less than 10% of that company’s shares, provided that the amount involved does not exceed the greater of $1,000,000 or 2% of the other company’s consolidated gross revenue; (iv) transactions where the interest of the Related Person arises solely from the ownership of a class of equity securities of the company, and all holders of that class of equity securities receive the same benefit on a pro rata basis; (v) transactions where the rates or charges involved are determined by competitive bids; (vi) transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in

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conformity with law or governmental regulation; (vii) transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services; and (viii) charitable contributions, grants or endowments by the Company or the Company’s charitable foundation to a charitable or non-profit organization, foundation or university in which a Related Person’s only relationship is as an employee or a director or trustee, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the recipient’s consolidated gross revenue.

The related person transaction policy does not limit or affect the application of the Company’s code of business conduct and ethics and related policies, which require directors and executive officers to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the directors’ or executive officers’ duties to the Company.  Such policies require all directors and executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.

Transactions with Related Persons

Based on information provided by the Company’s directors and executive officers and assessments by the Company’s management, the Corporate Governance Committee determined that there are no Related Person Transactions to be reported in this proxy statement.

Compensation Committee Interlocks and Insider Participation

During all of 2014, Dr. Todd and Messrs. Cary and Rohr served as members of the Management Development and Compensation Committee.  None of these Committee members is a current or former officer or employee of the Company or had any relationship with the Company requiring disclosure.  In addition, none of the Company’s executive officers served as a member of the board of directors or compensation committee (or similar committee) of another entity, one of whose executive officers served as a member of the Company’s Board of Directors or the Management Development and Compensation Committee.

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DIRECTORS’ COMPENSATION

Compensation of directors is annually reviewed by the Corporate Governance Committee and approved by the Board.  No compensation is paid to employee directors for their service as directors.

In 2014, the Corporate Governance Committee engaged Pay Governance to conduct an annual review of the total compensation for non-employee directors.  Specifically, retainer fees, meeting fees, chairperson premiums, stock-based long-term incentives and director matching gift benefits were evaluated using, as the competitive benchmark, levels of total compensation paid to directors of:

•                             the 244 general industry companies with 2013 revenues of $1 billion to $4 billion that are identified in Appendix A; and

•                             the following 25 energy industry companies:

Cabot Oil & Gas Corporation	ONEOK, Inc.
Chesapeake Energy Corporation	Pioneer Natural Resources Company
Cimarex Energy Co.	QEP Resources, Inc.
Concho Resources Inc.	Questar Corporation
CONSOL Energy Inc.	Quicksilver Resources Inc.
Continental Resources, Inc.	Range Resources Corporation
Energen Corporation	SM Energy Company
EOG Resources, Inc.	Southwestern Energy Company
EXCO Resources, Inc.	Spectra Energy Corp
MarkWest Energy Partners, L.P.	Ultra Petroleum Corp.
National Fuel Gas Company	Whiting Petroleum Corporation
Newfield Exploration Company	Williams Companies, Inc., The
Noble Energy, Inc.

These companies also comprise the Company’s peer groups for the Company’s 2014 Executive Performance Incentive Program and 2015 Executive Performance Incentive Program.

Set forth below is a description of the compensation of the Company’s non-employee directors:

Cash Compensation

•                 An annual cash retainer of $50,500 was paid on a quarterly basis in 2014 (the retainer increased to $60,000 effective in 2015).

•                 An additional annual cash retainer of $4,000 was paid on a quarterly basis in 2014 to members of the Audit Committee other than the Chair (the retainer increased to $6,000 effective in 2015).

•                 The cash meeting fee is $1,500 for each Board and Committee meeting attended in person.  If a director participates in a meeting by telephone, the meeting fee is $750.  These fees are paid on a quarterly basis.

•                 For the Audit Committee Chair, an annual committee chair retainer of $15,000 is paid.  For the Management Development and Compensation, Corporate Governance, Public Policy and Corporate Responsibility and Executive Committee Chairs, an annual committee chair retainer of $10,000 is paid.  These fees are also paid on a quarterly basis.

Equity-Based Compensation

•                 In 2003, the Company began granting to each non-employee director, on an annual basis, stock units that vest upon award and are payable on a deferred basis under the Company’s directors’ deferred compensation plans.  The deferred stock units represent one vehicle used by the Company to deliver compensation to directors for their annual service on the

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Board.  The 2014 annual grant was 1,790 deferred stock units, which were awarded on January 1, 2014 to each non-employee director.  Each non-employee director serving on the Board on January 1, 2015 received an award of 2,360 deferred stock units.  Each deferred stock unit is equal in value to one share of Company common stock but does not have voting rights.  Dividends are credited quarterly in the form of additional deferred stock units.  The value of the stock units granted in 2013 and subsequent years will be paid in shares of Company common stock upon termination of service as a director.  The value of the stock units granted prior to 2013 will be paid in cash (or, if a director made a prior election to settle the award in equity, in Company common stock) upon termination of service as a director.

•                 Newly elected directors are expected to receive an equity grant upon joining the Board equal to the pro-rata amount of the then applicable annual grant.

•                 The non-employee directors are subject to equity ownership guidelines which require them to hold shares (or share equivalents, including deferred stock units) with a value equal to five times the annual retainer.  Under the guidelines, directors have up to five years from joining the Board to acquire a sufficient number of shares (or share equivalents, including deferred stock units) to meet the ownership guidelines.  Each of the Company’s non-employee directors satisfies the equity ownership guidelines.

Deferred Compensation

•                 The Company has deferred compensation plans for non-employee directors.  In addition to the automatic deferral of stock units awarded, non-employee directors may elect to defer up to 100% of their annual retainers and fees into the 2005 Directors’ Deferred Compensation Plan and receive an investment return on the deferred funds as if the funds were invested in Company common stock or permitted mutual funds.  Prior to the deferral, plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal annual installments.  Deferred funds for which directors have elected to receive an investment return as if the funds were invested in Company common stock are distributed in shares of common stock.  Distributions are made or, if applicable, commence following termination of service as a director.  The directors’ deferred compensation accounts are unsecured obligations of the Company.  Mr. Cary deferred fees under the plan in 2014.  The 1999 Directors’ Deferred Compensation Plan continues to operate for the sole purpose of administering amounts vested under the plan on or prior to December 31, 2004.

Other

•                 All directors are eligible to participate in the Matching Gifts Program of the EQT Foundation on the same terms as Company employees.  Under this program, the EQT Foundation will match gifts of at least $100 made by a director to eligible charities, up to an aggregate total of $25,000 in any calendar year.

•                 Each non-employee director who joined the Board prior to May 25, 1999 may designate a civic, charitable or educational organization as beneficiary of a gift, payable in a lump sum following the death of the director, funded by a life insurance policy purchased by the Company.  The proceeds of the life insurance policy (and, therefore, the amount of the gift) approximate the present value of ten equal annual installments of $50,000.  The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the Company.

•                 The Company reimburses directors for their travel and related expenses in connection with attending Board and Committee meetings and related activities.  The Company also provides non-employee directors with $20,000 of life insurance and $250,000 of travel accident insurance while traveling on business for the Company.

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The table below shows the total 2014 compensation of the Company’s non-employee directors:

2014 Directors’ Compensation Table

NAME	FEES EARNED OR PAID IN CASH ($) (1)	STOCK AWARDS ($) (2)	ALL OTHER COMPENSATION ($) (3)	TOTAL ($)
Ms. Bailey	76,250	160,706	25,559	262,515
Dr. Behrman	82,850	160,706	26,442	269,998
Mr. Burke	82,850	160,706	10,370	253,926
Mr. Cary	76,000	160,706	26,442	263,148
Ms. Dorman	76,250	160,706	20,370	257,326
Mr. Miles	77,000	160,706	11,608	249,314
Mr. Rohr	80,000	160,706	3,108	243,814
Mr. Shapira	71,500	160,706	28,108	260,314
Mr. Thorington	87,250	160,706	25,766	273,722
Dr. Todd	80,000	160,706	23,175	263,881

(1)	Includes annual cash retainers, meeting fees and committee chair fees, some of which have been deferred at the election of the director.

(2)

This column reflects the aggregate grant date fair values determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 for the deferred stock units awarded to each director during 2014. On January 1, 2014, the Company granted 1,790 deferred stock units to each non-employee director. The grant date fair value is computed as the sum of the number of deferred stock units awarded on the grant date multiplied by the closing stock price of the Company’s common stock on the business day prior to the grant date, which closing stock price was $89.78 on December 31, 2013. The aggregate number of awarded deferred stock units, including accrued dividends thereon, held at December 31, 2014 was: Ms. Bailey – 25,227; Dr. Behrman – 15,910; Mr. Burke – 6,970; Mr. Cary – 15,910; Ms. Dorman – 6,970; Mr. Miles – 29,806; Mr. Rohr – 29,807; Mr. Shapira – 29,806; Mr. Thorington – 10,275; and Dr.  Todd – 27,096.

(3)

This column reflects (i) dividends accrued on deferred stock units to be settled in cash, (ii) annual premiums of $55.47 per director paid for life insurance and travel accident insurance policies, and (iii) the following matching gifts made to qualifying organizations under the EQT Foundation’s Matching Gifts Program: $23,000 for Ms. Bailey; $25,000 for Dr. Behrman; $10,000 for Mr. Burke; $25,000 for Mr. Cary; $20,000 for Ms. Dorman; $8,500 for Mr. Miles; $25,000 for Mr. Shapira; $25,000 for Mr. Thorington; and $20,392 for Dr. Todd. The non-employee directors may use a de minimis number of tickets purchased by the Company to attend sporting or other events when such tickets are not otherwise being used for business purposes. The use of such tickets does not result in any incremental costs to the Company.

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EQUITY OWNERSHIP

Stock Ownership of Significant Shareholders

The following shareholders reported to the SEC that they owned more than 5% of the Company’s outstanding common stock:

NAME AND ADDRESS	SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	23,971,167 (1)	15.8%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	12,603,525 (2)	8.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	11,696,052 (3)	7.71%

(1)       Information based on Amendment No. 6 to Schedule 13G filed with the SEC on February 13, 2015, reporting that T. Rowe Price Associates, Inc. (T. Rowe Price) has sole voting power over 8,100,741 shares and sole dispositive power over 23,954,867 shares.  According to T. Rowe Price, the shares are owned by various individual and institutional investors for which T. Rowe Price serves as an investment advisor with power to direct investments and/or sole power to vote the securities.  For the purposes of the Exchange Act reporting requirements, T. Rowe Price is deemed to be a beneficial owner of the shares; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of the shares.

(2)       Information based on Amendment No. 6 to Schedule 13G filed with the SEC on January 23, 2015, reporting that BlackRock, Inc. has sole voting power over 11,357,599 shares and sole dispositive power over 12,603,525 shares.

(3)       Information based on Amendment No. 3 to Schedule 13G filed with the SEC on February 11, 2015, reporting that The Vanguard Group has sole voting power over 263,331 shares, sole dispositive power over 11,451,581 shares and shared dispositive power over 244,471 shares.

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Equity Ownership of Directors and Executive Officers

The following sets forth the number of shares of EQT common stock and EQM common units beneficially owned by the Company’s directors and named executive officers (as determined under SEC rules) and all directors and executive officers as a group as of January 30, 2015, including EQT shares and EQM common units they had the right to acquire within 60 days after January 30, 2015.

The amounts and percentages of EQT shares and EQM common units beneficially owned are reported below on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  Except as indicated by footnote, the persons named below have sole voting and investment power with respect to all EQT shares and/or EQM common units shown as beneficially owned by them, subject to community property laws where applicable, and none of the EQT shares or EQM common units are subject to a pledge.

NAME	EXERCISABLE STOCK OPTIONS (1)	NUMBER OF SHARES BENEFICIALLY OWNED (2)	DEFERRED STOCK UNITS PAYABLE IN CASH (3)	PERCENT OF CLASS (4)
David L. Porges (5) Chairman, President and Chief Executive Officer	408,900	542,057	0	*
Vicky A. Bailey Director	0	6,709	20,878	*
Philip G. Behrman Director	0	13,260	11,561	*
Kenneth M. Burke Director	0	6,709	2,621	*
A. Bray Cary, Jr. Director	0	16,611	11,561	*
Margaret K. Dorman Director	0	6,709	2,621	*
George L. Miles, Jr. Director	0	16,286	22,204	*
James E. Rohr Director	0	17,568	32,351	*
David S. Shapira (6) Director	0	72,662	55,108	*
Stephen A. Thorington Director	0	16,709	5,926	*
Lee T. Todd, Jr. Director	0	8,909	22,747	*
Philip P. Conti Senior Vice President and Chief Financial Officer	92,100	113,642	0	*
Randall L. Crawford Senior Vice President	235,800	63,837	0	*
Lewis B. Gardner General Counsel and Vice President, External Affairs	26,900	19,962	0	*
Steven T. Schlotterbeck Executive Vice President	147,200	82,593	0	*
Directors and executive officers as a group (17 individuals)	991,700	1,084,323	187,578	1.4%

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*           Indicates ownership or aggregate voting percentage of less than 1%.

(1)       This column reflects the number of shares of Company common stock that the executive officers and directors had a right to acquire within 60 days after January 30, 2015 through the exercise of stock options.

(2)    This column reflects shares held of record and shares owned through a broker, bank or other nominee, including, for executive officers (i) shares owned through the Company’s 401(k) plan and (ii) unvested restricted shares owned through the 2009 LTIP over which the executive officers have sole voting but no investment power.  For the non-employee directors, this column includes deferred stock units (as described in the “Equity-Based Compensation” discussion included under the caption “Directors’ Compensation” above), including accrued dividends, that will be settled in common stock, over which the directors have no voting or investment power prior to settlement (Ms. Bailey – 6,709 units; Dr. Behrman – 6,709 units; Mr. Burke – 6,709 units; Mr. Cary – 6,709 units; Ms. Dorman – 6,709 units; Mr. Miles – 9,962 units; Mr. Rohr – 9,962 units; Mr. Shapira – 9,962 units; Mr. Thorington – 6,709 units; and Dr. Todd – 6,709 units).  For Dr. Behrman and Messrs. Cary, Miles and Rohr, this column also includes deferred stock units, including accrued dividends, that will be settled in common stock in connection with the deferral of director fees, over which the directors have sole investment but no voting power prior to settlement (Dr. Behrman – 6,551 units; Mr. Cary – 9,902 units; Mr. Miles – 6,324 units; and Mr. Rohr – 2,900 units).

(3)    This column reflects the number of deferred stock units granted prior to 2013 held by the non-employee directors through the directors’ deferred compensation plans that will be settled in cash, including:

•      deferred stock units (as described in the “Equity-Based Compensation” discussion included under the caption “Directors’ Compensation” above), including accrued dividends (Ms. Bailey – 20,878 units; Dr. Behrman – 11,561 units; Mr. Burke – 2,621 units; Mr. Cary – 11,561 units; Ms. Dorman – 2,621 units; Mr. Miles – 22,204 units; Mr. Rohr – 22,204 units; Mr. Shapira – 22,204 units; Mr. Thorington – 5,926 units; and Dr. Todd – 22,747 units); and

•      deferred stock units, including accrued dividends, resulting from the curtailment in 1999 of the directors’ retirement plan (Mr. Rohr – 10,147 units; and Mr. Shapira – 32,904 units).

(4)       This column reflects for each of the named executive officers and directors, as well as all executive officers and directors as a group, (i) the sum of the shares beneficially owned, the stock options exercisable within 60 days of January 30, 2015 and the deferred stock units that will be settled in common stock, as a percentage of (ii) the sum of the Company’s outstanding shares at January 30, 2015, all options exercisable by the executive officer and director group within 60 days of January 30, 2015 and all deferred stock units that will be settled in common stock upon termination of the directors’ service.  These calculations exclude all deferred stock units included in column (3) that will be settled in cash.

(5)    Shares beneficially owned include 50,000 shares that are held in a trust of which Mr. Porges is a co-trustee and in which he shares voting and investment power.

(6)    Shares beneficially owned include 6,300 shares that are held in a trust of which Mr. Shapira is a co-trustee and in which he shares voting and investment power.

As of January 30, 2015, the directors and named executive officers of the Company also held, of record or beneficially through a broker, bank or other nominee, EQM common units in the following amounts:  Mr. Porges – 20,000 units; Ms. Bailey – 1,000 units; Mr. Burke – 3,000 units; Mr. Cary – 12,000 units; Ms. Dorman – 11,000 units; Mr. Miles – 2,500 units; Mr. Rohr – 2,655 units; Mr. Shapira – 17,218 units; Mr. Thorington – 5,000 units; Dr. Todd – 1,500 units; Mr. Conti – 9,750 units; Mr. Crawford – 25,000 units; and Mr. Gardner – 6,500 units.  As of January 30, 2015, the directors and executive officers of the Company owned, as a group, 142,123 EQM common units, representing less than 1.0% of the then outstanding EQM common units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and all persons who beneficially own more than 10% of the Company’s common stock file initial reports of

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ownership and reports of changes in ownership of the Company’s common stock with the SEC.  As a practical matter, the Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf.  Based solely upon the Company’s review of copies of filings or written representations from the reporting persons, the Company believes that all reports that were required to be filed under Section 16(a) of the Exchange Act were filed on a timely basis during 2014.

EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis (CD&A) below contains statements regarding future Company performance targets and goals.  These targets and goals are disclosed in the limited context of EQT’s compensation programs, may have been established one or more years ago, and should not be understood to be statements of management’s expectations or estimates of future company results or other guidance.  EQT specifically cautions investors not to apply these statements to other contexts.

Definitions of terms that are used, but not defined, in the CD&A can be found in the “Narrative Disclosure to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table” below.  The “Narrative Disclosure to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table” and the CD&A contain references to one or more financial measures that have not been calculated in accordance with generally accepted accounting principles (GAAP), which are also referred to as non-GAAP financial measures.  Attached as Appendix B is a reconciliation of each disclosed non-GAAP financial measure to the most directly comparable GAAP financial measure.

As shareholders, you are invited to express your view of the compensation paid to the Company’s named executive officers for 2014, as discussed and analyzed below.  In considering how to vote on Item No. 2 below, you should be guided by the following discussion, and should evaluate whether the Management Development and Compensation Committee (or, as used in the CD&A, the Committee) has adequately aligned the interests of the Company’s named executive officers with those of its shareholders.

Compensation Discussion and Analysis

EQT’s core values include a commitment to operational excellence, integrity and accountability.  The Company believes that after reading this CD&A you will agree that its executive compensation program:

•                             is designed to attract and retain the highest quality named executive officers;

•                             aligns the interests of the Company’s named executive officers with the interests of its shareholders by directly linking executive pay to Company performance;

•                             directly supports the Company’s strategic plan by focusing employee performance on specific drivers; and

•                             is market-based and premised upon informed industry benchmarking.

In summary, the Company’s compensation program is designed to reward the named executive officers when the Company achieves strong financial and operational results, and the Company believes the 2014 compensation of its named executive officers is consistent with its commitment to link pay with performance.

This CD&A describes the Company’s compensation philosophy and the components of the Company’s compensation program for the Company’s named executive officers included in the Summary Compensation Table below.  In 2014, our named executive officers were:

•                       David L. Porges, Chairman, President and Chief Executive Officer;

•                       Philip P. Conti, Senior Vice President and Chief Financial Officer;

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•                       Randall L. Crawford, Senior Vice President;

•                       Lewis B. Gardner, General Counsel and Vice President, External Affairs; and

•                       Steven T. Schlotterbeck, Executive Vice President.

How We Performed in Fiscal Year 2014

The Company achieved a number of key financial and operational results in 2014 that are described in detail in the Company’s annual report on Form 10-K for the year ended December 31, 2014, including, but not limited to, the following:

•                             operating income of $853.4 million; 30% higher than 2013;

•                             record annual production sales volume of 476 Bcfe; 26% higher than 2013;

○               the Company’s five-year growth in production sales volume is set forth earlier in this proxy statement under the caption “2015 Proxy Statement Summary – EQT Business Highlights”;

•                             year-end proved reserves of 10.7 Tcfe; 29% higher than 2013;

•                             record gathered volume of 590.5 TBtu; 27% higher than 2013;

•                             record transmission throughput of 654.8 TBtu; 57% higher than 2013;

•                             a 22% year-over-year decrease in gathering and compression expense per unit;

○               the Company’s five–year trend of reducing this metric is set forth earlier in this proxy statement under the caption “2015 Proxy Statement Summary – EQT Business Highlights;” and

•                             completed the foregoing in a safe and environmentally responsible fashion.

In 2014, the Company also completed a number of important transactions and commenced activities on a number of important projects.  EQT contributed the Jupiter gathering system to a wholly-owned subsidiary of EQM in exchange for $1.2 billion.  In connection with the contribution, EQM completed a public offering of additional limited partner units for net proceeds of $902 million (after deducting the underwriters’ discount and certain offering expenses), which proceeds were used primarily to pay the sale consideration (the contribution and offering are collectively referred to in this CD&A as the Jupiter transaction).   The Company also completed a sale and exchange of production assets with Range Resources Corporation (Range) in which Range transferred to us ownership of certain assets located in the Permian Basin and we transferred to Range our remaining interest in properties located in the Nora field of Virginia and $167.3 million in cash.  The Company commenced work on the Ohio Valley Connector project and partnered with an affiliate of NextEra Energy, Inc. to form a joint venture for the purpose of constructing the Mountain Valley Pipeline.  Finally, the Company received board approval to file a registration statement with the SEC for an initial public offering of common units of a master limited partnership that is expected to own the general partner interest in, and the incentive distribution rights of, EQM.

Pay for Performance Results

The Committee aims to align the named executive officers’ compensation with the performance of the Company.  In 2014, the Committee’s independent compensation consultant, Pay Governance, prepared the assessment below of the alignment of the aggregate realizable compensation awarded to the Company’s Chief Executive Officer for the three-year period ending December 31, 2013 (the last year for which information was publicly available) with the performance of the Company on a relative basis during the same three-year period to the 2015 peer group (which is discussed below).

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The chart below shows the results of this assessment and compares:

•                              the Company’s composite performance on three factors (earnings before interest, taxes, depreciation and amortization (EBITDA) growth, return on invested capital (ROIC) and total shareholder return (TSR) (weighted equally)) to the performance of the 2015 peer group over the three-year period ending December 31, 2013; and

•                              the total realizable compensation of the Company’s Chief Executive Officer to the total realizable compensation of the chief executive officers of the 2015 peer group over the same period.  Realizable compensation is defined as the sum of: (i) base salary earned during the three-year period, (ii) actual non-equity incentive compensation earned during the three-year period, (iii) aggregate current value of restricted stock grants received during the three-year period, (iv) aggregate in-the-money value of stock option grants received during the three-year period, and (v) for performance plans, the actual payouts for awards beginning and ending during the three-year period and an estimated payout for unvested awards received during the three-year period.

Source:  Pay Governance LLC

As reflected in the chart above, the relative realizable three-year total compensation of the Company’s Chief Executive Officer positioned the Company at the 84th percentile of the 2015 peer group, which is aligned with the Company’s composite performance over the same period at the 70th percentile, showing the close link between the Chief Executive Officer’s compensation and Company performance.

While the Company’s relative performance is an indication of overall performance, it is more accurately a reflection of the Company’s achievement of specific financial and operational objectives, which the Company uses in structuring annual and long-term incentive plans.

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Management Development and Compensation Committee Highlights

The Committee evaluates and, when appropriate or desirable, takes action with respect to various aspects of the Company’s compensation programs.  The following are a few of the Committee’s key actions:

•            The Committee evaluated the results of the Company’s annual compensation and governance shareholder outreach program.

▪        In addition to the regular and ongoing shareholder outreach program of the Company’s investor relations department, during the summer of 2014, for the fifth consecutive year, representatives of the Company’s human resources and legal departments requested meetings with holders of approximately 35% of the Company’s outstanding shares to review the Company’s compensation and governance practices and to understand any areas of concern.

▪        The Committee also considered how the Company compares on key compensation features identified by proxy advisory services.

•            The Committee approved the adoption by the Company of a policy prohibiting executive officers (and directors) from pledging (or otherwise allowing a lien to be imposed upon) EQT securities, including through the use of a margin account with a broker.

•            The Committee structured the 2015 annual and long-term incentive programs for the Company’s named executive officers. These programs continued to focus on total shareholder return, as well as financial and operational measures that drive the Company’s success.

•            Upon the recommendation of the Committee and the Board, the 2014 Long-Term Incentive Plan (the 2014 LTIP) was approved by approximately 90% of the votes cast at the 2014 annual meeting of shareholders.  While based upon the 2009 LTIP, the 2014 LTIP contains the following improvements:

▪        replaced automatic acceleration of awards upon a change in control (i.e. single trigger) with a requirement that the employee be terminated without cause (or resign for good reason) following a change of control in order to trigger acceleration of awards (i.e. double trigger), unless the surviving entity does not assume/convert outstanding awards;

▪        strengthened the prohibition on repricing options;

▪        expressly provided that all awards issued under the plan are subject to the compensation recoupment policy; and

▪        provided for a minimum vesting period of three years with no more frequent than annual ratable vesting for options (previously a requirement only for restricted stock and restricted stock units).

Consideration of 2014 Say-on-Pay Vote

In establishing and recommending 2015 compensation for the Company’s named executive officers, the Committee considered the results of the 2014 say-on-pay vote at the 2014 annual meeting of shareholders. At that meeting, approximately 98% of the votes cast approved the compensation of the Company’s named executive officers for 2013.

Based on the results of the 2014 say-on-pay vote and feedback received through the shareholder outreach program, the Committee concluded that the compensation paid to the named executive officers and the Company’s overall pay practices received strong shareholder support and do not require substantial revision to address shareholder concerns.   Nonetheless, the Committee did undertake a thorough analysis of its compensation programs as described below.

The Committee recognizes that executive pay practices continue to evolve.  Consequently, the Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisors and invites our shareholders to communicate any concerns or opinions on executive pay directly to the Committee or the Board.  Please see the caption “Contacting the Board” under “Corporate Governance and Board Matters” above for information about communicating with the Committee and the Board.

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At our 2011 annual meeting of shareholders, our shareholders expressed a preference that advisory votes on executive compensation occur every year.  In accordance with the results of this vote, the Committee determined to implement an advisory vote on executive compensation every year until the next vote on the frequency of shareholder votes on executive compensation, which must occur no later than our 2017 annual meeting.

Compensation Philosophy

• Compensation Program is Designed to Achieve the Company’s Objectives

The objectives of EQT’s compensation programs are to attract, motivate and retain highly-talented named executive officers who can ensure that the Company is able to safely, efficiently and profitably produce, gather and transport natural gas.  The Company seeks executives who are willing to trade off guaranteed compensation for the opportunity presented by at-risk compensation that depends upon achieving challenging performance objectives with an acceptable level of risk-taking.  To create the necessary performance incentive, the compensation programs provide not only for increased pay as a reward for above-median performance but also for below-median pay for sub-par performance.  Stated differently, the programs are structured to require a commitment to performance because a large percentage of a named executive officer’s compensation is not guaranteed.

• Compensation is Related to Performance and is Aligned with the Company’s Strategic Plan

The total compensation packages for the named executive officers are generally weighted in favor of at-risk compensation through annual and long-term performance-based incentive pay.  The various programs that comprise the total compensation package link payout to the Company’s performance on specific pre-established, objective performance measures.  The table below reflects the actual fixed and at-risk components of the compensation package of each named executive officer, as a percentage of actual total direct compensation (base salary and annual and long-term incentives), for 2014 as reflected in the Summary Compensation Table.

	PERCENTAGE OF TOTAL DIRECT COMPENSATION FOR 2014
EXECUTIVE OFFICER	FIXED (1)	AT RISK (2)
David L. Porges	10%	90%
Philip P. Conti	11%	89%
Randall L. Crawford	11%	89%
Lewis B. Gardner	23%	77%
Steven T. Schlotterbeck	11%	89%

(1)  This column reflects each named executive officer’s base salary earned during 2014 (as shown for 2014 in the “Salary” column of the Summary Compensation Table), as a percentage of the sum of the executive’s total direct compensation for 2014 set forth in the Summary Compensation Table.

(2)    This column reflects each named executive officer’s non-equity incentive plan compensation and equity compensation for 2014 (as shown for 2014 in the “Non-Equity Incentive Plan Compensation,” “Stock Awards” and “Option Awards” columns of the Summary Compensation Table), as a percentage of the sum of the executive’s total direct compensation for 2014 set forth in the Summary Compensation Table.

The Committee aligns its executive compensation decisions with the strategic plan for the Company.  As the Company’s strategic plan evolves, the Committee makes corresponding changes to financial and operational metrics used to measure performance under its compensation plans to drive group and individual performance most likely to achieve the business plan and uphold strong returns to shareholders.  The Company’s strategic plan for recent years has focused on growth of production sales

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volume and EBITDA – each of which is a performance measure under the Company’s various incentive plans.

• Total Compensation Should be Competitive

When considering the total compensation package for a named executive officer, as described in this CD&A, the Committee benchmarks each element of total direct compensation and the mix of compensation (cash versus equity) against the applicable peer group.  The Company has chosen to structure the total compensation package for the named executive officers as a mix of base salary and annual and long-term incentives to be competitive in the marketplace.

• Compensation-Related Risk Should be Thoughtfully Managed

The Company’s compensation program is designed to avoid excessive risk-taking.   Please see “Compensation Policies and Practices and Risk Management” below for a discussion regarding the evaluation of risks associated with the Company’s compensation programs.

• Incentive Compensation Balances Annual and Long-Term Performance

The Company’s compensation programs are designed to maintain a balance between rewarding the achievement of strong annual results and ensuring the Company’s long-term growth and success.  To this end, a mix of both annual and longer-term incentives is provided and allocated in a manner generally consistent with the applicable peer group of companies.  Participation in both the annual and long-term incentive programs, which is largely based on comparative benchmarking, increases at higher levels of responsibility, as the named executive officers have the greatest influence on the Company’s strategic direction and results over time.

• Peer Groups Help Establish Target Total Direct Compensation and Define Competitive Levels of Performance

The Committee generally looks to an industry-specific peer group of companies to help establish base salary and target annual and long-term incentives for the named executive officers and to ensure that the total direct compensation of the named executive officers is competitive.  The Committee may also look to a general industry group of companies when considering compensation of the named executive officers.  The Committee also uses industry-specific peer groups in measuring relative company performance for purposes of some of our long-term incentive programs, which impacts a portion of each named executive officer’s long-term incentive compensation.  Peer groups are reviewed with the Committee’s independent compensation consultant for appropriateness for the particular purpose.

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For 2014, target total direct compensation for certain of the named executive officers was determined by reference to, among other things, the market median total direct compensation of the following companies, in each case as reported in the most recent proxy statement for each company (which we refer to as the 2014 peer group):

Cabot Oil & Gas Corporation	ONEOK, Inc.
Chesapeake Energy Corporation	Pioneer Natural Resources Company
Cimarex Energy Co.	QEP Resources, Inc.
Concho Resources Inc.	Questar Corporation
CONSOL Energy Inc.	Quicksilver Resources Inc.
Continental Resources, Inc.	Range Resources Corporation
Energen Corporation	SM Energy Company
EOG Resources, Inc.	Southwestern Energy Company
EXCO Resources, Inc.	Spectra Energy Corp
MarkWest Energy Partners, L.P.	Ultra Petroleum Corp.
National Fuel Gas Company	Whiting Petroleum Corporation
Newfield Exploration Company	Williams Companies, Inc., The
Noble Energy, Inc.

This group of companies was selected in the fall of 2013 by the Committee with the assistance of its independent compensation consultant after considering changes to the Company’s strategic direction and conducting a thorough analysis of the prior peer group.  Selection criteria for the 2014 peer group included consideration of industry, talent competitiveness, whether a peer is a peer of peers, geographic location, ownership structure, current and historical financial and stock performance and scope.

The 2014 peer group is largely consistent with the peer group for 2013 except for the elimination of companies that were acquired during 2013 and, in light of the Company’s 2013 sale of Equitable Gas Company, companies with a distribution focus.  The replacement peers, Continental Resources, Inc., Noble Energy, Inc. and QEP Resources, Inc., were identified by the Committee after consideration of historical market capitalization, financial performance and executive compensation of companies not included in the prior year peer group but identified as peers by the largest of the proxy advisory services with a particular focus on production and, to a lesser extent, midstream operations.

The financial metrics at the median of the 2014 peer group are intended to approximate, on balance, the Company’s financial metrics.  See Appendix C for a comparison of financial metrics of the 2014 peer group available at the time of selection.  The 2014 peer group was used to establish the 2014 base salaries and 2014 target annual and long-term incentive compensation for Messrs. Porges, Crawford and Schlotterbeck and to measure relative company performance for purposes of the Company’s 2014 EPIP (see the “Determining Target Total Direct Compensation” section below for a discussion of how the peer group data was used to establish the 2014 compensation levels for the named executive officers).  In establishing the 2014 base salary and 2014 target annual and long-term incentive compensation for Mr. Gardner, the Committee considered the compensation paid to executives within the general industry group of companies set forth in Appendix D because the Committee believed that the skills and experience requisite of the General Counsel need not be specific to the Company’s business and, accordingly, his compensation should be aligned with general industry.  In recognition of the increasing industry focus in his responsibilities, the Committee considered the general industry group of companies and the 2014 peer group in establishing Mr. Conti’s 2014 base salary and 2014 target annual and long-term incentive compensation.

In the fall of 2014, the Committee reviewed its peer group with its independent compensation consultant and, after conducting a thorough analysis, concluded to make no changes at that time.   Although no changes were made, we refer to this peer group as the 2015 peer group to reflect the purpose for its selection.

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The financial metrics at the median of the 2015 peer group are intended to approximate, on balance, the Company’s financial metrics.  See Appendix E for a comparison of financial metrics of the 2015 peer group available at the time of selection.  The 2015 peer group was used to establish the 2015 base salaries and 2015 target annual and long-term incentive compensation for Messrs. Porges, Crawford and Schlotterbeck and to measure relative company performance for purposes of the Company’s 2015 EPIP.  In establishing the 2015 base salary and 2015 target annual and long-term incentive compensation for Mr. Gardner, the Committee considered the compensation paid to executives within the general industry group of companies set forth in Appendix F for the same reason it used a general industry peer group for establishing 2014 compensation.  In continued recognition of the industry focus in his responsibilities, the Committee considered the 2015 peer group and the general industry group of companies in establishing Mr. Conti’s 2015 base salary and 2015 target annual and long-term incentive compensation.

• The Committee is Mindful of Tax Considerations When Designing Compensation

The Committee considers the impact of the applicable tax laws with respect to compensation paid under the Company’s plans, arrangements and agreements.  Code Section 162(m) disallows, with certain exceptions, a federal income tax deduction for annual compensation over $1 million paid to any covered employee.  The covered employees are the person who served as principal executive officer as of the close of the tax year and the three most highly-compensated officers serving at year-end other than the principal executive officer and the principal financial officer.  An exception to the deduction limit is provided under the Code for performance-based compensation paid pursuant to shareholder-approved plans that meet certain criteria.

Long-term incentive awards outstanding in 2014 were granted under plans approved by the Company’s shareholders.  These plans provide for award opportunities designed to qualify as performance-based compensation under Code Section 162(m).  More specifically, the awards under the 2012 EPIP, the 2013 EPIP, the 2014 EPIP, the 2015 EPIP and the EQM TR Program and the stock option awards are anticipated, but cannot be guaranteed, to be fully deductible by the Company under the performance-based compensation exemption.

In addition, the Executive STIP permits the payment of annual incentive awards that are designed to be deductible performance-based compensation under Code Section 162(m).  The 2014 and 2015 annual incentive awards are also anticipated, but cannot be guaranteed, to be fully deductible under the performance-based compensation exemption.

Although the Committee generally attempts to structure compensation to preserve deductibility, it also believes that there are circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation for tax purposes.  For example, the Company has the ability to grant service-based restricted shares and other stock-based awards under the 2014 LTIP and to make cash bonuses and equity grants that are not designed to qualify as performance-based compensation under the Code.

• Executives are Encouraged to Own Equity

Consistent with the goal of driving long-term value creation for shareholders, the Company’s equity ownership guidelines require significant equity ownership by our named executive officers.  As of December 31, 2014, the named executive officers’ holdings relative to their equity ownership guidelines were as set forth on the following page:

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NAME (YEAR OF EXECUTIVE OFFICER STATUS)	OWNERSHIP GUIDELINES (MULTIPLE OF BASE SALARY)	ACTUAL MULTIPLE OF BASE SALARY OWNED	VALUE REQUIRED BY OWNERSHIP GUIDELINES	AGGREGATE QUALIFYING VALUE OWNED
David L. Porges (1998)	8X	45.9X	$6,800,000	$39,008,760	(1)
Philip P. Conti (2000)	3X	23.3X	1,218,000	9,460,593
Randall L. Crawford (2003)	3X	15.6X	1,350,000	7,023,959
Lewis B. Gardner (2008)	3X	5.6X	1,110,000	2,076,186
Steven T. Schlotterbeck (2008)	3X	12.9X	1,455,000	6,246,255

(1)       Excludes 50,000 shares of EQT common stock (value of $3,785,000 at December 31, 2014) held in a trust of which Mr. Porges is a co-trustee and in which he has beneficial interest and voting and investment power.

Qualifying holdings include EQT stock and EQM units owned directly, EQT shares held in the Company’s 401(k) plan, time-based restricted stock and units, and performance-based awards for which only a service condition remains, but do not include other performance-based awards or options.  Although mandatory, there is no deadline for achieving the ownership guidelines and executives are not required to purchase EQT stock or EQM units.  The net shares or units acquired through incentive compensation plans (through the exercise of options, the vesting of restricted stock or similar) must be retained if an executive has not satisfied his target.  An executive’s failure to meet the equity ownership guidelines may influence an executive’s mix of cash and non-cash compensation.  Executives are not permitted to pledge their EQT equity (or EQM equity if they are also executive officers of EQM’s general partner) or hedge or otherwise invest in derivatives involving EQT stock or EQM units.

Making Executive Compensation Decisions

• Determining Target Total Direct Compensation

The Committee establishes the target total direct compensation for named executive officers by establishing base salaries and setting annual and long-term incentive targets.  When appropriate, the Committee also modifies perquisites and makes other awards.  When establishing target total direct compensation for each named executive officer, the Committee considers:

•                             the market median target total direct compensation for the applicable peer group as compiled by the Committee’s independent compensation consultant;

•                             the scope of the executive’s responsibility, internal pay equity, succession planning, industry-specific technical skills and abilities that may be difficult to replace and the highly-competitive environment for executive talent in the region because of the activity in the Marcellus and Utica plays; and

•                             Mr. Porges’ compensation recommendations.

The Committee also seeks input from or the approval of the other independent directors of the Board when appropriate or desirable.

The Committee sets base salaries and annual incentive targets at or below market median.  The Committee has established long-term incentive targets for the named executive officers other than the Chief Executive Officer above market median after considering the factors identified above.

In considering the amount and type of each component of compensation, the Committee considers the effect of each element on all other elements as well as the allocation of target total compensation between cash and equity.  In response to the request of a significant shareholder, in 2009 the Committee committed that at least 50% of the value of all equity granted to the named executive officers would be performance-based awards (not including options) earned only upon the achievement of disclosed

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performance metrics and hurdle rates.  While the Committee remains committed to providing a significant portion of each executive officer’s equity based compensation in performance-based awards, in 2014, it announced that it believes that options are an appropriate and useful compensation tool which need not be limited as described above.   This determination was made after considering shareholder feedback received over the preceding years and input from the Committee’s independent compensation consultant.

Compensation previously earned by the named executive officers does not typically affect the Committee’s compensation decisions.  This reflects the Committee’s view that a named executive officer’s compensation level should reflect the current market value of his services. The Committee further believes that reducing a named executive officer’s compensation based on the value of past compensation would weaken the competitiveness of the Company’s compensation programs and the incentive to achieve superior performance in the future and make it more difficult to attract, motivate and retain executive talent.

In 2014, the target total direct compensation of Mr. Porges substantially exceeded the target total direct compensation of the other named executive officers. This differential is consistent with, and largely driven by, pay differentials reflected in the peer groups as the management and oversight responsibilities of a chief executive officer are significantly broader in scope than those of the other named executive officers.

• Tally Sheets

Annually the Committee is provided with a tally sheet for each named executive officer designed to provide the Committee with a full picture of the executive’s compensation history as well as of all compensation payable upon his termination of employment and upon a change of control.  Each tally sheet sets forth:

•                             a history of at least five years of base salary, annual incentive targets and awards and perquisites; and

•                             a complete history since hire date of long-term incentive awards, including realized gains as well as potential gains on unexercised or unvested awards.

The tally sheets also reflect the value of compensation due to each named executive officer under certain termination scenarios, including:

•                             termination of the executive by the Company with and without cause, as defined in any applicable agreement or policy;

•                             termination by the executive for good reason, as defined in the applicable agreement;

•                             termination by the executive other than for good reason, including retirement;

•                             termination of the executive following a change of control; and

•                             disability or death.

With regard to each scenario, the tally sheets include:

•                             the cash amounts payable to the executive, including outplacement and other payments;

•                             the cost of benefits continuation;

•                             the value of all equity awards, including the acceleration of unvested equity awards and the value of forfeited awards;

•                             the value of any cutback of benefits to avoid excise tax;

•                             retirement benefits; and

•                             any other compensation payable to the executive upon termination.

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The tally sheets are provided to Committee members in an electronic resource book for easy reference.  This resource book also contains base salary, annual and long-term incentive targets, all incentive plan documentation and all non-competition and change of control agreements for each of the named executive officers.

• Role of the Independent Compensation Consultant

The Committee has the sole authority to hire, terminate and approve fees for compensation consultants, outside legal counsel and other advisors as it deems to be necessary to assist in the fulfillment of its responsibilities.  During 2014, the Committee utilized Pay Governance as its independent compensation consultant, and Pay Governance reported directly to the Committee.  Representatives of Pay Governance provided the Committee with market data and counsel regarding executive officer compensation programs and practices, including specifically:

•                             competitive benchmarking;

•                             peer group identification and assessment;

•                             advice and market insight as to the form of and performance measures for annual and long-term incentives;

•                             marketplace compensation trends in the Company’s industry and generally; and

•                             advice regarding the performance of the Company’s annual review of compensation risk.

Representatives of Pay Governance do not make recommendations on, or approve, the amount of compensation for any executive officer.  The Committee may request information or advice directly from representatives of Pay Governance and may direct the Company to provide information to representatives of Pay Governance.  Representatives of Pay Governance regularly interact with representatives of the Company’s human resources department and periodically with the Chief Executive Officer and representatives of the legal department.

Components of the Company’s Compensation Program

The following describes each element of the Company’s executive compensation arrangements:  base salary, annual incentives, long-term incentives, health and welfare benefits, retirement programs, perquisites, and non-compete and change of control agreements.

• Base Salary

The base salary for each named executive officer is established taking into account the factors discussed under “Determining Target Total Direct Compensation” above.  Base salaries are ordinarily considered and, where appropriate, adjusted early each year.  In 2014, the following base salary adjustments were made:  Mr. Conti’s base salary was increased to $406,000 from $400,000; Mr. Crawford’s base salary was increased to $450,000 from $442,000; Mr. Gardner’s base salary was increased to $370,000 from $345,000; and Mr. Schlotterbeck’s base salary was increased to $485,000 from $442,000.  These salary adjustments were made to approximate base salaries at the market median. In 2015, the following base salary adjustments were made:  Mr. Conti’s base salary was increased to $431,400 from $406,000; Mr. Crawford’s base salary was increased to $463,500 from $450,000; Mr. Gardner’s base salary was increased to $385,500 from $370,000; and Mr. Schlotterbeck’s base salary was increased to $505,500 from $485,000.  These salary adjustments were made to approximate base salaries at the market median.

• Annual Incentives

Before or at the start of each year, the Committee approves the target annual incentive award for each named executive officer taking into account the factors discussed under “Determining Target Total Direct

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Compensation” above.  For 2014, the Committee approved the following target annual incentive awards for the named executive officers:  $850,000 for Mr. Porges; $320,000 for Mr. Conti; $385,000 for Mr. Crawford; $203,500 for Mr. Gardner; and $415,000 for Mr. Schlotterbeck.  These levels approximated the market median and were largely consistent with the 2013 targets.  For 2015, the Committee approved the following increases in the target annual incentive awards for Messrs. Gardner and Schlotterbeck to reflect the market median:  for Mr. Gardner, an increase of $11,000 to $214,500; and for Mr. Schlotterbeck, an increase of $45,000 to $460,000.

The Executive STIP, which is the annual bonus plan in which the named executive officers participate, is structured with an intent to preserve the full deductibility of awards under Code Section 162(m).  In order to do this, the Committee establishes one or more objectively determinable performance goals or measures before or at the beginning of each year.  Performance against these measures results in an objectively determinable bonus amount, except that the Committee is permitted to exercise, and has historically exercised, downward discretion in determining the actual payout under the plan.  The Committee does not have discretion to pay a higher amount under the Executive STIP than that specified by the objective formula.

2014 Annual Incentives

The 2014 performance measure approved for the Executive STIP was adjusted 2014 EBITDA compared to business plan.  Adjusted 2014 EBITDA was calculated consistent with all GAAP line items using a fixed natural gas price of $4.00 per Mcfe, normalizing for weather and excluding the effects of acquisitions and dispositions of greater than $100 million.  This measure, which has been successfully used as the annual performance metric since the 2009 plan year, was selected because it drives behavior consistent with the shareholders’ interests and the Company’s business plan embodies the goals and priorities of the Company.   Moreover, cash flow measures such as EBITDA are often utilized by capital intensive companies and their investors as an indicator of such companies’ performance, including their ability to fund their activities and service their debt (see Appendix B for additional information about this metric).  The Committee fixed the natural gas price and agreed to normalize for weather to avoid the undue positive or negative effect of natural gas prices and weather, both of which are beyond the control of plan participants and may be volatile.  The Committee believed that the exclusion of acquisitions and dispositions of over $100 million from the calculation of adjusted 2014 EBITDA would encourage named executive officers to pursue monetization transactions to further the Company’s strategic plan to accelerate development of the Company’s Marcellus Shale assets.  Under the Executive STIP, a pool to pay bonuses to the Company’s seven executive officers (which include the named executive officers) was funded based upon adjusted 2014 EBITDA relative to plan, as follows:

ADJUSTED 2014 EBITDA COMPARED TO BUSINESS PLAN	PERCENTAGE OF ADJUSTED 2014 EBITDA AVAILABLE FOR ALL EXECUTIVE OFFICER 2014 ANNUAL INCENTIVE AWARDS
At or above plan	2%
5% below plan	1.5%
25% below plan	1%
Greater than 25% below plan	No bonus

The percentage of adjusted 2014 EBITDA available for the pool was interpolated between levels and capped at 2%.   After determining the pool available for distribution, the Committee determined the value of the award to each named executive officer based upon consideration of the individual’s 2014 target award and 2014 performance on Company, business unit and individual value drivers.  Generally, the Committee aims to award between zero and three times the value of a named executive officer’s target award, but the Committee may award up to $5 million to each named executive officer, subject to the overall cap.  The Committee believes that this structure provides the Committee with flexibility to reward superior individual performance in years of superior company performance.

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The Committee considers the following as a basis for addressing the performance of each named executive officer:

•                             a review of Mr. Porges’ performance performed by the Corporate Governance Committee and the Chair of the Committee and reviewed with all independent directors.  Mr. Porges provides a self-assessment to the Corporate Governance Committee and the Chair of the Committee to assist their review, and input is requested from the Lead Independent Director and other independent directors; and

•                             a report by Mr. Porges regarding the performance of each other named executive officer.

Adjusted 2014 EBITDA of $1,693 million exceeded the Company’s business plan by approximately 8%.  Consistent with the Executive STIP and Code Section 162(m), the Committee exercised downward discretion in determining the award to each named executive officer taking into consideration each named executive officer’s target award and performance on Company, business unit and individual value drivers.  In assessing the value driver performance of each named executive officer, the Committee considered, among other things, the effort on a number of important transactions and projects and the Company’s strong 2014 performance (discussed under the caption “How We Performed in Fiscal Year 2014” in this CD&A) notwithstanding volatility in the price for natural gas, natural gas liquids and oil and the weakening of local basis in the Appalachian region.  The five-year trend in the Company’s performance on certain metrics discussed below is set forth in the “2015 Proxy Statement Summary” section of this proxy statement under the caption “EQT Business Highlights.”    The following are the highlights of each named executive officer’s 2014 performance:

NAMED EXECUTIVE OFFICER	2014 PERFORMANCE HIGHLIGHTS
David L. Porges

Mr. Porges served in the role of Chairman, President and Chief Executive Officer of EQT and of the general partner of EQM throughout 2014.  Mr. Porges’ 2014 incentive award recognized the Company’s efforts on important transactions and projects, as well as its strong performance in a weak price market, as follows:

•                  completed EQT’s sale of the Jupiter gathering system to a subsidiary of EQM and the related EQM equity offering;

•                  commenced work on the Ohio Valley Connector project and partnered with an affiliate of NextEra Energy, Inc. to form a joint venture for the purpose of constructing the Mountain Valley Pipeline;

•                  received board approval to file a registration statement with the SEC for an initial public offering of common units of a master limited partnership that is expected to own the general partner interest in, and the incentive distribution rights of, EQM;

•                  commenced operations in the Permian Basin by way of an asset exchange with Range Resources Corporation (Range) through which the Company also exited its position in the Nora Field of Virginia;

•                  increased production sales volume, reserves, gathered volume and transmission throughput to record levels as described below, while at the same time maintaining control over costs and operating in a safe and environmentally responsible fashion; and

•                  leadership on achieving other company and business unit value drivers, including a value driver through which employees were encouraged to identify innovative ways to help the Company grow and enhance its performance.

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NAMED EXECUTIVE OFFICER	2014 PERFORMANCE HIGHLIGHTS
Philip P. Conti

Mr. Conti served as Senior Vice President and Chief Financial Officer of EQT and of the general partner of EQM throughout 2014.  His role includes the management of the treasury, accounting, tax, financial risk and internal audit functions.  Mr. Conti’s incentive award recognized his performance on Company, business unit and individual value drivers in 2014, including:

•                  completed EQT’s sale of the Jupiter gathering system to EQM and the related EQM equity offering that resulted in $902 million of net proceeds;

•                  following the receipt of EQM’s investment grade credit rating, completed EQM’s initial debt offering which resulted in net proceeds of $492 million;

•                  led the efforts to put EQT in a strong liquidity position heading into 2015, which efforts included the Jupiter transaction and the EQM debt and equity offerings;

•                  performed an analysis of whether future midstream projects should be built at EQT or EQM, including consideration of the schedule for future asset sales to EQM;

•                  led the effort that resulted in board approval to file a registration statement for an initial public offering of common units of a master limited partnership that is expected to own the general partner interest in, and the incentive distribution rights of, EQM;

•                  provided strong oversight for accounting disclosure and controls systems, as evidenced by the lack of significant internal control or financial reporting deficiencies; and

•                  continued successful tax planning initiatives.

Randall L. Crawford

Mr. Crawford led the Company’s midstream and commercial businesses throughout 2014, serving as Senior Vice President and President, Midstream and Commercial, EQT and Executive Vice President and Chief Operating Officer of the general partner of EQM.  Mr. Crawford’s incentive award recognized his performance on Company, business unit and individual value drivers in 2014, including:

•                  operating income of $384.3 million at EQT Midstream; 17% higher than 2013;

•                  record gathered volume of 590.5 TBtu; 27% higher than 2013;

•                  record transmission throughput of 654.8 TBtu; 57% higher than 2013;

•                  gathering and compression expense of $0.14 per MMBtu; a 22% decrease from 2013;

•                  leadership in meeting with EQM stakeholders to communicate issues critical to EQM, including strategy and technical information;

•                  developed and directed the commercial sales strategy for the Company’s record natural gas and natural gas liquids production;

•                  led business development efforts  to profitably attract third-party volumes while ensuring that EQT Production’s volume growth continues to move and access valuable markets;

•                  significant progress on the Mountain Valley Pipeline and Ohio Valley Pipeline projects, which will substantially increase the EQM asset base and geographic footprint and set the foundation of that business for years to come;

•                  with the Finance Department, completed EQT’s sale of the Jupiter gathering system to EQM; and

•                  an excellent environmental and safety record.

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NAMED EXECUTIVE OFFICER	2014 PERFORMANCE HIGHLIGHTS
Lewis B. Gardner

Mr. Gardner served as General Counsel and Vice President, External Affairs throughout 2014.  His role includes the management of the legal, enterprise risk, external affairs, corporate communications, environmental, health and safety, governance and corporate secretary functions.  Mr. Gardner’s incentive award recognized his performance on Company, business unit and individual value drivers in 2014, including:

•                  effective management of corporate governance, compliance and litigation matters;

•                  oversight for legal efforts in support of significant transactions and projects in 2014, including the sale of the Jupiter gathering system and related EQM equity offering, the EQM debt offering, the exchange of assets with Range, the development of the Ohio Valley Connector project, the structure and development of the joint venture to build the Mountain Valley Pipeline and the analysis supporting the filing of a registration statement for an initial public offering of common units of a master limited partnership that is expected to own the general partner interest in, and the incentive distribution rights of, EQM and related matters;

•                  leadership in governmental affairs matters important to EQT, including lease integration and zoning matters; and

•                  continued improvement in safety and environmental performance, including oversight of the design and implementation of a more robust contractor safety program for third-party vendors.

Steven T. Schlotterbeck

Mr. Schlotterbeck led the Company’s exploration and production business throughout 2014, serving as Executive Vice President and President, Exploration and Production. At the end of 2013, Mr. Schlotterbeck assumed responsibility for the Company’s information technology and procurement functions.  Mr. Schlotterbeck’s incentive award recognized his performance on Company, business unit and individual value drivers in 2014, including:

•                  record production sales volume of 476.3 Bcfe, an increase of  26% over 2013, which represented the fifth consecutive year of annual production sales volume growth in excess of 25%;

•                  total proved reserves of 10.7 Tcfe, an increase of 29% over 2013;

•                  leased an additional 71,000 gross acres in the Company’s core Marcellus play;

•                  leadership in expanding operations into the Permian Basin through the asset exchange with Range which also resulted in the Company exiting its non-core position in the Nora Field in Virginia;

•                  total feet of pay drilled was 108% of the planned amount, while staying within the planned capital budget;

•                  led development of an inventory of 90 wells to be carried into 2015, which equates to 47% of the 191 well 2015 drilling program;

•                  total controllable lease operating expense and gathering and administrative unit costs were 6% less than the planned amount;

•                  leadership in meeting with EQT stakeholders to communicate exploration and production issues critical to EQT, including strategy and technical information; and

•                  an excellent environmental and safety record.

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Although permitted to distribute a total of $33.8 million to the seven executive officers, the Committee distributed less than $6.4 million.  The total 2014 Executive STIP award to each named executive officer as a percent of his respective target award was as follows:

NAMED EXECUTIVE OFFICER	2014 ANNUAL INCENTIVE AWARD AS A PERCENTAGE OF TARGET
David L. Porges	268%
Philip P. Conti	263%
Randall L. Crawford	250%
Lewis B. Gardner	226%
Steven T. Schlotterbeck	265%

2015 Annual Incentives

In December 2014, the Committee selected adjusted 2015 EBITDA as compared to business plan as the performance measure under the 2015 Executive STIP.  Adjusted 2015 EBITDA will be calculated consistent with all GAAP line items using a fixed natural gas price of $4.00 per Mcfe and excluding the effects of acquisitions and dispositions of greater than $100 million.  Adjusted 2015 EBITDA was selected as the 2015 performance measure for the same reasons that adjusted 2014 EBITDA was selected for 2014 after also considering the relative rigor of the 2015 business plan, including the forecasted growth rate and the importance of managing costs in a low price environment for natural gas.  Under the Executive STIP, the pool available for all executive officer incentive awards will be funded based upon adjusted 2015 EBITDA relative to the 2015 business plan consistent with funding permitted under the 2014 annual incentive.  Also consistent with 2014 and prior years, after determining the pool available for distribution for 2015, the Committee will determine the value of the award to each named executive officer based upon consideration of the individual’s 2015 target award and 2015 performance on Company, business unit and individual value drivers.

• Long-Term Incentives

2014 Long-Term Incentive Awards (2014 options and 2014 EPIP)

In developing the 2014 long-term incentive program, the Committee designed a program that the Committee believed would align the interests of the named executive officers with the interests of shareholders, drive appropriate performance, be market competitive, be effective for retention purposes, be tax efficient and minimize earnings volatility.   The Committee’s considerations included:

•                 the appropriate way to incentivize executives toward the success of both the Company and EQM;

•                 the portfolio of existing long-term incentive programs and their combined influence on focusing executive behavior on critical activities; and

•                 feedback received during the Company’s 2013 shareholder outreach program.

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As a result of its analysis, and with input from its independent compensation consultant, the Committee designed a long-term incentive compensation program for 2014 that included stock options and performance units under the 2014 EPIP:

TYPE OF AWARD	APPROXIMATE PERCENT OF VALUE	RATIONALE
Stock Options	45%	Stock options encourage executives to focus broadly on behaviors that should lead to a sustained long-term increase in the price of EQT stock, which benefits all shareholders.
2014 EPIP	55%

The 2014 EPIP performance units drive long-term value directly related to EQT stock performance but allow for the delivery of some value, assuming relative performance, even if the stock price declines. Performance units have stronger retention value than options but less leverage in a rising stock price environment.

The allocation among the types of awards was largely driven by the Committee’s commitment at the time of grant that at least 50% of the value of all equity granted to named executive officers would be performance-based awards (not including options).

The options granted in January 2014 have a term of ten years and an exercise price of $89.78.  The options will vest on January 1, 2017, contingent upon continued employment with the Company on such date.   Prior to 2014, options granted to the executive officers vested 50% on the first anniversary of the grant date and the balance on the second anniversary of the grant date.  The change to a three-year cliff vest from a pro-rata vest over two years was largely driven by feedback received during the Company’s 2013 shareholder outreach efforts.

The performance measures for the 2014 EPIP are the Company’s:

•                             TSR over the period January 1, 2014 through December 31, 2016, as ranked among the comparably measured TSR of the 2014 peer group; and

•                             compound annual production sales volume growth.

The Committee chose TSR ranking among peers because it forges a direct link to shareholder performance on a relative basis rather than on an absolute basis. The Committee believes an internal metric is important to serve as a modifier to TSR and to drive appropriate behavior.  The Committee considered a variety of internal financial and operational performance metrics before deciding upon compound annual production sales volume growth.  In moving to compound annual production sales volume growth from cumulative cash flow per share (used in the 2013 and 2012 EPIPs) as the second performance metric, the Committee considered, among other things, the portfolio of performance measures outstanding, took note that the performance period for the only then-outstanding program utilizing production sales volume as a performance measure ended on December 31, 2013, and concluded that production sales volume growth, as a significant driver of shareholder value, was an appropriate performance measure.

In approving the payout matrix for the 2014 EPIP, the Committee considered the alignment of the matrix with the Company’s business plan in the “live within cash flows” scenario and in the “stretch” scenario and noted, among other things, that the highest levels of performance exceed performance at the stretch scenario.  The analysis behind the selection of the 2014 peer group is described above under the caption

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“Peer Groups Help Establish Target Total Direct Compensation and Define Competitive Levels of Performance.” Having given consideration to these and other factors, and the advice of its independent compensation consultant, the Committee determined that the payout matrix was appropriately rigorous.

The payout opportunity under the 2014 EPIP ranges from:

•                             no payout if the Company is one of the nine lowest-ranking companies in the 2014 peer group as to TSR and has compound annual production sales volume growth over the performance period of less than 0%;

•                             to target payout if the Company ranks seventeenth to fourteenth in the 2014 peer group as to TSR and has compound annual production sales volume growth over the performance period equal to 10%;

•                             to three times the target award if the Company is one of the four highest-ranking companies in the 2014 peer group as to TSR and has compound annual production sales volume growth over the performance period of at least 30%.

Earned 2014 EPIP units are expected to be distributed in Company common stock.  The election to pay awards in Company common stock under the 2014 EPIP was consistent with the Company’s efforts to utilize cash to accelerate development of its Marcellus Shale assets.  In addition, payment in common stock further aligns the interests of the named executive officers with those of shareholders and allows favorable, non-variable accounting treatment.

The Committee established the 2014 target awards by taking into account the factors discussed under “Determining Target Total Direct Compensation” above.  The target award made to Mr. Porges was at the median of the 2014 peer group.  The target awards to Messrs. Conti, Crawford, Gardner and Schlotterbeck ranged from the median to the 66th percentile of the applicable peer group after considering the scope of each executive’s responsibilities, internal pay equity, succession planning, industry-specific technical skills and abilities that may be difficult to replace and the highly-competitive environment for executive talent in the region because of activity in the Marcellus play.

Long-Term Incentive Awards extending through and beyond 2014

During 2014, in addition to the awards described above, the named executive officers held unvested options that were granted in 2013, as well as unvested awards under the 2012 EPIP, the 2013 EPIP and the EQM TR Program for which the relevant performance or service periods had not yet been completed.  In 2014, the Committee certified the relevant performance and authorized payout for the 2011 Volume and Efficiency Program (2011 VEP).  Please refer to the “Narrative Disclosure to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table” below for a description of the terms of the 2013 options, the 2012 EPIP, the 2013 EPIP and the EQM TR Program.

2015 Long-Term Incentive Awards (2015 options and 2015 EPIP)

In developing the 2015 long-term incentive program, the Committee designed a program that the Committee believes aligns the interests of the named executive officers with the interests of shareholders, drives appropriate performance, is market competitive, is effective for retention purposes, is tax efficient and minimizes earnings volatility.  Development of the 2015 long-term incentive program involved a thorough analysis of the long-term incentive programs offered by our peers.  The Committee’s considerations also included:

•                 the appropriate way to incentivize executives toward the success of both the Company and EQM;

•                 the portfolio of existing long-term incentive programs and their combined influence on focusing executive behavior on critical activities; and

•                 feedback received during the Company’s 2014 shareholder outreach program.

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The process involved consideration of the pros and cons of seven types of long-term incentive programs.  As a result of its analysis, and with input from its independent compensation consultant, the Committee designed a long-term incentive compensation program for 2015 that includes stock options and performance units under the 2015 EPIP:

TYPE OF AWARD	PERCENT OF VALUE	RATIONALE
Stock Options	25%	Stock options encourage executives to focus broadly on behaviors that should lead to a sustained long-term increase in the price of EQT stock, which benefits all shareholders.
2015 EPIP	75%

The 2015 EPIP performance units drive long-term value directly related to EQT stock performance but allow for the delivery of some value, assuming relative performance, even if the stock price declines. Performance units have stronger retention value than options but less leverage in a rising stock price environment.

Many companies in the 2015 peer group include time-based awards, as well as stock options and other performance-based awards, in their long-term incentive programs.  After giving this information due consideration, the Committee determined to include exclusively stock options and other performance-based awards in the 2015 long-term incentive program in order to provide higher leverage for performance.  After assessing the market, the Committee determined to allocate the value of the awards as described above.

The options granted in January 2015 have a term of ten years and an exercise price of $75.70.  The options will vest on January 1, 2018, contingent upon continued employment with the Company on such date.

The performance measures for the 2015 EPIP are the Company’s:

•                             TSR over the period January 1, 2015 through December 31, 2017, as ranked among the comparably measured TSR of the 2015 peer group; and

•                             compound annual production sales volume growth.

TSR was selected for the same reason it was selected for 2014 and prior years.  The selection of compound annual production sales volume growth followed consideration of other internal metrics, including cash flow growth, return on total capital, expense management and capital usage.  Consistent with the 2014 EPIP, the Committee selected compound annual production sales volume growth because sales volumes are an important driver of shareholder value.

The payout opportunity under the 2015 EPIP ranges from:

•                             no payout if the Company is one of the nine lowest-ranking companies in the 2015 peer group as to TSR and has compound annual production sales volume growth over the performance period of less than 0%;

•                             to target payout if the Company ranks seventeenth to fourteenth in the 2015 peer group as to TSR and has compound annual production sales volume growth over the performance period equal to 6.4%;

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•                             to three times the target award if the Company is one of the four highest-ranking companies in the 2015 peer group as to TSR and has compound annual production sales volume growth over the performance period of at least 26.4%.

In approving the payout matrix, the Committee considered the alignment of the matrix with the Company’s historical and expected growth and the importance of managing costs in a low price environment for natural gas and, following discussion with its independent compensation consultant, concluded that the payout matrix would provide rewards appropriate to performance.  The analysis behind the selection of the 2015 peer group is described above under the caption “Peer Groups Help Establish Target Total Direct Compensation and Define Competitive Levels of Performance.” Having given consideration to these and other factors, including the advice of its independent compensation consultant, the Committee determined that the payout matrix was appropriately rigorous.

Earned 2015 EPIP units are expected to be distributed in Company common stock.  The election to pay awards in Company common stock under the 2015 EPIP is consistent with the Company’s efforts to utilize cash to accelerate development of its assets.  In addition, payment in common stock further aligns the interests of the named executive officers with those of shareholders and allows favorable, non-variable accounting treatment.

The target award made to Mr. Porges was at the median of the 2015 peer group.  The target awards to Messrs. Conti, Crawford, Gardner and Schlotterbeck were between median and the 75th percentile of the applicable peer group after considering the scope of each executive’s responsibilities, internal pay equity, succession planning, industry-specific technical skills and abilities that may be difficult to replace and the highly-competitive environment for executive talent in the regions in which the Company operates. The number of options and target units under the 2015 EPIP awarded to the named executive officers were as follows:

EXECUTIVE OFFICER	2015 OPTIONS	2015 EPIP
David L. Porges	53,900	47,410
Philip P. Conti	20,300	17,840
Randall L. Crawford	23,700	20,810
Lewis B. Gardner	13,000	11,400
Steven T. Schlotterbeck	28,200	24,770

•Other Benefits

Health and Welfare Benefits

The named executive officers participate in the same health and welfare benefit plans offered to other EQT employees, including medical, prescription drug, dental, vision, short- and long-term disability, holiday pay and an employee assistance program.  The same contribution amounts, deductibles and plan design provisions are applicable to all employees.  The Company also facilitates an annual executive physical benefit for the named executive officers.  In late 2014, the Committee determined to engage a new vendor to provide the executive physical benefit.  The benefit will include preferred access to healthcare professionals and related services beginning in 2015 for each named executive officer and his spouse.

Retirement Programs

The named executive officers participate in the same defined contribution 401(k) plan as other EQT employees.  Under the plan, the Company automatically contributes an amount equal to 6% of each participant’s base salary to an individual investment account for the employee, subject to applicable tax regulations.  In addition, the Company matches a participant’s elective contribution by contributing to the

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participant’s individual investment account an amount equal to 50% of each dollar contributed by the employee, subject to a maximum Company contribution of 3% of the employee’s base salary and to applicable tax regulations.

Once Company contributions for named executive officers reach the maximum level permitted under the 401(k) plan or by regulation, Company contributions are continued on an after-tax basis through a retirement annuity product offered by Fidelity Investments Life Insurance Co.  Under this program, the Company also contributed to the annuity an amount equal to 11% of each named executive officer’s annual incentive award.  The after-tax annuity program contains no vesting requirements.

The Company currently has no supplemental executive retirement plan (SERP) or deferred compensation obligations to any employee, including executive officers.  No named executive officer participates in a defined benefit retirement plan with the Company.

Perquisites

Consistent with its philosophy of pay for performance, the Company provides modest perquisites to its named executive officers that, in number and value, are below median competitive levels for the applicable peer group.  Perquisites that are offered to each named executive officer include the following:  a car allowance, a country club and a dining club membership, executive physical, financial planning, parking, life insurance and accidental death and disability insurance (both of which exceed the level of insurance provided to other employees), de minimis personal usage of Company purchased event tickets and, starting in 2015, a travel security insurance policy.

See footnote (5) to the Summary Compensation Table below for a discussion and breakdown of the perquisites provided to the named executive officers in 2014.

•Agreements with the Named Executive Officers

The Committee believes that severance protections can play a valuable role in attracting, motivating and retaining highly talented executives.  The Committee also believes that having an existing agreement in place is preferable to negotiating an exit strategy at the time of an executive officer’s departure.  Accordingly, the Company provides such protections for the named executive officers under their agreements which are described in detail under the caption “Potential Payments Upon Termination or Change of Control” below.  The Committee considers these protections to be an important part of an executive’s compensation and consistent with competitive practices.

The confidentiality, non-solicitation and non-competition agreement with each named executive officer other than Mr. Porges was amended in conjunction with the 2015 long-term incentive grants to better align certain benefits with the Company’s severance pay plan for all employees.  The amendments were economically neutral to the executive and the Company.

The Committee believes that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding continued employment.  This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level.  Change of control benefits are intended to encourage executive officers to remain employed with the Company during an important time when prospects for continued employment are often uncertain and to provide some measure of financial security prior to and after a change of control.  Moreover, the amounts to be paid under the change of control agreements ensure that the interests of the executives will be materially consistent with the interests of the Company’s shareholders when considering corporate transactions.

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Each named executive officer’s change of control agreement provides that payments are not made unless the executive’s employment is terminated by the Company other than for cause or by the executive for good reason within 24 months following the transaction.  The Committee believes that this structure strikes a proper balance between the incentives and the hiring, motivating and retention effects described above, without providing benefits to executives who continue long-term employment with an acquiring company.  This structure may also be attractive to potential acquiring companies, which may place significant value on retaining members of the executive team for some transition period.  Potential acquirers may have an incentive to constructively terminate the executive’s employment to avoid paying severance; accordingly, the Committee believes it is appropriate to provide severance benefits upon a termination by the executive for good reason.

Finally, but importantly, the agreements with the named executive officers include covenants not to compete with, or solicit employees, customers, potential customers and, in the case of the non-competition agreement, vendors or independent contractors from, the Company and to maintain the confidentiality of the Company’s information, for a specified time.  The Committee believes that these covenants are extremely valuable to the Company.

See “Potential Payments Upon Termination or Change of Control” below for more detail regarding the Company’s agreements with each named executive officer, including the value of the benefits.

Change of Control Excise Tax Provisions

If, in connection with a change of control of the Company, any compensation to a named executive officer is accelerated or becomes vested, that executive could, in some cases, be considered to have received “parachute payments” within the meaning of Code Sections 280G and 4999.  Pursuant to these tax laws, the executive could be subject to a 20% excise tax on parachute payments that exceed a certain amount, in which case the Company would be denied a tax deduction for such excess parachute payments.  The change of control agreement with each executive officer contains a “best net” provision, pursuant to which any “parachute payments” will be reduced to the extent necessary to avoid triggering the excise tax, unless the executive would have a more favorable after-tax result by receiving the unreduced payments and paying the excise tax himself, without a gross-up from the Company.  Due to the structure of the excise tax, it is not possible to determine in advance which calculation would produce the more tax-efficient result.  If the excise tax is triggered, the Company would not enjoy a tax deduction on the amount of the “excess parachute payments” but in no event would the Company be obligated to pay any portion of the excise tax.

Cautionary Statements

Disclosures in this proxy statement may contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended.  Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters.  Without limiting the generality of the foregoing, forward-looking statements contained in this proxy statement include the matters discussed regarding the expectation of performance under compensation plans, anticipated financial and operational performance of the Company and its subsidiaries and reserves estimates.  These statements involve risks and uncertainties that could cause actual results to differ materially from projected results.  Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events.  While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control.  The risks and uncertainties

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that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2014.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Report of the Management Development and Compensation Committee

We have reviewed and discussed the Compensation Discussion and Analysis (CD&A) with the management of EQT Corporation.  Based on our review and discussions, we recommended to the Board of Directors that the CD&A be included in the EQT Corporation Proxy Statement for 2015.

This report is not soliciting material, is not deemed to be filed with the SEC and is not to be incorporated by reference in any filing of EQT Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

This report has been furnished by the Management Development and Compensation Committee of the Board of Directors.

Lee T. Todd, Jr., Chair
A. Bray Cary, Jr.
James E. Rohr

Compensation Policies and Practices and Risk Management

Culminating in early 2015, members of the Company’s senior management, with the assistance of the Management Development and Compensation Committee’s independent compensation consultant, conducted a risk assessment of the Company’s compensation programs for all employees.  The results of such assessment were presented to the Management Development and Compensation Committee.  Based on the assessment, the Company and the Committee believe that the Company’s compensation programs are balanced and do not create risks reasonably likely to have a material adverse impact on the Company.  Important factors taken into account include, but are not limited to, the following:

•                             the Company does not use highly leveraged short-term incentives that drive high risk investments at the expense of long-term Company value;

•                             the Company’s annual incentive compensation is based on balanced performance measures that promote disciplined progress towards longer-term goals, and payments are capped;

•                             the performance periods and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period at the expense of performance in other periods;

•                             the Company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial and operating performance;

•                             variations of the Company’s compensation programs have been in place for many years, and the Company has seen no evidence that they encourage excessive risk-taking;

•                             the Management Development and Compensation Committee has authority to exercise downward discretion to reduce or eliminate payouts under all of the Company’s compensation programs;

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•                             the Company’s equity ownership guidelines require executives to hold a meaningful equity interest, linking their interests to the interests of shareholders; and

•                             hedging and pledging of EQT securities by EQT executive officers and directors, and EQM securities by EQM executive officers and directors, is prohibited under the Company’s policies.

Compensation Tables

The following tables contain information concerning the compensation of the Company’s principal executive officer, its principal financial officer and each of its other three most highly compensated executive officers who were serving as executive officers at the end of 2014.  References to named executive officers in this “Compensation Tables” section are to the five individuals included in the following tables.

Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	ALL OTHER COMPENSATION	TOTAL
		($) (1)	($)	($) (2)	($) (3)	($) (4)	($) (5)	($)
David L. Porges	2014	850,000	-	4,169,644	1,059,100	2,275,000	400,156	8,753,900
Chairman, President and	2013	882,693	-	2,649,147	1,544,928	2,500,000	345,305	7,922,073
Chief Executive Officer	2012	826,923	-	4,176,362	1,395,502	1,996,000	317,893	8,712,680

Philip P. Conti	2014	404,846	-	1,843,334	469,475	840,000	178,022	3,735,677
Senior Vice President and	2013	415,385	-	900,531	525,008	950,000	157,523	2,948,447
Chief Financial Officer	2012	400,001	-	1,151,708	427,356	730,000	144,991	2,854,056

Randall L. Crawford	2014	448,461	-	2,150,834	547,350	962,500	204,558	4,313,703
Senior Vice President	2013	459,000	-	1,263,199	737,352	1,100,000	171,235	3,730,786
	2012	436,923	-	1,707,462	590,912	820,000	164,055	3,719,352

Lewis B. Gardner	2014	365,193	-	615,002	157,975	460,000	131,569	1,729,739
General Counsel and	2013	358,268	-	378,290	220,704	550,000	110,854	1,618,116
Vice President, External Affairs	2012	342,692	-	531,889	180,703	400,000	100,991	1,556,275

Steven T. Schlotterbeck	2014	476,731	-	2,304,585	585,175	1,100,000	189,122	4,655,613
Executive Vice President	2013	459,000	-	1,263,199	737,352	1,100,000	163,696	3,723,247
	2012	436,923	-	1,707,462	590,912	825,000	149,708	3,710,005

(1)    Each named executive officer’s annual base salary is paid over 26 equal pay periods each year.  Due to the timing of the Company’s bi-weekly pay cycle, 2013 contained 27 pay dates, while 2012 and 2014 each contained the standard 26 pay dates.

(2)    This column reflects the aggregate grant date fair values determined in accordance with FASB ASC Topic 718 for performance units granted in the applicable year under the 2012 EPIP, the EQM TR Program, the 2013 EPIP and the 2014 EPIP (each as defined and described under the caption “Narrative Disclosure to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table” below), using the assumptions described below.  Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for awards subject to performance conditions are based on the probable outcome as of the date of grant and exclude the impact of estimated forfeitures.

The 2012 EPIP was a three-year program that provided for stock-based awards.  Each named executive officer was granted an award under the 2012 EPIP on January 1, 2012.  The vesting and payment of the awards occurred on February 19, 2015.  The performance period for the 2012 EPIP was January 1, 2012 through December 31, 2014.  The grant date fair values of the awards were:  $3,413,600 for Mr. Porges; $1,044,000 for Mr. Conti; $1,445,600 for Mr. Crawford; $442,400 for Mr. Gardner; and $1,445,600 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying the number of units awarded to each named executive officer (42,670 for Mr. Porges; 13,050 for Mr. Conti; 18,070 for Mr. Crawford; 5,530 for Mr. Gardner; and 18,070 for Mr. Schlotterbeck) by $80.00, the grant date fair value of each unit calculated using a Monte Carlo pricing model with the following assumptions: (i) risk-free rate of return: 0.36%; (ii) dividend yield: 5.97%; (iii) volatility:

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37.26%; and (iv) term: three years.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been:  $5,834,696 for Mr. Porges; $1,784,457 for Mr. Conti; $2,470,892 for Mr. Crawford; $756,172 for Mr. Gardner; and $2,470,892 for Mr. Schlotterbeck.

The EQM TR Program is a three and one-half year program (subject to certain quarterly extensions as described under “Stock Awards – EQM TR Program” under the caption “Narrative Disclosure to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table” below) that provides EQM unit-based awards.  Each named executive officer was granted an award on July 2, 2012.  The performance period for the EQM TR Program is June 27, 2012 through December 31, 2015 (subject to quarterly extensions).  The grant date fair values of the awards were:  $762,762 for Mr. Porges; $107,708 for Mr. Conti; $261,862 for Mr. Crawford; $89,489 for Mr. Gardner; and $261,862 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying the number of units awarded to each named executive officer (38,100 for Mr. Porges; 5,380 for Mr. Conti; 13,080 for Mr. Crawford; 4,470 for Mr. Gardner; and 13,080 for Mr. Schlotterbeck) by $20.02, the grant date fair value of each unit calculated using a Monte Carlo pricing model with the following assumptions: (i) risk-free rate of return for periods within the contractual life of the awards based on the applicable U.S. Treasury yield curves in effect at the time of the grant; (ii) an expected quarterly distribution of $0.35 per EQM common unit for the first year and assuming annual increases of 10% per annum thereafter; (iii) the annual historical volatility of a peer group of companies for the expected term of the awards (the valuation model calculated a range of expected volatilities of 27% to 72% and a weighted average expected volatility of 38%); and (iv) a term of five years.  Although granted concurrently with the initial public offering of EQM common units in July 2012, the EQM TR Program awards were attributable to, and served as part of, each named executive officer’s 2013 (not 2012) long-term incentive awards.

The 2013 EPIP is a three-year program that provides stock-based awards.  Each named executive officer was granted an award under the 2013 EPIP on January 1, 2013.  The performance period for the 2013 EPIP is January 1, 2013 through December 31, 2015.  The grant date fair values of the awards were:  $2,649,147 for Mr. Porges; $900,531 for Mr. Conti; $1,263,199 for Mr. Crawford; $378,290 for Mr. Gardner; and $1,263,199 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying the number of units awarded to each named executive officer (23,740 for Mr. Porges; 8,070 for Mr. Conti; 11,320 for Mr. Crawford; 3,390 for Mr. Gardner; and 11,320 for Mr. Schlotterbeck) by $111.59, the grant date fair value of each unit calculated using a Monte Carlo pricing model with the following assumptions: (i) risk-free rate of return: 0.36%; (ii) dividend yield: 0.72%; (iii) volatility: 32.97%; and (iv) term: three years.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been:  $3,323,600 for Mr. Porges; $1,129,800 for Mr. Conti; $1,584,800 for Mr. Crawford; $474,600 for Mr. Gardner; and $1,584,800 for Mr. Schlotterbeck.

The 2014 EPIP is a three-year program that provides stock-based awards.  Each named executive officer was granted an award under the 2014 EPIP on January 1, 2014.  The performance period for the 2014 EPIP is January 1, 2014 through December 31, 2016.  The grant date fair values of the awards were:  $4,169,644 for Mr. Porges; $1,843,334 for Mr. Conti; $2,150,834 for Mr. Crawford; $615,002 for Mr. Gardner; and $2,304,585 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying the number of units awarded to each named executive officer (24,950 for Mr. Porges; 11,030 for Mr. Conti; 12,870 for Mr. Crawford; 3,680 for Mr. Gardner; and 13,790 for Mr. Schlotterbeck) by $167.12, the grant date fair value of each unit calculated using a Monte Carlo pricing model with the following assumptions: (i) risk-free rate of return: 0.78%; (ii) dividend yield: 0.46%; (iii) volatility: 31.38%; and (iv) term: three years.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been:  $5,241,247 for Mr. Porges; $2,317,072 for Mr. Conti; $2,703,601 for Mr. Crawford; $773,058 for Mr. Gardner; and $2,896,865 for Mr. Schlotterbeck.

See “Narrative Disclosure to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table” below for further discussion of the 2012 EPIP, the EQM TR Program, the 2013 EPIP and the 2014 EPIP.

(3)       This column reflects the grant date fair values of option awards granted on January 1, 2012, January 1, 2013, and January 1, 2014.

The grant date fair values of the 2012 option awards were calculated by multiplying the number of options awarded to each named executive officer (105,800 for Mr. Porges; 32,400 for Mr. Conti; 44,800 for Mr. Crawford; 13,700 for Mr. Gardner; and 44,800 for Mr. Schlotterbeck) by $13.19, the grant date fair value of each option calculated using a Black-Scholes option pricing model with the following assumptions: (i) risk-free rate of return: 0.89%; (ii) dividend yield: 1.64%; (iii) volatility factor: 31.44%; and (iv) expected term: five years.

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The grant date fair values of the 2013 option awards were calculated by multiplying the number of options awarded to each named executive officer (92,400 for Mr. Porges; 31,400 for Mr. Conti; 44,100 for Mr. Crawford; 13,200 for Mr. Gardner; and 44,100 for Mr. Schlotterbeck) by $16.72, the grant date fair value of each option calculated using a Black-Scholes option pricing model with the following assumptions: (i) risk-free rate of return: 0.76%; (ii) dividend yield: 0.22%; (iii) volatility factor: 31.69%; and (iv) expected term: five years.

The grant date fair values of the 2014 option awards were calculated by multiplying the number of options awarded to each named executive officer (47,600 for Mr. Porges; 21,100 for Mr. Conti; 24,600 for Mr. Crawford; 7,100 for Mr. Gardner; and 26,300 for Mr. Schlotterbeck) by $22.25, the grant date fair value of each option calculated using a Black-Scholes option pricing model with the following assumptions: (i) risk-free rate of return: 1.72%; (ii) dividend yield: 0.15%; (iii) volatility factor: 24.80%; and (iv) expected term: five years.

See “Option Awards – 2012 Options,” “Option Awards – 2013 Options” and “Option Awards – 2014 Options” under the caption “Narrative Disclosure to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table” below for further discussion of the 2012, 2013 and 2014 options.

(4)       This column reflects the dollar value of annual incentive compensation earned under the Executive STIP (as defined and described under the caption “Narrative Disclosure to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table” below) for the applicable plan year.  The awards were paid to the named executive officers in cash in the first quarter of the following year.  For the 2013 plan year, the Executive STIP awards for Messrs. Porges, Conti, Crawford and Gardner included transaction recognition components for the completion of significant business transactions during 2013, including the Company’s sale of Equitable Gas Company, LLC, in the following amounts:  $200,000 for Mr. Porges; $100,000 for Mr. Conti; $100,000 for Mr. Crawford; and $100,000 for Mr. Gardner.  See “Non-Equity Incentive Plan Compensation – Executive STIP” under the caption “Narrative Disclosure to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table” below for further discussion of the Executive STIP for the 2014 plan year.

(5)       This column includes the dollar value of premiums paid by the Company for group life, accidental death and dismemberment insurance, the Company’s contributions to the 401(k) plan and the 2006 Payroll Deduction and Contribution Program and perquisites.  For 2014, these amounts were as follows:

NAME	INSURANCE ($)	401(K) CONTRIBUTIONS ($)	2006 PAYROLL DEDUCTION AND CONTRIBUTION PROGRAM ($)	PERQUISITES (SEE BELOW) ($)	TOTAL ($)
David L. Porges	2,448	23,400	328,100	46,208	400,156
Philip P. Conti	1,169	23,400	117,536	35,917	178,022
Randall L. Crawford	1,296	23,400	137,962	41,900	204,558
Lewis B. Gardner	1,066	23,400	69,967	37,136	131,569
Steven T. Schlotterbeck	1,397	23,400	140,506	23,819	189,122

Once 401(k) contributions for the named executive officers reach the maximum level permitted under the 401(k) plan or by regulation, Company contributions are continued on an after-tax basis under the 2006 Payroll Deduction and Contribution Program through an annuity program offered by Fidelity Investments Life Insurance Co.  Each year, the Company also contributes an amount equal to 11% of each named executive officer’s annual incentive award to such program.

The perquisites the Company provided to each named executive officer in 2014 are itemized below:

NAME	CAR ALLOWANCE ($)	COUNTRY AND DINING CLUB ANNUAL DUES ($)	FINANCIAL PLANNING ($)	PARKING ($)	PHYSICAL ($)	TOTAL PERQUISITES ($)
David L. Porges	9,180	15,518	15,000	2,160	4,350	46,208
Philip P. Conti	9,060	9,902	10,400	2,160	4,395	35,917
Randall L. Crawford	9,060	12,930	13,400	2,160	4,350	41,900
Lewis B. Gardner	9,060	10,078	9,950	2,160	5,888	37,136
Steven T. Schlotterbeck	9,060	2,304	5,900	2,160	4,395	23,819

The car allowance is an amount paid to the executive intended to cover the annual cost of acquiring, maintaining and insuring a car.  The entire cost of country and dining club dues has been included in the table although the Company believes that only a portion of the cost represents a perquisite.  Financial planning is the actual cost to the Company of providing to each executive financial planning and tax preparation services.  The named

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executive officers may use two tickets purchased by the Company to attend up to four sporting or other events when such tickets are not otherwise being used for business purposes.  The costs of such tickets used for personal purposes are considered de minimis by the Company and are not included as perquisites in the Summary Compensation Table because there are no incremental costs to the Company associated with such use.

2014 Grants of Plan-Based Awards Table

	TYPE OF	GRANT	APPROVAL	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING	EXERCISE OR BASE PRICE OF OPTION	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME	AWARD	DATE	DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	OPTIONS	AWARDS	AWARDS
	(1)			($)	($) (2)	($) (2)	(#)	(#) (3)	(#) (3)	(#)	($/SH)	($)
David L. Porges	EPIP	1/1/2014	12/10/2013	-	-	-	-	24,950	74,850	-	-	4,169,644
	ESTIP	-	-	-	850,000	5,000,000	-	-	-	-	-	-
	SO	1/1/2014	12/10/2013	-	-	-	-	-	-	47,600	89.78	1,059,100

Philip P. Conti	EPIP	1/1/2014	12/10/2013	-	-	-	-	11,030	33,090	-	-	1,843,344
	ESTIP	-	-	-	320,000	5,000,000	-	-	-	-	-	-
	SO	1/1/2014	12/10/2013	-	-	-	-	-	-	21,100	89.78	469,475

Randall L. Crawford	EPIP	1/1/2014	12/10/2013	-	-	-	-	12,870	38,610	-	-	2,150,834
	ESTIP	-	-	-	385,000	5,000,000	-	-	-	-	-	-
	SO	1/1/2014	12/10/2013	-	-	-	-	-	-	24,600	89.78	547,350

Lewis B. Gardner	EPIP	1/1/2014	12/10/2013	-	-	-	-	3,680	11,040	-	-	615,002
	ESTIP	-	-	-	203,500	5,000,000	-	-	-	-	-	-
	SO	1/1/2014	12/10/2013	-	-	-	-	-	-	7,100	89.78	157,975

Steven T. Schlotterbeck	EPIP	1/1/2014	12/10/2013	-	-	-	-	13,790	41,370	-	-	2,304,585
	ESTIP	-	-	-	415,000	5,000,000	-	-	-	-	-	-
	SO	1/1/2014	12/10/2013	-	-	-	-	-	-	26,300	89.78	585,175

(1)        Type of Award:

EPIP	=	2014 EPIP Awards
ESTIP	=	Executive STIP for the 2014 Plan Year
SO	=	Stock Options

(2)       These columns reflect the annual incentive award target and maximum amounts payable under the Executive STIP for the 2014 plan year.  Under the Executive STIP, a formula based on adjusted 2014 EBITDA compared to the Company’s business plan establishes the maximum payment from which the Management Development and Compensation Committee typically exercises its discretion downward in determining the actual payment.  The payout amounts could range from no payment, to the percentage of base salary identified as the target annual incentive award (target), to $5 million (maximum).  See “Non-Equity Incentive Plan Compensation – Executive STIP” under the caption “Narrative Disclosure to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table” below for further discussion of the Executive STIP for the 2014 plan year.

(3)       These columns reflect the target and maximum number of units payable under the 2014 EPIP.  Under the 2014 EPIP, the performance measures are TSR over the period January 1, 2014 through December 31, 2016, as ranked among the comparably measured TSR of the applicable peer group, and production sales volume growth.  The payout amounts for the 2014 EPIP could range from 0% of units granted, to 100% of units granted (target), to 300% of units granted (maximum), dependent upon the satisfaction of the performance measures over the performance period.  See “Stock Awards – 2014 EPIP” under the caption “Narrative Disclosure to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table” below for further discussion of the 2014 EPIP.

Narrative Disclosure to Summary Compensation Table and

2014 Grants of Plan-Based Awards Table

Set forth below is a discussion of material elements of the Company’s executive compensation program.  This discussion should be read in conjunction with the discussion under the caption “Compensation Discussion and Analysis” above and the Summary Compensation and 2014 Grants of Plan-Based Awards Tables above.  A reconciliation of each non-GAAP financial measure disclosed below to the most directly comparable GAAP financial measure is set forth in Appendix B to this proxy statement.

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Definitions of Certain Defined Compensation Plans and Programs

The following terms used in this proxy statement shall be defined as follows:

2009 LTIP – 2009 Long-Term Incentive Plan

2012 EPIP – 2012 Executive Performance Incentive Program

2013 EPIP – 2013 Executive Performance Incentive Program

2014 EPIP – 2014 Executive Performance Incentive Program

EQM TR Program – EQM Total Return Program

Executive STIP – 2011 Executive Short-Term Incentive Plan

Base Salary

The base salary for each named executive officer reflected in the Summary Compensation Table above is the base salary actually earned and reflects a proportionate amount of any increase made during the applicable year.

Non-Equity Incentive Plan Compensation – Executive STIP

Before or at the start of each year, the Management Development and Compensation Committee establishes the performance measure for determining awards under the Executive STIP.   This performance measure establishes the maximum annual incentive award that the Committee may approve as “performance-based compensation” for tax purposes pursuant to Code Section 162(m) subject to the shareholder approved individual limit set forth in the Executive STIP, but does not set an expectation for the amount of annual incentive that will actually be paid.  The Committee is permitted to exercise, and has generally exercised, discretion downward in determining the actual payout under the annual incentive plan.  The Committee may not exercise upward discretion.  The performance measure approved for the Executive STIP for the 2014 plan year was the Company’s 2014 EBITDA calculated using a fixed natural gas price of $4.00 per Mcfe, normalized for weather and excluding the effects of acquisitions and dispositions of greater than $100 million (adjusted 2014 EBITDA), compared to the Company’s 2014 business plan, as follows:

ADJUSTED 2014 EBITDA COMPARED TO BUSINESS PLAN	PERCENTAGE OF ADJUSTED 2014 EBITDA AVAILABLE FOR ALL EXECUTIVE OFFICER 2014 ANNUAL INCENTIVE AWARDS
At or above plan	2%
5% below plan	1.5%
25% below plan	1%
Greater than 25% below plan	No annual incentive

The percentage of adjusted 2014 EBITDA available for all executive officer annual incentives was interpolated between levels and capped at 2%.  The Company’s actual adjusted 2014 EBITDA of $1,693 million exceeded plan by approximately 8%, which allowed the Committee to award annual incentives to the Company’s executive officers in an aggregate amount of $33.8 million, subject to a $5 million cap per executive officer.  As described under the caption “Compensation Discussion and Analysis” above, the Committee exercised its discretion to pay each named executive officer a lesser amount based on the individual’s 2014 target award and 2014 performance on Company, business unit and individual value drivers.

The Executive STIP provides that the annual awards will be paid in cash, subject to Committee discretion to pay in equity.  The Committee typically considers settling awards in equity rather than cash only when an executive has not satisfied the applicable equity ownership guidelines.

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Stock Awards – 2012 EPIP

Awards under the 2012 EPIP were granted on January 1, 2012.  The performance measures for the 2012 EPIP were the Company’s:

•                  TSR over the period January 1, 2012 through December 31, 2014, as ranked among the comparably measured TSR of the applicable peer group; and

•                  cumulative cash flow per share, which is the aggregate net cash provided by operating activities excluding changes in other assets and liabilities during the performance period, adjusted to reflect a fixed natural gas price of $4.00 per Mcf, divided by the average diluted common shares outstanding for each year in the performance period.

The payout opportunity under the 2012 EPIP ranged from:

•                  no payout if the Company was one of the nine lowest-ranking companies in the applicable peer group as to TSR and had cumulative cash flow per share over the performance period of less than $15.90;

•                  to target payout if the Company ranked seventeenth to fourteenth in the applicable peer group as to TSR and had cumulative cash flow per share over the performance period equal to $19.30;

•                  to three times the target award if the Company was one of the four highest-ranking companies in the applicable peer group as to TSR and had cumulative cash flow per share over the performance period of at least $27.49.

The performance period for the 2012 EPIP ended on December 31, 2014, with the Company having achieved a TSR of 44.6%, resulting in a ranking of 9th in the applicable peer group, and cumulative cash flow per share of $26.41.  The awards (including accrued dividends) were distributed in shares of Company common stock at a 2.54X payout multiple on February 19, 2015.

Stock Awards – EQM TR Program

Performance awards under the EQM TR Program, a program adopted under the 2009 LTIP and the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan, were granted on July 2, 2012.  The performance measure for the program is total EQM unitholder return of at least 10%, measured from June 27, 2012, the date of EQM’s initial public offering, through December 31, 2015.  If the EQM unitholder return measure is not achieved as of December 31, 2015, the performance condition will nonetheless be satisfied if the 10% unitholder return threshold is satisfied as of the end of any calendar quarter ending after December 31, 2015 and on or before December 31, 2017.

The payout opportunity under the EQM TR Program is:

•                  no payout if the total unitholder return is less than 10% over the performance period; or

•                  target payout if the total unitholder return equals or exceeds 10% over the performance period.

If earned, the performance awards are expected to be distributed in EQM common units equal to the target award (including accrued distributions).

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Stock Awards – 2013 EPIP

Awards under the 2013 EPIP were granted on January 1, 2013.  The performance measures for the 2013 EPIP are the Company’s:

•                  TSR over the period January 1, 2013 through December 31, 2015, as ranked among the comparably measured TSR of the applicable peer group; and

•                  cumulative cash flow per share, which is the aggregate net cash provided by operating activities excluding changes in other assets and liabilities during the performance period, adjusted to reflect a fixed natural gas price of $2.79 per Mcf, divided by the average diluted common shares outstanding for each year in the performance period.

The payout opportunity under the 2013 EPIP ranges from:

•                  no payout if the Company is one of the nine lowest-ranking companies in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period of less than $16.59;

•                  to target payout if the Company ranks seventeenth to fourteenth in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period equal to $18.30;

•                  to three times the target award if the Company is one of the four highest-ranking companies in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period of at least $24.15.

If earned, the share units are expected to be distributed in shares of Company common stock equal to the target award (including accrued dividends) multiplied by the applicable payout multiple.

Stock Awards – 2014 EPIP

Awards under the 2014 EPIP were granted on January 1, 2014.  The performance measures for the 2014 EPIP are the Company’s:

•                  TSR over the period January 1, 2014 through December 31, 2016, as ranked among the comparably measured TSR of the applicable peer group; and

•                  compound annual production sales volume growth over the performance period.

The payout opportunity under the 2014 EPIP ranges from:

•                  no payout if the Company is one of the nine lowest-ranking companies in the applicable peer group as to TSR and has compound annual production sales volume growth over the performance period of less than 0%;

•                  to target payout if the Company ranks seventeenth to fourteenth in the applicable peer group as to TSR and has compound annual production sales volume growth over the performance period equal to 10%;

•                  to three times the target award if the Company is one of the four highest-ranking companies in the applicable peer group as to TSR and has compound annual production sales volume growth over the performance period of at least 30%.

If earned, the share units are expected to be distributed in shares of Company common stock equal to the target award (including accrued dividends) multiplied by the applicable payout multiple.

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Option Awards – 2012 Options

The 2012 options were awarded on January 1, 2012 with an exercise price of $54.79.  The options expire on January 1, 2022 and vested as follows: 50% on January 1, 2013 and 50% on January 1, 2014.

Option Awards – 2013 Options

The 2013 options were awarded on January 1, 2013 with an exercise price of $58.98.  The options expire on January 1, 2023 and vested as follows: 50% on January 1, 2014 and 50% on January 1, 2015.

Option Awards – 2014 Options

The 2014 options were awarded on January 1, 2014 with an exercise price of $89.78.  The options expire on January 1, 2024 and vest on January 1, 2017, contingent upon continued employment with the Company on such date.

Outstanding Equity Awards at Fiscal Year-End

OPTION AWARDS					EQUITY AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED
(#)		(#) (1)	($)		(#)	($)	(#) (2)	($) (3)
David L. Porges	57,200	-	43.92	1/1/2017	-	-	130,512	9,879,758
	76,800	-	38.53	8/2/2017	-	-	40,894	3,598,672
	76,700	-	44.84	1/1/2018	-	-	71,418	5,406,343
	105,800	-	54.79	1/1/2022	-	-	74,940	5,672,958
	46,200	-	58.98	1/1/2023	-	-	-	-
	-	46,200	58.98	1/1/2023	-	-	-	-
	-	47,600	89.78	1/1/2024	-	-	-	-

Philip P. Conti	28,300	-	44.84	1/1/2018	-	-	39,915	3,021,566
	32,400	-	54.79	1/1/2022	-	-	5,774	508,112
	15,700	-	58.98	1/1/2023	-	-	24,276	1,837,693
	-	15,700	58.98	1/1/2023	-	-	33,129	2,507,865
	-	21,100	89.78	1/1/2024	-	-	-	-

Randall L. Crawford	87,000	-	48.91	8/5/2015	-	-	55,269	4,183,863
	21,400	-	43.92	1/1/2017	-	-	14,039	1,235,432
	38,500	-	44.84	1/1/2018	-	-	34,053	2,577,812
	44,800	-	54.79	1/1/2022	-	-	38,658	2,926,411
	22,050	-	58.98	1/1/2023	-	-	-	-
	-	22,050	58.98	1/1/2023	-	-	-	-
	-	24,600	89.78	1/1/2024	-	-	-	-

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	OPTION AWARDS				EQUITY AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED
	(#)	(#) (1)	($)		(#)	($)	(#) (2)	($) (3)
Lewis B. Gardner	13,700	-	54.79	1/1/2022	-	-	16,914	1,280,390
	6,600	-	58.98	1/1/2023	-	-	4,798	422,224
	-	6,600	58.98	1/1/2023	-	-	10,197	771,913
	-	7,100	89.78	1/1/2024	-	-	11,052	836,636

Steven T. Schlotterbeck	19,800	-	43.92	1/1/2017	-	-	55,269	4,183,863
	38,500	-	44.84	1/1/2018	-	-	14,039	1,235,432
	44,800	-	54.79	1/1/2022	-	-	34,053	2,577,812
	22,050	-	58.98	1/1/2023	-	-	41,421	3,135,570
	-	22,050	58.98	1/1/2023	-	-	-	-
	-	26,300	89.78	1/1/2024	-	-	-	-

(1)  The options reflected in this column vest according to the following schedule:  of the options expiring in 2023, 100% were vested as of January 1, 2015, and of the options expiring in 2024, 100% will vest on January 1, 2017.  In the event of a change of control of the Company, the vesting of option awards may accelerate.  See “Potential Payments Upon Termination or Change of Control” below for a discussion of, among other things, a revised vesting schedule and circumstances under which the vesting of an award will accelerate.

(2)  This column reflects performance units awarded but that had not yet vested at December 31, 2014 pursuant to the 2012 EPIP, the EQM TR Program, the 2013 EPIP and the 2014 EPIP (including accrued dividends for the 2012 EPIP, the 2013 EPIP and the 2014 EPIP and accrued distributions for the EQM TR Program).  The number of performance units under the 2012 EPIP, the 2013 EPIP and the 2014 EPIP reflects maximum award levels because, through December 31, 2014, payout was projected above the target level for each program.  The number of performance units under the EQM TR Program reflects target award levels because, through December 31, 2014, total EQM unitholder return was projected to exceed 10% at the end of the performance period and there is no award level above target for this program.  Awards under the EQM TR Program, the 2013 EPIP and the 2014 EPIP do not vest until payment following the end of the respective performance periods.  Awards under the 2012 EPIP vested upon payment on February 19, 2015.  In the event of a change of control of the Company, the vesting of the awards under the EQM TR Program, the 2013 EPIP and the 2014 EPIP may accelerate.  See “Potential Payments Upon Termination or Change of Control” below for a discussion of, among other things, circumstances under which the vesting of an award will accelerate.

(3)  This column reflects the payout values at December 31, 2014 of unearned performance units granted under the 2012 EPIP, the EQM TR Program, the 2013 EPIP and the 2014 EPIP (including accrued dividends for the 2012 EPIP, the 2013 EPIP and the 2014 EPIP and accrued distributions for the EQM TR Program).  The payout values are determined by multiplying the number of units as shown in the previous column by $75.70, the closing price of the Company’s common stock on December 31, 2014 (or, for the EQM TR Program, by $88.00, the closing price of EQM common units on December 31, 2014).  The actual payout values under the 2013 EPIP and the 2014 EPIP will depend upon, among other things, the Company’s actual performance through, and the Company’s stock price at the end of, the applicable performance periods.  The actual payout values under the EQM TR Program will depend upon, among other things, EQM’s actual performance through, and the EQM common unit price at the end of, the program’s performance period.

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Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING
	(#)	($) (1)	(#) (2)	($) (3)
David L. Porges	109,200	5,661,572	103,566	10,440,482
Philip P. Conti	-	-	38,197	3,850,649
Randall L. Crawford	-	-	51,964	5,238,462
Lewis B. Gardner	27,100	1,491,973	15,303	1,542,689
Steven T. Schlotterbeck	87,000	4,540,464	51,964	5,238,462

(1)  The value realized on exercise is calculated as the difference between the market price of the shares underlying the options at exercise and the applicable exercise price of those options.

(2)    This column reflects the aggregate number of performance awards (including accrued dividends) under the 2011 Volume and Efficiency Program (2011 VEP) that vested in 2014.  The performance awards (including accrued dividends) under the 2011 VEP vested and were distributed in Company common stock on February 21, 2014.

(3)    This column reflects the value realized upon the vesting of performance awards (including accrued dividends) under the 2011 VEP.  The value realized on vesting is calculated based on the number of performance awards that vested and the closing price of the Company’s common stock on February 21, 2014.

Pension Benefits and Nonqualified Deferred Compensation

None of the named executive officers participates in a Company-sponsored defined benefit pension plan.  The Company does not maintain a deferred compensation plan for employees, and there are no deferred compensation balances.

Potential Payments Upon Termination or Change of Control

The Company maintains certain plans and has entered into certain agreements that require the Company to provide compensation to the named executive officers in the event of a termination of employment or a change of control of the Company.  These plans and agreements are summarized below, and such summaries are qualified in their entirety by reference to the full text of such plans and agreements.  The 2009 LTIP, the 2012 EPIP, the EQM TR Program, the 2013 EPIP, the 2014 EPIP, the Executive STIP, the forms of stock option agreements and the other written agreements described below have been filed with the SEC as exhibits to the Company’s annual report on Form 10-K for the year ended December 31, 2014.

Payments to be Made Pursuant to Company Plans

2009 LTIP

Stock Options

Upon termination of employment for cause, all unvested options and any unexercised vested options are forfeited.  Upon termination of employment for any reason other than cause, all unvested options are forfeited, and any unexercised vested options held on the date of termination are exercisable for the remaining original term of the options (except in the event of death or disability, in which case the post-termination exercise period is one year after termination of employment).  “Cause” is defined for this purpose to include (i) the executive’s conviction of a felony, a crime of moral turpitude or fraud or the executive’s having committed fraud, misappropriation or embezzlement in connection with the

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performance of the executive’s duties, (ii) the executive’s willful and repeated failures to substantially perform assigned duties or (iii) the executive’s violation of any provision of the executive’s participant award agreement or express significant policy of the Company.

2012 EPIP, 2013 EPIP and 2014 EPIP

The 2012 EPIP terminated and the awards were paid out on February 19, 2015.  The 2012 EPIP contained and the 2013 EPIP and 2014 EPIP contain guidelines for determining the extent to which awards may be paid to a participant who terminates employment prior to payment.  Under the guidelines, a participant who dies or becomes disabled before payment may receive payment for a percentage of the participant’s awarded share units for the performance period, contingent upon achievement of the performance conditions, as follows:

2012 EPIP

DATE OF DEATH OR DISABILITY	AWARDED SHARE UNITS
January 1, 2014 – December 31, 2014	50%

2013 EPIP

DATE OF DEATH OR DISABILITY	AWARDED SHARE UNITS
January 1, 2014 – December 31, 2014	25%
January 1, 2015 – December 31, 2015	50%

2014 EPIP

DATE OF DEATH OR DISABILITY	AWARDED SHARE UNITS
Prior to January 1, 2015	0%
January 1, 2015 – December 31, 2015	25%
January 1, 2016 – December 31, 2016	50%

Likewise, if the termination is due to reasons such as reorganization, and not due to the fault of the participant, the participant may receive payment for a percentage of the participant’s awarded share units following the termination of the performance period, contingent upon achievement of the performance conditions, as follows:

2012 EPIP

TERMINATION DATE	AWARDED SHARE UNITS
January 1, 2014 – December 31, 2014	50%

2013 EPIP

TERMINATION DATE	AWARDED SHARE UNITS
January 1, 2014 – December 31, 2014	25%
January 1, 2015 – December 31, 2015	50%

2014 EPIP

TERMINATION DATE	AWARDED SHARE UNITS
Prior to January 1, 2015	0%
January 1, 2015 – December 31, 2015	25%
January 1, 2016 – December 31, 2016	50%

A participant whose position with the Company changes to a non-program eligible position during the performance period as determined by the Management Development and Compensation Committee but who remains employed through the date of payment of the award may receive payment for a percentage of the participant’s awarded share units following the termination of the performance period, contingent upon achievement of the performance conditions, as follows:

2012 EPIP

CHANGE OF POSITION DATE	AWARDED SHARE UNITS
January 1, 2014 – December 31, 2014	50%

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2013 EPIP

CHANGE OF POSITION DATE	AWARDED SHARE UNITS
January 1, 2014 – December 31, 2014	25%
January 1, 2015 – December 31, 2015	50%

2014 EPIP

CHANGE OF POSITION DATE	AWARDED SHARE UNITS
Prior to January 1, 2015	0%
January 1, 2015 – December 31, 2015	25%
January 1, 2016 – December 31, 2016	50%

The guidelines for the 2012 EPIP provided, and the guidelines for the 2013 EPIP and 2014 EPIP generally provide, for no payment upon a participant’s retirement, resignation or termination for reasons of misconduct, failure to perform or other cause.  However, if the participant’s employment is terminated voluntarily or involuntarily without fault on the participant’s part (including retirement) and the participant remains on the Company’s Board of Directors following termination, then the participant’s awarded share units continue to vest for so long as the participant remains on the Board.

EQM TR Program

Under the EQM TR Program, if a participant’s employment terminates for any reason, including retirement, at any time prior to the applicable vesting date, the participant’s awarded units are forfeited, except under the following circumstances:

•                  If the participant’s employment is terminated voluntarily or involuntarily without fault on the participant’s part (including retirement) and the participant remains on the Company’s Board of Directors or the EQM Board following termination, then the participant’s performance awards continue to vest for so long as the participant remains on such Board; and

•                  If a participant’s employment is otherwise terminated involuntarily and without fault (including a termination resulting from death or disability) prior to payment, the participant may receive payment for a percentage of the participant’s performance units following termination of the performance period, contingent upon achievement of the performance condition, as follows:

TERMINATION DATE	AWARDED UNITS
January 1, 2014 – December 31, 2014	25%
January 1, 2015 and thereafter	50%

Change of Control Under the 2009 LTIP

In the event of a change of control of the Company, all unvested options granted under the 2009 LTIP automatically accelerate and become fully exercisable.

In the event of a change of control, the performance periods under the 2012 EPIP, the 2013 EPIP and the 2014 EPIP automatically end, performance is calculated and amounts earned through the date of the change of control are paid out following the close of the applicable performance periods.

The 2009 LTIP defines change of control to mean, generally, any of the following events:

•                  the sale of all or substantially all of the Company’s assets, unless the Company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;

•                  the acquisition by a person or group of beneficial ownership of 20% or more of the Company’s outstanding common stock, subject to enumerated exceptions;

•                  the termination of the Company’s business and the liquidation of the Company;

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•                 the consummation of a merger, consolidation, reorganization, share exchange or similar transaction of the Company, unless the Company’s shareholders immediately prior to the transaction continue to hold more than 60% of the voting securities of the resulting entity, no person beneficially owns 20% or more of the resulting entity’s voting securities and individuals serving on the Company’s Board immediately prior to the transaction constitute at least a majority of the resulting entity’s board; and

•                 a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board.

The change of control vesting features of the 2009 LTIP, which was approved by the Company’s shareholders in 2009, are in place because the Company believed that utilizing a single event to vest awards provided a simple and certain approach for treatment of equity awards in a transaction that may result in the elimination or de-listing of the Company’s common stock.  These provisions recognize that such transactions have the potential to cause a significant disruption or change in employment relationships and thus treat all employees the same regardless of their employment status after the transaction.  In addition, the provisions provide the Company’s employees with the same opportunities as the Company’s other shareholders who are free to realize the value created at the time of the transaction by selling their equity.

In 2014, the Company adopted and the Company’s shareholders approved the 2014 LTIP, which provides, as a default, “double trigger” vesting of awards provided that such awards are assumed by an acquiror in a change of control transaction or equitably converted in the transaction.  In other words, vesting of awards granted under the 2014 LTIP generally accelerates only if the participant’s employment is involuntarily terminated or the participant resigns for good reason within two years after a qualifying change of control.  The Company believes “double trigger” vesting of equity awards enhances shareholder value by encouraging executive retention during and following a change of control transaction, enhancing post-change of control integration with an acquiror, and aligning executive incentives with the interests of the Company’s shareholders.  Beginning in 2015, the named executive officers’ long-term incentive awards were granted under the 2014 LTIP.

Change of Control Under the EQM TR Program

Under the EQM TR Program awards, which were granted under the 2009 LTIP and the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan, if a change of control of the Company occurs while the participant remains employed with the Company or one of its affiliates, the performance period automatically ends, performance is calculated and amounts earned through the date of the change of control are paid out following the close of the performance period.

The EQM TR Program defines a change of control of the Company by reference to, among other things, the definition under the 2009 LTIP.  The vesting of the performance awards may also accelerate upon a change of control of EQM or a delisting event related to EQM’s common units.

General

A participant has no rights in respect of awards under the 2012 EPIP, the EQM TR Program, the 2013 EPIP or the 2014 EPIP prior to payment.

Executive STIP

The Executive STIP contains guidelines to determine awards when the participant’s status changes during the year.  The guidelines provide for no payment in the case of a participant who is terminated for reasons of misconduct, failure to perform or other cause.  Participants may be considered for a pro-rata payment in the event of termination due to reorganization (and not the fault of the participant), resignation, death or disability, in all such cases contingent upon achievement of the performance criteria and the participant otherwise

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qualifying for incentive payment, and subject to the Management Development and Compensation Committee’s discretion to pay a lesser amount.

In the event of a change of control (as defined in the 2009 LTIP), the plan year under the Executive STIP will automatically end, the performance goals shall be deemed to have been achieved for the pro-rata portion of the calendar year that elapsed through the date of the change of control at target levels or, if actual performance is greater, at actual levels, and incentive awards will be paid to the participants, subject to terms of the plan and the Management Development and Compensation Committee’s discretion to pay a lesser amount.

Participants have no rights in respect of awards under the Executive STIP prior to payment.

401(k) Plan

Under the Company’s 401(k) plan, unvested Company contributions vest automatically upon a change of control, the involuntary termination of the participant without cause or the termination of the participant’s employment due to the participant’s death or disability.  If the participant’s employment is terminated for any other reason, the unvested Company contributions are forfeited.

Other Plans

The Company maintains a severance pay plan for eligible employees whose employment is terminated by the Company for reasons other than misconduct or performance.  Executives with individually executed agreements with the Company are not eligible for benefits under the severance pay plan unless their individually negotiated agreements specifically provide for such benefits.  The cash benefit available under the plan depends upon, among other things, the reason for the separation, the term of employment of the individual and whether the individual delivers a release of claims.  The maximum benefit available under the severance pay plan consists of:

•                 a lump-sum cash severance payment equal to the individual’s bi-weekly salary (annual salary divided by 26) multiplied by the lesser of 13 or his or her actual years of service;

•                 health benefits continuation for a maximum period of six months (or if the individual has waived medical coverage, a $600 waiver payment in lieu thereof); and

•                 for individuals with ten or more years of Company service and who have not waived medical coverage for the applicable calendar year, an additional cash payment of up to $14,000.

The Company provides a life insurance benefit equal to one times base salary for all employees.  Each named executive officer receives an additional one times base salary life insurance benefit.

Payments to be Made Pursuant to Written Agreements with the Named Executive Officers

Confidentiality, Non-Solicitation and Non-Competition Agreements

The Company has entered into confidentiality, non-solicitation and non-competition agreements with each of the named executive officers.   In each confidentiality, non-solicitation and non-competition agreement, the named executive officer agrees, among other things, not to compete with the Company or solicit any employee, customer, potential customer, vendor or independent contractor of the Company after termination of the executive’s employment.  The non-competition and non-solicitation periods are:

•                 Mr. Porges:  24 months

•                 Messrs. Conti, Crawford, Gardner and Schlotterbeck:  12 months

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In consideration of their agreements, the Company has agreed to pay each executive the severance benefits described below upon a termination by the Company (other than for cause) or upon a termination by the executive for good reason:

•                 12 months of base salary continuation (24 months for Mr. Porges);

•                 12 months of health benefits continuation (24 months for Mr. Porges);

•                 a cash payment of $20,000; and

•                 if applicable, benefits under the Company’s severance pay plan.

Effective January 1, 2015, each executive’s confidentiality, non-solicitation and non-competition agreement (other than Mr. Porges’ agreement) was amended to (i) eliminate the health benefits continuation benefit, (ii) add a cash payment equal to 12 times the Company’s then-current COBRA monthly rate for family coverage and (iii) increase the $20,000 cash payment to $35,000.

Cause is defined for each executive as (i) a conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of the executive’s duties, (ii) willful and repeated failures to substantially perform the executive’s assigned duties, or (iii) a violation of any provision of the agreement or express significant policies of the Company.

Good reason is defined for each executive as a demotion or a reduction in annual base salary (other than a reduction of not more than 10% applicable to all senior officers of the Company).  The executive must give notice of termination within 90 days after such event for it to qualify as a resignation for good reason.

Cash severance payments are conditioned upon the executive’s execution of a release of claims and compliance with the confidentiality, non-competition and non-solicitation covenants contained in the executive’s agreement.

Executive Alternative Work Arrangement

As part of the confidentiality, non-solicitation and non-competition agreements, each named executive officer was given the opportunity to elect to participate in an executive alternative work arrangement pursuant to which the executive would provide no less than 100 hours of service to the Company for one year following the relinquishment of full-time status.  Messrs. Porges, Conti and Gardner elected to participate in the arrangement upon their cessation of full-time status.  Messrs. Crawford and Schlotterbeck did not elect to participate in the arrangement.   Under the arrangement, each participating executive has also agreed to be available for up to 300 additional hours of service upon request of the Company.  In no event will an executive work more than 1,000 hours per year.  Once commenced, the arrangement will automatically renew for four successive annual terms unless terminated by either party.

Notwithstanding an election to participate in the arrangement, participation is contingent on the individual being an executive officer in good standing with the Company at the time of the participant’s move to part-time status.

In consideration for a participating executive’s agreement to provide services to the Company under the arrangement, each executive will be paid at an established hourly rate for the first 400 hours of service and at a rate to be negotiated for all additional hours.  The executive will also receive the following benefits which, unless otherwise noted, will extend for the term of the arrangement or, if the arrangement is terminated by the Company without cause, for five years:

•                 the right to purchase health benefits at 100% of the Company’s premium rates during the term of the arrangement and, under certain circumstances, until age 65;

•                 continuance of service credit for purposes of the executive’s medical savings account during the term of the arrangement only;

•                 reimbursement for monthly dues for one country club and one dining club membership;

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•                 smartphone service and reasonable access to the Company’s service desk; and

•                 tax and financial planning services not to exceed $15,000 per calendar year.

Under the terms of the arrangement, the covenants as to non-competition and non-solicitation contained in each participating executive’s confidentiality, non-solicitation and non-competition agreement and change of control agreement remain in effect throughout the alternative work arrangement and for a period of not less than 12 months (24 months for Mr. Porges) after the termination of the arrangement.

Cause is defined for each executive as (i) commission of an act of moral turpitude, fraud, misappropriation or embezzlement in connection with the performance of the executive’s duties, (ii) failure to substantially and/or satisfactorily perform assigned duties, or (iii) a violation of any provision of the agreement governing the arrangement or express significant policies of the Company.

Change of Control Agreements

The Company has entered into change of control agreements with each of the named executive officers.  Pursuant to the change of control agreements, if within two years following a change of control:

•                 the executive’s employment is terminated by the Company other than for cause; or

•                 the executive terminates employment under circumstances that constitute good reason;

then, the executive will receive the following salary and benefits continuation:

•                 a cash payment equal to two times (three times for Mr. Porges) the executive’s annual base salary;

•                 a cash payment equal to two times (three times for Mr. Porges) the greater of (i) the executive’s highest annual incentive earned for any of the five years prior to termination and (ii) the executive’s short-term incentive target for the year in which the change of control or termination occurs;

•                 continuation of health benefits for 24 months (36 months for Mr. Porges);

•                 payment of the Company match benefit and retirement contribution under the Company’s 401(k) plan for 24 months (36 months for Mr. Porges) after termination; and

•                 a cash payment equal to $20,000 for Messrs. Porges, Conti, Crawford and Schlotterbeck and reimbursement to Mr. Gardner of reasonable costs incurred for outplacement services for the two-year period following termination of employment (not to exceed $10,000 per year).

If the executive’s employment with the Company is terminated within 24 months prior to the date on which a change of control (within the meaning of Code Section 409A) occurs either (i) by the Company other than for cause or (ii) by the executive for good reason, and it is reasonably demonstrated by the executive that such termination of employment was at the request of a third party that has taken steps reasonably calculated to effect the change of control, or otherwise arose in connection with or anticipation of the change of control, then the termination is deemed to have occurred upon a change of control and the executive will be entitled to the benefits described above.

Cash severance payments are to be made in a lump sum six months after the termination of employment, and all other payments generally will be provided in accordance with the Company’s standard payroll and reimbursement procedures.  The Company may require that the executive deliver to the Company a release of claims the executive may have against the Company in advance of receiving benefits under the executive’s change of control agreement.

EQT Corporation – 2015 Proxy Statement    74

Change of control under the agreements has the same definition as under the 2009 LTIP.  Cause under the agreements generally means:

•                 the willful and continued failure by the executive to substantially perform the executive’s duties with the Company after written demand for substantial performance is delivered to the executive and the executive has not cured such failure within 30 days;

•                 the willful and continued engaging by the executive in conduct which is demonstrably and materially injurious to the Company; or

•                 the breach by the executive of any of the executive’s covenants of confidentiality, non-competition and non-solicitation contained in the executive’s agreement.

Good reason under the agreements generally means:

•                 the removal of the executive from the position the executive held immediately prior to the change of control (other than by death, disability or for cause);

•                 the assignment of duties inconsistent with the executive’s duties prior to the change of control or substantially altering the nature or status of the executive’s responsibilities in a negative manner;

•                 a reduction in the overall compensation of the executive, subject to certain enumerated exceptions;

•                 the failure of the executive to receive an annual salary increase in an amount reasonably necessary to maintain salary comparability within the Company’s industry;

•                 the relocation of the executive;

•                 a material reduction in specified benefits enjoyed by the executive;

•                 the failure of the Company to obtain a successor’s agreement to assume the terms of the agreement; or

•                 a material breach of the agreement by the Company.

Under each named executive officer’s change of control agreement, any “parachute payments” within the meaning of Code Sections 280G and 4999 will be reduced (“clawed back”) to the extent necessary to avoid triggering a 20% excise tax, if any, under such tax laws, unless the executive would have a more favorable after-tax result by receiving the unreduced payments and paying the excise tax himself.

In exchange for the payments described above, the named executive officers have agreed, among other things, not to compete with the Company and not to solicit the employees, customers, potential customers or consultants of the Company for a period of 12 months following a termination of employment after a change of control of the Company and to maintain the confidentiality of the Company’s confidential information.

Executives receiving payments under the change of control agreements are not entitled to any payments or benefits under the Company’s severance pay plan or under their confidentiality, non-solicitation and non-competition agreements.

Payments Triggered Upon Hypothetical Termination of Employment or

Change of Control on December 31, 2014

The tables below reflect the amount of compensation payable to each named executive officer upon a hypothetical termination of employment or change of control on December 31, 2014.

For purposes of the analysis, the Company has assumed that (i) any amount that is payable in the discretion of the Management Development and Compensation Committee will be paid, (ii) the amount paid will conform to any guidelines included in an applicable plan, and (iii) the amounts constituting benefits and perquisites will be paid at market rates.  These assumptions are not intended to be suggestive of the decisions that the Management Development and Compensation Committee will make in any actual circumstance.  The analysis

EQT Corporation – 2015 Proxy Statement    75

below also assumes that each executive will take all action necessary or appropriate for such executive to receive the maximum available benefit, such as the execution of a release of claims or compliance with the covenants described above.  For purposes of the termination other than following a change of control analysis below, the Company has assumed that each executive will not remain on the Company’s Board of Directors or the EQM Board following termination of employment.  The change of control analysis below assumes that the employment of each executive is terminated within two years following a change of control.  The closing price of the Company’s common stock on December 31, 2014 ($75.70 per share) is used where payment amounts or values are dependent upon the Company’s stock price.  The closing price of EQM’s common units on December 31, 2014 ($88.00 per unit) is used where payment amounts or values are dependent upon EQM’s unit price.  Set forth below are additional assumptions that the Company made in the tables below with respect to certain plans and arrangements.

2012 EPIP

December 31, 2014 was the natural end of the performance period under the 2012 EPIP.  The payout for the 2012 EPIP was calculated using a payout multiple of 2.54X based on the Company’s 2014 year-end TSR ranking and the Company’s cumulative cash flow per share during the performance period.

2013 EPIP and 2014 EPIP

In calculating the payments following a change of control in respect of the 2013 EPIP and the 2014 EPIP, the end of the performance periods under the programs is assumed to have accelerated to December 31, 2014.  The payout for the 2013 EPIP was calculated using a payout multiple of 2.4X based on the Company’s 2014 year-end TSR ranking and the Company’s cumulative cash flow per share during the performance period.  The payout for the 2014 EPIP was calculated using a payout multiple of 2.0X based on the Company’s 2014 year-end TSR ranking and the Company’s compound annual production sales volume growth during the performance period.

EQM TR Program

In calculating the payments following a change of control of the Company in respect of the EQM TR Program, the end of the performance period is assumed to have accelerated to December 31, 2014, and the payouts were calculated at target based on EQM’s total unitholder return during the performance period.

Executive STIP

December 31, 2014 was the natural end of the performance period under the Executive STIP for the 2014 plan year.  Typically, benefits under the Executive STIP are not paid until January or February of the following year.  Each named executive officer’s actual 2014 non-equity incentive award under the Executive STIP is included in all termination scenarios below, other than termination for cause.  The Company notes that such inclusion is reflective only of payments that may be made upon termination.  Because the actual 2014 payout under the Executive STIP exceeded the target payout, no additional payment was required as a result of the change of control.

Executive Alternative Work Arrangement

The analysis below assumes that when a participating named executive officer is terminated without cause or terminates his employment for good reason or without good reason, such executive officer receives payment for 100 hours of service.

Other Assumptions

The actual amounts to be paid to each named executive officer upon a termination of employment or a change of control may be determined only at the time of the termination of employment or change of control.

EQT Corporation – 2015 Proxy Statement    76

For the purposes of the tables below, “good reason” is defined in the executive’s confidentiality, non-solicitation and non-competition agreement or change of control agreement, as applicable.  In all cases, “termination by executive without good reason” includes retirement.

For purposes of the calculation to determine the total “parachute payments” within the meaning of Code Sections 280G and 4999 to be made to each named executive officer (the 280G calculation) and the potential reduction (claw back), if any, of the parachute payments to avoid an excise tax under the named executive officer’s change of control agreement, the Company assigned no value to the agreement of the named executive officer not to compete with the Company.  This is a conservative approach to calculating the total parachute payments and the potential claw back.  In fact, the Company believes each named executive officer’s non-compete agreement has substantial value that would be determined at the time of termination of employment and would serve to decrease the total parachute payments and the actual claw back to the named executive officer, if any, at the time of an actual termination of employment following a change in control.

For purposes of the 280G calculation, the Company did not assign any acceleration value to the Executive STIP for the 2014 plan year.  Upon a change of control, the Executive STIP would result in a payout at target levels, or if actual performance was greater, at actual levels.  Because the Executive STIP for the 2014 plan year paid out at above target levels for actual performance through December 31, 2014, there would have been no increased value or accelerated payment for purposes of the 280G calculation upon a change of control at December 31, 2014.  Additionally, while a change of control on December 31, 2014 would result in some minor acceleration with respect to the timing of payments under the 2012 EPIP, the performance period was completed as of December 31, 2014, and the payout of such awards to the named executive officers would not increase under the terms of the program as a result of the change of control.

The discussion above and the tables below do not address:

•                 vested Company contributions and retirement match to the 401(k) plan;

•                 distributions of amounts invested in the Company’s employee stock purchase plan;

•                 life insurance in an amount equal to one times base salary;

•                 payments under the Company’s long-term disability insurance policy; or

•                 similar payments;

as these plans and arrangements do not discriminate in favor of the Company’s executive officers and are available generally to all salaried employees.

In addition, the discussion above and the tables below do not address Company contributions under the 2006 Payroll Deduction and Contribution Program, as these amounts are vested immediately and are therefore unaffected by a termination of employment or a change of control.

EQT Corporation – 2015 Proxy Statement    77

David L. Porges

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	1,700,000	0	1,700,000	0	0	0
Cash Payment of Short-Term Incentives	2,275,000	0	2,275,000	2,275,000	2,275,000	2,275,000
Long-Term Incentives:
2012 EPIP (1)	4,182,431	0	0	0	4,182,431	4,182,431
EQM TR Program (1)	899,668	0	0	0	899,668	899,668
2013 EPIP (1)	1,081,269	0	0	0	1,081,269	1,081,269
2014 EPIP (2)	0	0	0	0	0	0
Executive Alternative Work Arrangement Compensation	198,605	0	0	73,213	0	0
Other Benefits and Perquisites:
Company Severance Benefit	435,000	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care / Insurance	34,878	0	27,902	0	0	0
Life Insurance Proceeds	0	0	0	0	850,000	0
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Total	10,826,851	0	4,022,902	2,348,213	9,288,368	8,438,368

(1)             Reflects the estimated payout under the applicable long-term incentive program based upon the terms of the program and actual performance through December 31, 2014.

(2)       Under the 2014 EPIP, no payments are made in the case of termination prior to January 1, 2015.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2014, $8,364,862 would be paid under the 2012 EPIP, $3,598,672 would be paid under the EQM TR Program, $4,325,074 would be paid under the 2013 EPIP, $3,781,972 would be paid under the 2014 EPIP and $2,275,000 would be paid under the Executive STIP for the 2014 plan year.  Unvested options with an aggregate intrinsic value of $772,464 (based upon the difference between the closing price of the Company’s common stock on December 31, 2014 ($75.70 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2014.  In addition, if his employment were to terminate following the change of control, Mr. Porges would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	2,550,000	0	2,550,000	0	0	0
Cash Payment of Short-Term Incentives	7,500,000	0	7,500,000	0	0	0
Executive Alternative Work Arrangement Compensation	198,605	0	0	73,213	0	0
Other Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	70,200	0	70,200	0	0	0
Post-Termination Health Care / Insurance	41,853	0	41,853	0	0	0
Life Insurance Proceeds	0	0	0	0	850,000	0
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Claw Back	0	0	0	0	0	0
Total Payments Upon Termination	10,380,658	0	10,182,053	73,213	850,000	0

EQT Corporation – 2015 Proxy Statement	78

Philip P. Conti

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	406,000	0	406,000	0	0	0
Cash Payment of Short-Term Incentives	840,000	0	840,000	840,000	840,000	840,000
Long-Term Incentives:
2012 EPIP (1)	1,279,130	0	0	0	1,279,130	1,279,130
EQM TR Program (1)	127,028	0	0	0	127,028	127,028
2013 EPIP (1)	367,539	0	0	0	367,539	367,539
2014 EPIP (2)	0	0	0	0	0	0
Executive Alternative Work Arrangement Compensation	149,179	0	0	46,251	0	0
Other Benefits and Perquisites:
Company Severance Benefit	213,000	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care / Insurance	20,927	0	13,951	0	0	0
Life Insurance Proceeds	0	0	0	0	406,000	0
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Total	3,422,803	0	1,279,951	886,251	3,019,697	2,613,697

(1)             Reflects the estimated payout under the applicable long-term incentive program based upon the terms of the program and actual performance through December 31, 2014.

(2)       Under the 2014 EPIP, no payments are made in the case of termination prior to January 1, 2015.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2014, $2,558,259 would be paid under the 2012 EPIP, $508,112 would be paid under the EQM TR Program, $1,470,155 would be paid under the 2013 EPIP, $1,671,910 would be paid under the 2014 EPIP and $840,000 would be paid under the Executive STIP for the 2014 plan year.  Unvested options with an aggregate intrinsic value of $262,504 (based upon the difference between the closing price of the Company’s common stock on December 31, 2014 ($75.70 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2014.  In addition, if his employment were to terminate following the change of control, Mr. Conti would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	812,000	0	812,000	0	0	0
Cash Payment of Short-Term Incentives	1,900,000	0	1,900,000	0	0	0
Executive Alternative Work Arrangement Compensation	149,179	0	0	46,251	0	0
Other Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	46,800	0	46,800	0	0	0
Post-Termination Health Care / Insurance	27,902	0	27,902	0	0	0
Life Insurance Proceeds	0	0	0	0	406,000	0
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Claw Back	0	0	0	0	0	0
Total Payments Upon Termination	2,955,881	0	2,806,702	46,251	406,000	0

EQT Corporation – 2015 Proxy Statement	79

Randall L. Crawford

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	450,000	0	450,000	0	0	0
Cash Payment of Short-Term Incentives	962,500	0	962,500	962,500	962,500	962,500
Long-Term Incentives:
2012 EPIP (1)	1,771,169	0	0	0	1,771,169	1,771,169
EQM TR Program (1)	308,858	0	0	0	308,858	308,858
2013 EPIP (1)	515,563	0	0	0	515,563	515,563
2014 EPIP (2)	0	0	0	0	0	0
Executive Alternative Work Arrangement Compensation	0	0	0	0	0	0
Other Benefits and Perquisites:
Company Severance Benefit	235,000	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care / Insurance	20,927	0	13,951	0	0	0
Life Insurance Proceeds	0	0	0	0	450,000	0
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Total	4,284,017	0	1,446,451	962,500	4,008,090	3,558,090

(1)             Reflects the estimated payout under the applicable long-term incentive program based upon the terms of the program and actual performance through December 31, 2014.

(2)       Under the 2014 EPIP, no payments are made in the case of termination prior to January 1, 2015.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2014, $3,542,338 would be paid under the 2012 EPIP, $1,235,432 would be paid under the EQM TR Program, $2,062,250 would be paid under the 2013 EPIP, $1,950,940 would be paid under the 2014 EPIP and $962,500 would be paid under the Executive STIP for the 2014 plan year.  Unvested options with an aggregate intrinsic value of $368,676 (based upon the difference between the closing price of the Company’s common stock on December 31, 2014 ($75.70 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2014.  In addition, if his employment were to terminate following the change of control, Mr. Crawford would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	900,000	0	900,000	0	0	0
Cash Payment of Short-Term Incentives	2,200,000	0	2,200,000	0	0	0
Executive Alternative Work Arrangement Compensation	0	0	0	0	0	0
Other Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	46,800	0	46,800	0	0	0
Post-Termination Health Care / Insurance	27,902	0	27,902	0	0	0
Life Insurance Proceeds	0	0	0	0	450,000	0
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Claw Back	(297,890)	0	(297,890)	0	0	0
Total Payments Upon Termination	2,896,812	0	2,896,812	0	450,000	0

EQT Corporation – 2015 Proxy Statement	80

Lewis B. Gardner

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	370,000	0	370,000	0	0	0
Cash Payment of Short-Term Incentives	460,000	0	460,000	460,000	460,000	460,000
Long-Term Incentives:
2012 EPIP (1)	542,032	0	0	0	542,032	542,032
EQM TR Program (1)	105,556	0	0	0	105,556	105,556
2013 EPIP (1)	154,383	0	0	0	154,383	154,383
2014 EPIP (2)	0	0	0	0	0	0
Executive Alternative Work Arrangement Compensation	148,328	0	0	44,696	0	0
Other Benefits and Perquisites:
Company Severance Benefit	176,769	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care / Insurance	20,927	0	13,951	0	0	0
Life Insurance Proceeds	0	0	0	0	370,000	0
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Total	1,997,995	0	863,951	504,696	1,631,971	1,261,971

(1)             Reflects the estimated payout under the applicable long-term incentive program based upon the terms of the program and actual performance through December 31, 2014.

(2)       Under the 2014 EPIP, no payments are made in the case of termination prior to January 1, 2015.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2014, $1,084,063 would be paid under the 2012 EPIP, $422,224 would be paid under the EQM TR Program, $617,530 would be paid under the 2013 EPIP, $557,758 would be payable under the 2014 EPIP and $460,000 would be paid under the Executive STIP for the 2014 plan year.  Unvested options with an aggregate intrinsic value of $110,352 (based upon the difference between the closing price of the Company’s common stock on December 31, 2014 ($75.70 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2014.  In addition, if his employment were to terminate following the change of control, Mr. Gardner would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	740,000	0	740,000	0	0	0
Cash Payment of Short-Term Incentives	1,100,000	0	1,100,000	0	0	0
Executive Alternative Work Arrangement Compensation	148,328	0	0	44,696	0	0
Other Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	46,800	0	46,800	0	0	0
Post-Termination Health Care / Insurance	27,902	0	27,902	0	0	0
Life Insurance Proceeds	0	0	0	0	370,000	0
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Claw Back	0	0	0	0	0	0
Total Payments Upon Termination	2,083,030	0	1,934,702	44,696	370,000	0

EQT Corporation – 2015 Proxy Statement    81

Steven T. Schlotterbeck

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	485,000	0	485,000	0	0	0
Cash Payment of Short-Term Incentives	1,100,000	0	1,100,000	1,100,000	1,100,000	1,100,000
Long-Term Incentives:
2012 EPIP (1)	1,771,169	0	0	0	1,771,169	1,771,169
EQM TR Program (1)	308,858	0	0	0	308,858	308,858
2013 EPIP (1)	515,563	0	0	0	515,563	515,563
2014 EPIP (2)	0	0	0	0	0	0
Executive Alternative Work Arrangement Compensation	0	0	0	0	0	0
Other Benefits and Perquisites:
Company Severance Benefit	256,500	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care / Insurance	20,927	0	13,951	0	0	0
Life Insurance Proceeds	0	0	0	0	485,000	0
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Total	4,478,017	0	1,618,951	1,100,000	4,180,590	3,695,590

(1)             Reflects the estimated payout under the applicable long-term incentive program based upon the terms of the program and actual performance through December 31, 2014.

(2)       Under the 2014 EPIP, no payments are made in the case of termination prior to January 1, 2015.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2014, $3,542,338 would be paid under the 2012 EPIP, $1,235,432 would be paid under the EQM TR Program, $2,062,250 would be paid under the 2013 EPIP, $2,090,380 would be payable under the 2014 EPIP and $1,100,000 would be paid under the Executive STIP for the 2014 plan year.  Unvested options with an aggregate intrinsic value of $368,676 (based upon the difference between the closing price of the Company’s common stock on December 31, 2014 ($75.70 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2014.  In addition, if his employment were to terminate following the change of control, Mr. Schlotterbeck would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	970,000	0	970,000	0	0	0
Cash Payment of Short-Term Incentives	2,200,000	0	2,200,000	0	0	0
Executive Alternative Work Arrangement Compensation	0	0	0	0	0	0
Other Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	46,800	0	46,800	0	0	0
Post-Termination Health Care / Insurance	27,902	0	27,902	0	0	0
Life Insurance Proceeds	0	0	0	0	485,000	0
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Claw Back	0	0	0	0	0	0
Total Payments Upon Termination	3,264,702	0	3,264,702	0	485,000	0

EQT Corporation – 2015 Proxy Statement    82

ITEM NO. 2 – APPROVAL OF A NON-BINDING RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2014 (SAY-ON-PAY)

(Item No. 2 on the proxy card)

As discussed in the “Compensation Discussion and Analysis” section above, the Company’s executive compensation program is designed to attract and retain the highest quality named executive officers, directly link pay to Company performance and build value for the Company’s shareholders.  The Company’s program provides total compensation opportunities at levels that are competitive in its industries, ties a significant portion of each named executive officer’s compensation to his individual performance and contribution to achieving the Company’s business objectives, and closely aligns the interests of the Company’s named executive officers with the interests of shareholders.  In sum, the Company’s compensation is designed to reward named executive officers when the Company achieves strong results, and the Company believes the 2014 compensation of its named executive officers is consistent with the strong financial and operational results achieved and the strategic actions taken by the Company.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of its named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, the Board invites you to review carefully the “Compensation Discussion and Analysis” section above and the tabular and other disclosures on compensation under the caption “Executive Compensation” above, and cast a vote to approve the compensation programs for the Company’s named executive officers through the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s named executive officers for 2014, as discussed and disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and any related material disclosed in this proxy statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Management Development and Compensation Committee or the Board of Directors.  The Board and the Management Development and Compensation Committee value the opinions of the Company’s shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider the shareholders’ concerns and the Management Development and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Management Development and Compensation Committee has determined that the Company will conduct an advisory vote on the compensation of the Company’s named executive officers every year until the next shareholder advisory vote on the frequency of say-on-pay proposals.  This means that the Company will hold the next say-on-pay vote at the 2016 annual meeting of shareholders.

The Board of Directors recommends a vote FOR approval of the compensation of the Company’s named executive officers for 2014.

EQT Corporation – 2015 Proxy Statement    83

REPORT OF THE AUDIT COMMITTEE

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting and financial reporting processes and to oversee the qualifications, independence and performance of the Company’s independent registered public accounting firm.  The Audit Committee’s charter guides our duties and responsibilities.  The Audit Committee charter, which was amended during 2014, is available on the Company’s website at www.eqt.com.  As set forth in the charter, management is responsible for the internal controls and accounting and financial reporting processes of EQT Corporation.  The independent registered public accounting firm is responsible for expressing opinions on the conformity of EQT Corporation’s audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.  Our responsibilities include monitoring and overseeing these processes.

Our Committee is composed of four non-employee, independent members of the Board of Directors.  No member currently serves on more than two other public company audit committees.  The Board of Directors has determined that each of Kenneth M. Burke, Margaret K. Dorman and Stephen A. Thorington is an audit committee financial expert, as that term is defined by the SEC.  In addition, the Board has determined that Philip G. Behrman, Ph.D., the other member of the Audit Committee, is financially literate. The members of our Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2014 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with the management of EQT Corporation.  We have discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) standards and such other matters as we have deemed to be appropriate.  We also have received the written disclosures and the letter from Ernst & Young LLP required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence, and we have discussed with Ernst & Young LLP that firm’s independence from management and the Company.  We also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services.  In doing so, we considered whether the provision of non-audit services to the Company was compatible with maintaining the independence of Ernst & Young LLP.

Based on the reports and discussions above, we recommended to the Board of Directors that the audited financial statements be included in the EQT Corporation 2014 annual report on Form 10-K.

This report is not soliciting material, is not deemed to be filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

This report has been furnished by the Audit Committee of the Board of Directors.

Stephen A. Thorington, Chair

Philip G. Behrman, Ph.D.

Kenneth M. Burke
Margaret K. Dorman

EQT Corporation – 2015 Proxy Statement    84

ITEM NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item No. 3 on the proxy card)

The Audit Committee has reappointed Ernst & Young LLP as the Company’s independent registered public accounting firm (an independent accounting firm) to examine the consolidated financial statements of the Company and its subsidiaries for the calendar year 2015.  Ernst & Young LLP (including its predecessor) has acted as an independent accounting firm for the Company since 1950.  Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee believes the Company’s shareholders should participate as a matter of good corporate practice.  If the shareholders fail to ratify the selection, it will be considered as a direction to the Board to consider the appointment of another independent accounting firm for the following year.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.

The following chart details the fees billed to the Company by Ernst & Young LLP during 2014 and 2013 (excluding the fees billed to EQM as described below):

	2014 ($)	2013 ($)
Audit Fees (1)	1,657,608	1,600,445
Audit-Related Fees (2)	80,000	566,000
Tax Fees	0	0
All Other Fees	0	0
Total	1,737,608	2,166,445

(1)       Includes fees for the audit of the Company’s annual financial statements and internal control over financial reporting, reviews of financial statements included in the Company’s quarterly reports, and services that are normally provided in connection with statutory and regulatory filings or engagements, including certain attest engagements and consents.

(2)       Includes fees for audits of, and consents related to, employee benefit plans and attest engagements not required by statute or regulation.  For 2013, $495,000 of the audit-related fees were associated with the Company’s sale of Equitable Gas Company, LLC.

The Audit Committee has adopted a Policy Relating to Services of Independent Auditors under which the Company’s independent accounting firm is not allowed to perform any service that may have the effect of jeopardizing the independent accounting firm’s independence.  Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:

•                 Bookkeeping or other services related to the accounting records or financial statements

•                 Financial information systems design and implementation

•                 Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•                 Actuarial services

•                 Internal audit outsourcing services

•                 Management functions

•                 Human resources functions

•                 Broker-dealer, investment adviser or investment banking services

EQT Corporation – 2015 Proxy Statement    85

•                 Legal services

•                 Expert services unrelated to the audit

•                 Prohibited tax services

All audit and permitted non-audit services for the Company and its subsidiaries (other than for EQM and its subsidiaries) must be pre-approved by the Audit Committee.  The Audit Committee has delegated specific pre-approval authority with respect to audit and permitted non-audit services to the Chair of the Audit Committee but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate audit and permitted non-audit services fees are not more than $75,000.  The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings.  In 2014, 100% of the professional fees reported as audit-related fees required to be pre-approved were pre-approved pursuant to the above policy.

The Audit Committee of the Board of Directors of EQT Midstream Services, LLC, the general partner of EQM, approves all audit and permitted non-audit services pertaining to EQM and its subsidiaries, and all fees associated with such services are reported to the Company’s Audit Committee at its next meeting.  Ernst & Young LLP also served as the independent accounting firm for EQM during 2014 and 2013.  The fees billed to EQM during 2014 totaled $1,358,958 ($711,458 for the audit of EQM’s annual financial statements and internal control over financial reporting, reviews of financial statements included in EQM’s quarterly reports, comfort letter procedures and attest engagements required by statute or regulation and $647,500 for audit-related fees associated with EQM acquisitions from the Company).  The fees billed during 2013 totaled $762,306 ($557,306 for the audit of EQM’s annual financial statements, reviews of financial statements included in EQM’s quarterly reports, comfort letter procedures and attest engagements required by statute or regulation and $205,000 for audit-related fees associated with EQM’s acquisition of the Sunrise Pipeline from the Company).

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.

SHAREHOLDER PROPOSAL

The following shareholder proposal will be voted on at the 2015 annual meeting only if properly presented at the meeting.  The Board recommends a vote against the shareholder proposal for the reasons set forth following the proposal.

ITEM NO. 4 – SHAREHOLDER PROPOSAL REGARDING PROXY

ACCESS BYLAW

(Item No. 4 on the proxy card)

The Comptroller of the City of New York, as the custodian and a trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, and the New York City Police Pension Fund, and as the custodian of the New York City Board of Education Retirement System (collectively, the Systems), on behalf of the Systems, c/o the City of New York Office of the Comptroller, Scott M. Stringer, Municipal Building, One Centre Street, Room 629, New York, NY 10007-2341, the Systems being the owners of common stock with a market value of at least $2,000, has given notice that they, or one of them, intend to present for action at the annual meeting the following resolution:

RESOLVED: Shareholders of EQT Corporation (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw.  Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors

EQT Corporation – 2015 Proxy Statement    86

are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below.  The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving.  This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)            have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)           give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about
(i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)            certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”).  The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value.  The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•                 Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”

•                 Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide.  (http://www.cfapubs.org/doi/pdf/l0.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support – votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

Board’s Statement in Opposition

Your Board of Directors has carefully considered this shareholder proposal and recommends that shareholders vote AGAINST this proposal.

Proposal Seeks to Increase Influence of Special Interest Groups.   Your Board represents the interests of all shareholders in its effort to enhance shareholder value.  We are committed to fostering an open dialog

EQT Corporation – 2015 Proxy Statement    87

with all of our shareholders and, toward that end, management conducts an extensive investor relations outreach every year, including a governance and compensation component which resulted in discussions with the holders of approximately 35% of our outstanding shares in 2014.  The input management receives in these discussions is incorporated into our consideration of corporate strategy and the shared interests of all shareholders.   Proxy access was not raised as an area of concern by any of our shareholders in these discussions.

As the proponent itself indicates, it’s so called “Board Accountability Project” has targeted your company for this proxy access proposal solely because we are engaged in the fossil fuel industry.  The proponent does not complain that we have objectionable governance or compensation practices; rather, the proponent targets us because of the assets that we own and the business that we conduct.  Our commitment to all of our stakeholders is strongly felt and acted upon –we implement processes to protect the environment and to ensure the safety of the community, our contractors and our employees.  We have enhanced the disclosure of our activities in areas of concern to stakeholders, in particular through our Corporate Social Responsibility report, which is based on Global Reporting Initiative Standards, and we expect to continue that progress.

Proxy access, as it is defined by the proponent, is not necessary to ensure your Board is focused on the interests of all of our shareholders and other stakeholders; rather, proxy access may well result in narrow special interests, such as those of the proponent, gaining an oversized and potentially hostile voice in our activities.

Proposal Seeks to Decrease Important Role of the Independent Corporate Governance Committee.  Proxy access would undermine the important role of the independent Corporate Governance Committee in identifying director-nominees who represent a combination of skills, professional experience and diversity of background necessary to oversee our business and contribute to the overall effectiveness of your Board for the benefit of all of our shareholders. With the declassification of your Board, the adoption of proxy access could, in fairly short order, result in your Board consisting of directors focused on their narrow interests antithetical to profitable and responsible development of our fossil fuel resources.

The Corporate Governance Committee, which is comprised of independent, non-management directors who owe fiduciary duties to act in the best interests of the corporation, has developed criteria and a process for identifying and recommending director candidates possessing a diverse and complementary blend of experience, skills and perspectives.  As part of this process, described under “Corporate Governance and Board Matters – Director Nominations” above, shareholders may recommend prospective director candidates for the Corporate Governance Committee’s consideration.   Nominees proposed by shareholders for the Committee’s consideration are evaluated and considered in the same manner as are nominees recommended by a Board member, management, search firm or other source.

Contrary to the study cited by the proponent, changing the existing process would introduce an unnecessary and potentially expensive and destabilizing dynamic into the Board election process and Board operations by, among other things, leading to an inexperienced, fragmented and unstable Board that is less efficient and less focused on creating long-term value for our shareholders.

Proposal Thresholds are Not Appropriate for EQT.  The holding requirement identified in the proposal (an individual or group holding 3% or more for three years) is not appropriate for your company.  Our share ownership is fairly concentrated.  As described under “Equity Ownership” above, we currently have three holders of more than 5% of our stock, and we consistently have numerous holders with more than 1% of our stock.  We will continue to monitor the important issue of ensuring that shareholders have sufficient influence in the governance of your company, and will work to ensure that your company continues to have leading governance practices; however, the concentration of ownership of our stock demonstrates that this is not the proxy access proposal to support.

*    *    *    *

EQT Corporation – 2015 Proxy Statement    88

Your Board believes that the independent Corporate Governance Committee is best situated to assess the particular qualifications of potential director nominees and determine whether they will contribute to an effective and well-rounded Board that operates openly and collaboratively and represents the interests of all shareholders, not just those with special interests such as the proponent.  For these reasons, we believe that this proposal is unnecessary, involves the risk of considerable harm to our company, and is not in the best interests of EQT or our shareholders.

Your Board of Directors unanimously recommends that shareholders vote AGAINST this shareholder proposal.  Proxies solicited by the Board will be so voted unless shareholders specify a contrary choice in their voting instructions.

ADDITIONAL INFORMATION

Other Matters

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the 2015 annual meeting.  However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

2014 Annual Report on Form 10-K

The annual report on Form 10-K for the year ended December 31, 2014 is enclosed with this proxy statement.

Websites

Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

EQT Corporation – 2015 Proxy Statement    89

APPENDIX A

DIRECTOR COMPENSATION PEER COMPANIES

(GENERAL INDUSTRY)

Actuant Corp	Collective Brands Inc	HSN Inc	Mueller Industries	Teledyne Technologies Inc
Acuity Brands Inc	Convergys Corp	Hubbell Inc	National Instruments Corp	Teleflex Inc
Acxiom Corp	Cooper Companies Inc	IDEX Corp	Nu Skin Enterprises	Tellabs Inc
Aeropostale Inc	Corelogic Inc	IHS Inc	Nuance Communications Inc	Teradata Corp
Akamai Technologies Inc	Corinthian Colleges Inc	Ingles Markets Inc	NVR Inc	Teradyne Inc
Albemarle Corp	Covance Inc	Intl Flavors & Fragrances	Olin Corp	Tetra Tech Inc
Alere Inc	Covanta Holding Corp	Intl Game Technology	Olympic Steel Inc	Thomas & Betts Corp
Alliance Data Systems Corp	Cracker Barrel Old Ctry Stor	Intuitive Surgical Inc	Om Group Inc	Thor Industries Inc
Amedisys Inc	Crown Castle International Corp	Invacare Corp	Orbital Sciences Corp	Tiffany & Co
Amern Eagle Outfitters Inc	Cubic Corp	ITT Corp	P F Changs China Bistro Inc	Titan International Inc
Ametek Inc	Curtiss-Wright Corp	Jack In The Box Inc	Pacer International Inc	Titanium Metals Corp
Analog Devices	Cytec Industries Inc	JDS Uniphase Corp	Packaging Corp Of America	Toro Co
Ann Inc	Deluxe Corp	Kaiser Aluminum Corp	Pall Corp	Total System Services Inc
AOL Inc	Devry Education Group Inc	Kaman Corp	Panera Bread Co	Towers Watson & Co
Applied Industrial Tech Inc	Diebold Inc	Kansas City Southern	Papa Johns International Inc	Transdigm Group Inc
Aptargroup Inc	Dollar Thrifty Automotive Group Inc	Kennametal Inc	Patterson Companies Inc	Treehouse Foods Inc
Arris Group Inc	Domino’s Pizza Inc	Keurig Green Mountain Inc	Paychex Inc	Trimas Corp
Bard (C.R.) Inc	Donaldson Co Inc	Kla-Tencor Corp	Perkinelmer Inc	Trimble Navigation Ltd
Barnes Group Inc	DSW Inc	Lam Research Corp	Perrigo Co	Trinity Industries
Beacon Roofing Supply Inc	Dun & Bradstreet Corp	Lancaster Colony Corp	Pinnacle Entertainment Inc	Tupperware Brands Corp
Beam Inc	Dycom Industries Inc	Landstar System Inc	Plexus Corp	TW Telecom Inc
Belden Inc	Education Management Corp	Leap Wireless Intl Inc	Polaris Industries Inc	Unisys Corp
Bio-Rad Laboratories Inc	Edwards Lifesciences Corp	Leggett & Platt Inc	Polycom Inc	Universal Forest Prods Inc
Boyd Gaming Corp	Elizabeth Arden Inc	Lennox International Inc	Polyone Corp	USG Corp
Brady Corp	Enersys Inc	Life Technologies Corp	Quiksilver Inc	Valassis Communications Inc
Briggs & Stratton	Equifax Inc	Lifepoint Hospitals Inc	Red Hat Inc	Valmont Industries Inc
Brinker Intl Inc	Equinix Inc	Lincare Holdings Inc	Regal-Beloit Corp	Varian Medical Systems Inc
Brinks Co	Esterline Technologies Corp	Lincoln Electric Hldgs Inc	Regis Corp	Verisk Analytics Inc
Broadridge Financial Solutns	Express Inc	Linear Technology Corp	Republic Airways Hldgs Inc	Vulcan Materials Co
Brocade Communications Sys	Fastenal Co	Manitowoc Co	Revlon Inc	Walter Energy Inc
Buckle Inc	Ferro Corp	Mantech Intl Corp	Rockwood Holdings Inc	Warnaco Group Inc
Cabelas Inc	Finish Line Inc	Marriott Vacations Worldwide	Roper Industries Inc	Waters Corp
Cabot Corp	Flir Systems Inc	Martin Marietta Materials	Ruby Tuesday Inc	Watsco Inc
CACI Intl Inc	FMC Corp	Mastec Inc	Sally Beauty Holdings Inc	Watts Water Technologies Inc
Cadence Design Systems Inc	Fortune Brands Home & Secur	Materion Corp	Sanderson Farms Inc	Weight Watchers Intl Inc
Carefusion Corp	FTI Consulting Inc	Maxim Integrated Products	Sapient Corp	Wendy’s Co
Carlisle Cos Inc	Fuller (H. B.) Co	Mcdermott Intl Inc	Sauer-Danfoss Inc	Werner Enterprises Inc
Carpenter Technology Corp	G-III Apparel Group Ltd	Mead Johnson Nutrition Co	Scansource Inc	West Pharmaceutical Svsc Inc
Carter’s Inc	Gardner Denver Inc	Mednax Inc	Schnitzer Steel Inds	Woodward Inc
Castle (A M) & Co	Gartner Inc	Mentor Graphics Corp	Schulman (A.) Inc	Worthington Industries
Central Garden & Pet Co	Gatx Corp	Meredith Corp	Scotts Miracle-Gro Co
Century Aluminum Co	Global Payments Inc	Meritage Homes Corp	Sensient Technologies Corp
Cheesecake Factory Inc	Grace (W R) & Co	Mettler-Toledo Intl Inc	Sigma-Aldrich Corp
Chemtura Corp	Griffon Corp	Micros Systems Inc	Silgan Holdings Inc
Chicos Fas Inc	Guess Inc	Miller (Herman) Inc	Smith (A O) Corp
Childrens Place Inc	Hain Celestial Group Inc	Minerals Technologies Inc	Snap-On Inc
Church & Dwight Inc	Harsco Corp	Modine Manufacturing Co	Snyders-Lance Inc
Ciena Corp	Heartland Payment Systems	Molex Inc	Solutia Inc
Cincinnati Bell Inc	Hexcel Corp	Molson Coors Brewing Co	Spectrum Brands Holdings Inc
Citrix Systems Inc	HNI Corp	MSA Safety Inc	Stepan Co
Clear Channel Outdoor Hldgs	Hologic Inc	MSC Industrial Direct	Steris Corp

Source:  Pay Governance LLC

A-1

APPENDIX B

NON-GAAP FINANCIAL INFORMATION

The Executive STIP for the 2013 and 2014 plan years utilized, and the Executive STIP for the 2015 plan year utilizes, adjusted EBITDA compared to the Company’s business plan as a performance measure.  For purposes of the Executive STIP for the 2013 and 2014 plan years, adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, calculated using a fixed natural gas price, normalized for weather and excluding the effects of acquisitions and dispositions of greater than $100 million.  Adjusted EBITDA is a non-GAAP supplemental financial measure that the Company’s management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:  (i) the Company’s performance versus prior periods; (ii) the Company’s operating performance as compared to other companies in its industry; (iii) the ability of the Company’s assets to generate sufficient cash flow to make distributions to its investors; (iv) the Company’s ability to incur and service debt and fund capital expenditures; and (v) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Adjusted EBITDA should not be considered as an alternative to net income, operating income or any other measure of financial performance or liquidity presented in accordance with GAAP.  Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income.  Additionally, because adjusted EBITDA may be defined differently by other companies in its industry, the Company’s definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Adjusted EBITDA was selected as a performance measure under the Executive STIP for the 2013, 2014 and 2015 plan years because adjusted EBITDA growth drives behavior consistent with the shareholders’ interests, and the Company’s business plan embodies the goals and priorities of the Company.  The table below reconciles the Company’s adjusted EBITDA as shown in this proxy statement with the Company’s net income, the most comparable financial measure calculated in accordance with GAAP, for the applicable year as set forth in the Company’s 2014 annual report on Form 10-K.

	2014	2013
(in millions)
Net income (*)	$510	$438
(Deduct)/add back:
Income taxes (*)	214	334
Interest expense	137	143
Depreciation, depletion and amortization (*)	679	677
EBITDA	1,540	1,592
Price adjustment	180	(33)
Weather	0	(3)
Acquisitions/divestitures	(27)	(163)
Adjusted EBITDA	$1,693	$1,393

(*)                         Excludes amounts related to discontinued operations for 2014 and includes amounts related to discontinued operations for 2013.

B-1

APPENDIX C

NAMED EXECUTIVE OFFICER COMPENSATION 2014 PEER
COMPANIES (INDUSTRY) (THE 2014 EPIP PEER GROUP) –

FINANCIAL METRICS

Company	2012 Net Income ($MM)	5/22/13 Market Cap ($MM)	2012 Revenue ($MM)
Cabot Oil & Gas Corporation	132	14,873	1,205
Chesapeake Energy Corporation	(769)	14,116	12,316
Cimarex Energy Co.	354	5,944	1,624
Concho Resources Inc.	432	8,583	1,820
CONSOL Energy Inc.	388	8,061	5,021
Continental Resources, Inc.	739	15,387	2,419
Energen Corporation	254	3,962	1,617
EOG Resources, Inc.	570	35,623	11,808
EXCO Resources, Inc.	(1,393)	1,845	547
MarkWest Energy Partners, L.P.	220	10,347	1,395
National Fuel Gas Company	220	5,251	1,627
Newfield Exploration Company	(1,184)	3,337	2,702
Noble Energy, Inc.	1,027	21,352	4,223
ONEOK, Inc.	361	9,932	12,633
Pioneer Natural Resources Company	192	19,603	3,207
QEP Resources, Inc.	128	5,115	2,350
Questar Corporation	212	4,408	1,099
Quicksilver Resources Inc.	(2,485)	395	671
Range Resources Corporation	13	12,599	1,406
SM Energy Company	(54)	4,177	1,576
Southwestern Energy Company	(707)	13,642	2,715
Spectra Energy Corp	940	21,160	5,075
Ultra Petroleum Corp.	(2,177)	3,502	1,114
Whiting Petroleum Corporation	414	5,443	2,113
Williams Companies, Inc., The	859	25,273	7,486

50% Percentile	220	8,583	2,113

EQT Corporation	183	12,020	1,642
EQT Percent Rank	41%	61%	42%

Source:  Pay Governance LLC

C-1

APPENDIX D

NAMED EXECUTIVE OFFICER COMPENSATION 2014 PEER COMPANIES

(GENERAL INDUSTRY)

Barnes Group	H.B. Fuller	Polaris Industries
Beam	Harsco	Polymer Group
Black Box	Herman Miller	PolyOne
Boise	Hexcel	Purdue Pharma
Boise Cascade	HNI	Rayonier
Brady	HNTB	Regal Beloit
Carmeuse North America Group*	Houghton Mifflin Harcourt Publishing	Regeneron Pharmaceuticals
Carpenter Technology	Husky Injection Molding Systems*	Revlon
Catalent Pharma Solutions	IDEXX Laboratories	Rowan Companies
Chemtura	Intercontinental Hotels Group*	Sage Software*
Cloud Peak Energy	International Flavors & Fragrances	SAS Institute
Coinstar	International Game Technology	Schwan’s
Columbia Sportswear	Invensys Controls	Scotts Miracle-Gro
Convergys	Irvine Company	ServiceMaster Company
Cooper Standard Automotive	ITT Corporation	ShawCor
Cott Corporation	Kennametal	Sigma-Aldrich
Covance	Kimco Realty	Snap-On
Curtiss-Wright	Leprino Foods	Steelcase
Cytec	Lifetouch	Suburban Propane
Day & Zimmermann	Lincoln Electric	TeleTech Holdings
Deluxe	Magellan Midstream Partners	Teradata
Dentsply	Makino*	Tetra Tech
Donaldson	Martin Marietta Materials	Toro
E.W. Scripps	Mary Kay	Total System Services
Engility Corporation	Matthews International	Tronox
EnPro Industries	Menasha Corporation	Tupperware Brands
Equifax	Milacron	Underwriters Laboratories
Equity Office Properties	Mine Safety Appliances	Ventura Foods
ESRI	NBTY	Vertex Pharmaceuticals
Esterline Technologies	NewPage	Viad
Exterran	Nypro	Vulcan Materials
G&K Services	OMNOVA Solutions	W.R. Grace
GAF Materials	Pall	Wendy’s Group
Gartner	Parsons	West Pharmaceutical Services
GenCorp	PHH	Worthington Industries
General Atomics	Plexus	Xilinx
Graco	Plum Creek Timber

*Subsidiary

Source:  Towers Watson 2013 CDB General Industry Executive Compensation Survey Report – U.S. (Companies with global revenues from $1 billion to $3 billion)

D-1

APPENDIX E

NAMED EXECUTIVE OFFICER COMPENSATION 2015 PEER
COMPANIES (INDUSTRY) (THE 2015 EPIP PEER GROUP) –

FINANCIAL METRICS

Company	2013 Net Income ($MM)	12/31/13 Market Cap ($MM)	2013 Revenue ($MM)
Cabot Oil & Gas Corporation	280	16,355	1,746
Chesapeake Energy Corporation	742	18,051	17,278
Cimarex Energy Co.	565	9,110	1,998
Concho Resources Inc.	251	11,347	2,320
CONSOL Energy Inc.	660	8,709	3,121
Continental Resources, Inc.	764	20,901	3,455
Energen Corporation	205	5,142	1,739
EOG Resources, Inc.	2,197	45,816	14,572
EXCO Resources, Inc.	22	1,449	634
MarkWest Energy Partners, L.P.	38	11,322	1,687
National Fuel Gas Company	260	5,976	1,830
Newfield Exploration Company	147	3,353	1,789
Noble Energy, Inc.	978	24,470	4,809
ONEOK, Inc.	267	12,827	14,603
Pioneer Natural Resources Company	(838)	25,525	3,490
QEP Resources, Inc.	159	5,495	2,936
Questar Corporation	161	4,025	1,220
Quicksilver Resources Inc.	162	544	562
Range Resources Corporation	116	13,778	1,770
SM Energy Company	171	5,567	2,265
Southwestern Energy Company	704	13,834	3,371
Spectra Energy Corp	1,038	23,867	5,518
Ultra Petroleum Corp.	238	3,312	913
Whiting Petroleum Corporation	366	7,341	2,665
Williams Companies, Inc., The	430	26,360	6,860

50% Percentile	263	11,334	2,293

EQT Corporation	391	13,531	1,862
EQT Percent Rank	64%	60%	40%

Source:  Pay Governance LLC

E-1

APPENDIX F

NAMED EXECUTIVE OFFICER COMPENSATION 2015 PEER COMPANIES

(GENERAL INDUSTRY)

A.O. Smith	G&K Services	Pall
Accellent	GAF Materials	Parsons
Aimia*	GENCO	PHH
Allegion	General Atomics	Plexus
American Greetings	Glatfelter	Polymer Group
Americas Styrenics	Graco	Purdue Pharma
AMSTED Industries	H.B. Fuller	Rackspace
Ansell	Harsco	Rayonier
Arby’s Restaurant Group	Hercules Offshore	Recreational Equipment
Armstrong World Industries	Herman Miller	Regal-Beloit
Arup USA*	Hexcel	Revlon
BBA Aviation*	HNI	Rowan Companies
Beam Suntory	HomeServe USA*	Sage Software*
Bob Evans Farms	Hubbell	Sanderson Farms
Boise Cascade	Husky Injection Molding Systems*	SAS Institute
Brembo*	IDEXX Laboratories	Schwan Food Company
Broadridge Financial Solutions	Intercontinental Hotels Group*	Scripps Networks Interactive
Carmeuse North America Group*	International Flavors & Fragrances	Sensata Technologies
CDI	International Game Technology	ServiceMaster Company
Chemtura	Irvine Company	ShawCor
Chico’s FAS	ITT Corporation	Sigma-Aldrich
Citrix Systems	Jack in the Box	Snap-On
Clearwater Paper Corporation	K. Hovnanian Companies	Spirit Airlines
Columbia Sportswear	KB Home	Steelcase
Cooper Standard Automotive	Kennametal	SunCoke Energy
Covance	Knowles	TeleTech Holdings
Cracker Barrel Old Country Stores	KodakAlaris	Terad
Crown Castle	Leprino Foods	Toro
Cubic	Lifetouch	Tribune
Curtiss-Wright	LinkedIn	Tronox
Cytec Industries	Magellan Midstream Partners	Tupperware Brands
Deluxe	Makino*	UBM*
Dentsply	Markit*	Under Armour
Donaldson	Meredith	Underwriters Laboratories
DST Systems	MFA Oil Company	United Launch Alliance
DSW	Milacron	Vertex Pharmaceuticals
Eastman Kodak	NBTY	VistaPrint
Edwards Lifesciences	NewPage	Vulcan Materials
Equifax	Nortek	Wendy’s Group
Esterline Technologies	OM Group	West Pharmaceutical Services
Follett Corporation	Outerwall	Worthington Industries
Exterran	P.F. Chang’s China Bistro	XO Communications

*Subsidiary

Source:  Towers Watson 2014 CDB General Industry Executive Compensation Survey Report – U.S. (Companies with global revenues from $1 billion to $3 billion)

F-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01ZFWB 1 U P X + Annual Meeting Proxy Card . + IMPORTANT ANNUAL MEETING INFORMATION This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made, the proxies will vote in accordance with the Directors’ recommendations on all matters listed on this Proxy Card, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournments thereof. Please sign and date on the reverse side and return the Proxy Card promptly using the enclosed envelope. If you plan to attend the annual meeting on April 15, 2015, you must obtain an admission ticket by checking the box to the side and returning this Proxy Card or by writing to the Corporate Secretary of EQT Corporation at the following address: EQT Plaza, 625 Liberty Avenue, Suite 1700, Pittsburgh, PA 15222. Please see the proxy statement for annual meeting attendance requirements. A Proposals — The Board of Directors recommends a vote FOR all nominees listed, FOR proposals 2 and 3, and AGAINST proposal 4. For Against Abstain 2. Approval of a Non-Binding Resolution Regarding the Compensation of the Company’s Named Executive Officers for 2014 (Say-on-Pay) 3. Ratification of Appointment of Independent Registered Public Accounting Firm 4. Shareholder Proposal Regarding Proxy Access Bylaw 1. ELECTION OF DIRECTORS Nominees: Term Expiring in 2016 1.1 - Philip G. Behrman, Ph.D. 1.2 - A. Bray Cary, Jr. 1.3 - Margaret K. Dorman 1.4 - David L. Porges 1.5 - James E. Rohr 1.6 - David S. Shapira 1.7 - Lee T. Todd, Jr., Ph.D. For Against Abstain IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your Proxy Card, you may choose one of the voting methods outlined below to vote your Proxy Card. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 14, 2015. Vote by Internet • Go to www.investorvote.com/EQT or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Proxy — EQT CORPORATION B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. EQT CORPORATION ANNUAL MEETING OF SHAREHOLDERS WEDNESDAY, APRIL 15, 2015 8:00 A.M. EQT PLAZA 625 Liberty Avenue Pittsburgh, PA YOUR VOTE IS IMPORTANT! You may vote by Internet, telephone or mail. See the instructions on the other side of this Proxy Card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders. The 2014 Form 10-K, 2015 Proxy Statement and form of Proxy Card are available at: www.edocumentview.com/EQT 625 LIBERTY AVENUE, SUITE 1700, PITTSBURGH, PA 15222 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY Kimberly L. Sachse and Nicole H. King Yohe, each with full power to act alone and with full power of substitution, are each hereby appointed as a proxy of the undersigned to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of EQT Corporation (the Company) to be held on Wednesday, April 15, 2015, at 8:00 a.m. Eastern Time, at EQT Plaza, 625 Liberty Avenue, Pittsburgh, Pennsylvania, and at any adjournment of such meeting. This Proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. A vote FOR the election of nominees listed on the reverse side includes discretionary authority to vote for a substitute nominee if any nominee becomes unavailable for election for any reason. This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made, the proxies will vote in accordance with the Directors’ recommendations on all matters listed on this proxy, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournments thereof. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer. THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q